Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) on form s-3 (registration no. 333-131374) with the sec for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the sec for more complete information about the issuer and this offering. you may obtain the documents we have filed with the sec for free by visiting edgar on the sec web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website:
"www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                                  $492,540,000
                                  (approximate)

               Bear Stearns Asset Backed Securities Trust 2007-SD3
                                 Issuing Entity

                   Asset-Backed Certificates, Series 2007-SD3

                            EMC Mortgage Corporation
                                     Sponsor

                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor
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


 ----------------------  The issuing entity is offering the following classes of certificates pursuant to
| Consider carefully   | this free writing prospectus and the accompanying prospectus:
| the risk factors     |
| beginning on page    |
| s-16 in this free    |                 ORIGINAL                                              ORIGINAL
| writing prospectus   |                CERTIFICATE                                           CERTIFICATE
| and on page 6 in     |            PRINCIPAL BALANCE(1)  PASS-THROUGH RATE      CLASS    PRINCIPAL BALANCE(1)    PASS-THROUGH RATE
| the prospectus.      |            --------------------  -----------------      -----    --------------------    -----------------
|                      | Class A       $417,699,000       Adjustable(2) (3)     Class M-5     $4,551,000         Adjustable(2) (3)
| The certificates     |
| represent            | Class M-1      $26,295,000       Adjustable(2) (3)     Class M-6     $5,563,000         Adjustable(2) (3)
| obligations of the   |
| trust only and do    | Class M-2      $10,872,000       Adjustable(2) (3)     Class M-7     $4,046,000         Adjustable(2) (3)
| not represent an     |
| interest in or       | Class M-3       $6,321,000       Adjustable(2) (3)     Class M-8     $5,057,000         Adjustable(2) (3)
| obligation of Bear   |
| Stearns Asset        | Class M-4       $6,068,000       Adjustable(2) (3)     Class M-9     $6,068,000         Adjustable(2) (3)
| Backed Securities I  | --------------------
| LLC, EMC             | (1)  Approximate. The initial certificate principal balance of each class is
| Mortgage             |      subject to a variance of plus or minus 10%.
| Corporation, Wells   | (2)  The pass-through rates on these classes of certificates are adjustable
| Fargo Bank, N.A.,    |      rates based on One-Month LIBOR subject to a maximum rate, in each case as
| Citibank, N.A. or    |      described under "Summary--Description of the Certificates--Pass-Through
| any of their         |      Rates" in this free writing prospectus.
| affiliates.          | (3)  Subject to a step-up if the optional termination right is not exercised.
 ----------------------

The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively amortizing and secured by first liens on one- to four-family residential properties.

Credit enhancement will be provided by:

     o    excess spread and overcollateralization
     o    subordination
     o    an interest rate swap agreement.
     o with respect to the Class A Certificates only, an irrevocable financial guaranty insurance policy issued by Financial Guaranty Insurance Company, which will cover, under certain circumstances, certain interest shortfalls allocated to the Class A Certificates and certain payments of principal on the Class A Certificates.

                       [GRAPHIC OMITTED]

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in May 2007.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear on or about May 18, 2007.

                            BEAR, STEARNS & CO. INC.
             The date of the free writing prospectus is May 17, 2007

              For use with the base prospectus dated March 14, 2007


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
                                              TABLE OF CONTENTS

                  FREE WRITING PROSPECTUS                                       PROSPECTUS
                  -----------------------                                       ----------
SUMMARY..........................................S-5       Risk Factors........................................6
RISK FACTORS....................................S-16       Description of the Securities......................15
THE MORTGAGE POOL...............................S-37       The Trust Funds....................................26
STATIC POOL INFORMATION.........................S-63       Credit Enhancement.................................48
THE ISSUING ENTITY..............................S-63       Static Pool Information............................54
THE DEPOSITOR...................................S-63       Servicing of Loans.................................54
THE SPONSOR.....................................S-64       The Agreements.....................................62
SERVICING OF THE MORTGAGE LOANS.................S-66       Material Legal Aspects of the Loans................76
DESCRIPTION OF THE CERTIFICATES.................S-82       The Sponsor........................................90
THE POLICY.....................................S-125       The Depositor......................................91
THE INSURER....................................S-128       Use of Proceeds....................................91
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..S-131       Material Federal Income Tax Considerations.........92
USE OF PROCEEDS................................S-157       Reportable Transactions...........................125
FEDERAL INCOME TAX CONSEQUENCES................S-157       State and Local Tax Considerations................125
STATE TAXES....................................S-159       ERISA Considerations..............................125
ERISA CONSIDERATIONS...........................S-159       Method of Distribution............................139
LEGAL MATTERS..................................S-161       Legal Matters.....................................141
LEGAL PROCEEDINGS..............................S-161       Financial Information.............................141
AFFILIATIONS, RELATIONSHIPS AND RELATED                    Available Information.............................141
TRANSACTIONS...................................S-162       Incorporation of Certain Information
RATINGS........................................S-162          by Reference...................................142
LEGAL INVESTMENT...............................S-163       Ratings...........................................142
AVAILABLE INFORMATION..........................S-164       Legal Investment Considerations...................143
REPORTS TO CERTIFICATEHOLDERS..................S-165       Plan of Distribution..............................145
INCORPORATION OF INFORMATION BY REFERENCE......S-165       Glossary of Terms.................................145
INDEX OF DEFINED TERMS.........................S-166

SCHEDULE A -  Mortgage Loan
              Statistical Data.................A-1
SCHEDULE B -  Financial Statements of the
              Insurer..........................B-1
ANNEX I -     Global Clearance, Settlement
              and Tax Documentation
              Procedures.......................I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

         Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-90 of this free writing prospectus, "Index of Defined Terms" beginning on page S-166 of this free writing prospectus or "Glossary of Terms" beginning on page 145 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

         Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                                      Stearns Companies Inc. and an affiliate of Bear, Stearns &
                                                                      Co. Inc.
Asset-Backed Certificates, Series 2007-SD3, represent
beneficial ownership interests in a trust fund that                   SPONSOR
consists primarily of a pool of fixed rate, hybrid and
adjustable rate mortgage loans, substantially all of which            EMC Mortgage Corporation, in its capacity as a mortgage
are fully or negatively amortizing and secured by first               loan seller, a Delaware corporation and an affiliate of
liens on one- to four-family residential properties and               the depositor and Bear, Stearns & Co. Inc., which will
certain other property and assets described in this free              sell the mortgage loans to the depositor.
writing prospectus.
                                                                      MASTER SERVICER
ORIGINATORS
                                                                      Wells Fargo Bank, N.A., a national banking association.
The principal originators of the mortgage loans are Wells
Fargo Bank, N.A., Capital One, N.A. and SunTrust Mortgage,            SERVICERS
Inc., with respect to approximately 31.41%, 15.83% and
14.95% of the mortgage loans, respectively, in each case              The primary servicers of the mortgage loans are EMC
by stated principal balance as of the cut-off date (the               Mortgage Corporation and Wells Fargo Bank, N.A., which
"cut-off date principal balance"). No other entity                    will service approximately 61.02% and 31.25% of the
originated or acquired over 10% of the cut-off date                   mortgage loans, respectively, in each case by the cut-off
principal balance of the mortgage loans.                              date principal balance of the mortgage loans. No other
                                                                      entity is a servicer of at least 10% of the cut-off date
We refer you to "The Mortgage Pool" in this Free writing              principal balance of the mortgage loans.
prospectus for a description of the applicable
underwriting criteria.                                                We refer you to "Servicing of the Mortgage Loans" in this
                                                                      free writing prospectus for a description of the servicing
DEPOSITOR                                                             of the mortgage loans.

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear

                           S-5

TRUSTEE                                                               $505,688,747. The mortgage loans are fixed, hybrid and
                                                                      adjustable rate mortgage loans, substantially all of which
Citibank, N.A., a national banking association.                       are fully or negatively amortizing and secured by first
                                                                      liens on primarily one- to four-family residential
SECURITIES ADMINISTRATOR                                              properties.

Wells Fargo Bank, N.A., a national banking association.               The characteristics of the mortgage loans as described in
                                                                      this free writing prospectus and in Schedule A may differ
PAYING AGENT AND CERTIFICATE REGISTRAR                                from the final pool as of the closing date due, among
                                                                      other things, to the possibility that certain mortgage
Wells Fargo Bank, N.A., a national banking association.               loans may become delinquent or default or may be removed
                                                                      or substituted and that similar or different mortgage
SWAP PROVIDER                                                         loans may be added to the pool prior to the closing date.

Bear Stearns Financial Products Inc., a subsidiary                    All percentages, amounts and time periods with respect to
of The Bear Stearns Companies Inc. and an                             the characteristics of the mortgage loans shown in this
affiliate of Bear, Stearns & Co. Inc. and EMC                         free writing prospectus and in Schedule A to this free
Mortgage Corporation.                                                 writing prospectus are subject to a variance of plus or
                                                                      minus 10%.
ISSUING ENTITY
                                                                      Approximately 43.83% of the mortgage loans, by cut-off
Bear Stearns Asset Backed Securities Trust 2007-SD3, a New            date principal balance, are hybrid mortgage loans in their
York common law trust.                                                fixed rate period. "Hybrid mortgage loans" are fixed rate
                                                                      mortgage loans that convert to adjustable rate mortgage
INSURER                                                               loans after an initial stated period of time ranging from
                                                                      1 year to 10 years.
Financial Guaranty Insurance Company, a New York
stock insurance corporation.                                          For many of the hybrid mortgage loans, a period of time
                                                                      has elapsed since the date of their origination. As a
POOLING AND SERVICING AGREEMENT                                       result, some hybrid mortgage loans may no longer be in
                                                                      their fixed rate period, or may convert to an adjustable
The pooling and servicing agreement dated as of April 1,              rate within a shorter period of time than their initial
2007, among the sponsor, the master servicer, the                     stated fixed rate period. The weighted average number of
depositor, the securities administrator and the trustee,              months until the next (or in the case of hybrid loans in
under which the trust will be formed and will issue the               their fixed rate period, initial) interest rate adjustment
certificates.                                                         date for each mortgage loan is indicated in the table
                                                                      below.
CUT-OFF DATE
                                                                      The interest rate borne by the adjustable rate mortgage
The close of business on April 1, 2007.                               loans, including the hybrid loans in their adjustable rate period, will adjust in each case based on a related index
CLOSING DATE                                                          plus a fixed percentage set forth in or computed in
                                                                      accordance with the related note subject to rounding and
On or about May 18, 2007.                                             to certain other limitations, including an initial cap, a
                                                                      subsequent periodic
THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately

                           S-6

cap on each adjustment date and a maximum lifetime                    Number of mortgage loans                            2,307
mortgage rate, all as more fully described under "The                 Aggregate principal balance                  $505,688,747
Mortgage Pool" in this free writing prospectus. As to each            Average principal balance                        $219,198
such adjustable rate mortgage loan, the related servicer              Range of principal balances                       $896 to
will be responsible for calculating and implementing                                                                 $1,625,000
interest rate adjustments.                                            Range of mortgage rates                 2.500% to 13.625%
                                                                      Weighted average mortgage rate                     6.889%
Approximately 14.58% of the mortgage loans, by cut-off                Weighted average original
date principal balance, have a negative amortization                       loan-to-value ratio                           76.25%
feature, under which accrued interest on such mortgage                Range of scheduled remaining                  5 months to
loan will be deferred and added to the principal balance                   terms to maturity                         477 months
of that mortgage loan to the extent that the minimum                  Weighted average scheduled
monthly payment on such mortgage loan on its interest                      remaining term to
payment date is less than the amount of accrued interest                   maturity                                  332 months
due on that mortgage loan on that payment date. We refer
you to "Risk Factors--Negative Amortization Provisions"               Original term:
and "The Mortgage Pool--Negative Amortization" in this                     0-180 months                                   4.46%
free writing prospectus.                                                   181-360 months                                93.32%
                                                                           361+ months                                    2.22%
Approximately 37.68% of the mortgage loans, by cut-off
date principal balance, are within an initial interest                Interest rate type:
only period.                                                               Fixed rate fully
                                                                           amortizing                                    31.23%
The stated principal balance of each mortgage loan                         Fixed rate interest only                       6.98%
generally has been calculated on the assumption that the                   Fixed rate balloon loans                       0.14%
principal portion of all monthly payments due with respect                 Adjustable rate fully
to each mortgage loan on or before the cut-off date has                      amortizing                                   0.47%
been received.                                                             Adjustable rate
                                                                           negatively amortizing
Set forth below is certain information regarding the                       loans                                         14.58%
mortgage loans and the related mortgaged properties as of                  Hybrid fully amortizing                       20.68%
the cut-off date. The information provided is approximate.                 Hybrid interest only                          25.85%
All weighted average information provided below reflects                   Hybrid balloon loans                           0.08%
weighting of the mortgage loans by their stated principal
balances as of the cut-off date.                                      Indices:
                                                                           6-month LIBOR                                 17.85%
Schedule A, which is attached and is a part of this free                   1-year LIBOR                                  20.37%
writing prospectus, presents more detailed statistical                     1-month LIBOR                                  0.02%
information relating to the mortgage loans. You should                     1-year CMT                                    13.52%
also refer to "The Mortgage Pool" in this free writing                     COFI                                           0.35%
prospectus.                                                                MTA                                            9.55%

The following table summarizes the approximate                        Types of mortgage properties:
characteristics of the mortgage loans as of the cut-off                    Single family dwellings                       71.82%
date:                                                                      Condominium                                   10.77%
                                                                           Planned Unit Development                      11.14%
                                                                           2-4 family dwellings                           5.26%
                                                                           Townhouse                                      0.80%
                                                                           Manufactured Home                              0.20%

                                                                      Owner Occupied                                     77.62%
                                                                      Investor Property                                  13.37%
                                                                      Second Home                                         9.01%

                                                                      First liens                                       100.00%

                                                                      State concentrations (over
                                                                           5%):
                                                                           California                                    22.95%
                                                                           Florida                                       12.41%
                                                                           Louisiana                                      8.30%
                                                                           Texas                                          6.59%

                                                                      Delinquencies:
                                                                           31- 60 days                                    8.14%

                           S-7

Adjustable rate loans:
Weighted average:
     Gross Margin                                  2.651%             certificates as Class A Certificates or senior
     Periodic Cap                                  5.183%             certificates. Classes with the letter "M" in their class
     Maximum Mortgage                                                 name represent subordinate interests in the mortgage pool
       Rate                                       12.687%             and we sometimes refer to these certificates as Class M
     Months to Next                                                   Certificates or subordinate certificates.
       Adjustment                               39 months
                                                                      The Class A Certificates are insured by a financial
REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN                           guaranty insurance policy.

The trustee (or the custodian on its behalf) will                     We sometimes refer to the senior certificates and the
acknowledge the sale, transfer and assignment to it by the            subordinate certificates as the offered certificates.
depositor and receipt of, subject to further review and
the exceptions, the mortgage loans. If the trustee (or the            The trust will also issue the Class P Certificates, which
custodian on its behalf) finds that any mortgage loan is              we are not offering by this free writing prospectus, and
defective on its face due to a breach of the                          which will represent the right of the holder to certain
representations and warranties with respect to that loan              prepayment charges on the mortgage loans serviced by EMC
made in the transaction agreements, the trustee (or the               Mortgage Corporation, to the extent such prepayment
custodian on its behalf) will promptly notify the sponsor             charges are not retained by EMC Mortgage Corporation as
and the insurer of such defect. The sponsor must then                 servicer in accordance with the terms of the servicing
correct or cure any such defect within 90 days from the               agreement.
date of notice from the trustee (or the custodian on its
behalf) of the defect and if the sponsor fails to correct             The Class R Certificates, which we are not offering by
or cure such defect within such period and such defect                this free writing prospectus, represent the residual
materially and adversely affects the interests of the                 interests in one or more real estate mortgage investment
certificateholders (without regard to the financial                   conduits established by the trust.
guaranty insurance policy) or the insurer in the related
mortgage loan, the sponsor will, in accordance with the               The trust will also issue the Class B-IO Certificates,
terms of the pooling and servicing agreement, within 90               which we are not offering by this free writing prospectus.
days of the date of notice, transfer to the trust a                   We have included information with respect to the Class
substitute mortgage loan (if within two years of the                  B-IO Certificates, the Class P Certificates and the Class
closing date) or repurchase the mortgage loan from the                R Certificates in this free writing prospectus solely to
trust; provided that, if such defect would cause the                  provide you a better understanding of the offered
mortgage loan to be other than a "qualified mortgage" as              certificates.
defined in Section 860G(a)(3) of the Internal Revenue
Code, any such cure or substitution must occur within 90              The final scheduled distribution date for the offered
days from the date such breach was discovered.                        certificates is the distribution date occurring in May
                                                                      2037.
DESCRIPTION OF THE CERTIFICATES
                                                                      RECORD DATE
GENERAL
                                                                      The business day preceding the applicable distribution
The trust will issue senior and subordinate certificates.             date so long as the certificates remain in book-entry
Classes with the letter "A" in their class name represent             form; and otherwise the last business day of the month
senior interests in the mortgage pool and we sometimes                preceding the month in which such distribution date
refer to these                                                        occurs.

                           S-8

DENOMINATIONS

For each class of offered certificates, $25,000 and                        o    for the Class M-3 Certificates, initially
multiples of $1,000 in excess thereof (except that one                          [_____]% and after the optional termination
certificate may be issued in an amount equal to the                             date, [-----]%,
remainder of that class).
                                                                           o    for the Class M-4 Certificates, initially
REGISTRATION OF CERTIFICATES                                                    [_____]% and after the optional termination
                                                                                date, [-----]%,
The trust will issue the offered certificates initially in
book-entry form. Persons acquiring beneficial ownership                    o    for the Class M-5 Certificates, initially
interests in book-entry certificates may elect to hold                          [_____]% and after the optional termination
their beneficial interests through The Depository Trust                         date, [-----]%,
Company, in the United States, or Clearstream Luxembourg
or Euroclear, in Europe.                                                   o    for the Class M-6 Certificates, initially
                                                                                [_____]% and after the optional termination
We refer you to "Description of the Certificates --                             date, [-----]%,
Book-Entry Registration" and "Annex I--Global Clearance,
Settlement and Tax Documentation Procedures" in this free                  o    for the Class M-7 Certificates, initially
writing prospectus.                                                             [_____]% and after the optional termination
                                                                                date, [-----]%,
PASS-THROUGH RATES
                                                                           o    for the Class M-8 Certificates, initially
The pass-through rates for each class of offered                                [_____]% and after the optional termination
certificates may change from distribution date to                               date, [_____]%, and
distribution date. The pass-through rate will therefore be
adjusted on a monthly basis. Investors will be notified of                 o    for the Class M-9 Certificates, initially
a pass-through rate adjustment through the monthly                              [_____]% and after the optional termination
distribution reports as described under "Description of                         date, [_____]%, but
the Certificates - Reports to Certificateholders" in this
free writing prospectus. On any distribution date, the                (b)  in each case subject to the interest rate cap for
pass-through rate per annum for each such class will be                    such distribution date as described below.
equal to:
                                                                      The "optional termination date" is the first distribution
(a)  One-Month LIBOR for the related accrual period plus              date that the depositor would have the option to purchase
     the per annum margins of:                                        all of the remaining trust assets, as described under
                                                                      "Optional Termination" below.
     o    for the Class A Certificates, initially [_____]%
          and after the optional termination date,                    The "interest rate cap" for each of the certificates is
          [-----]%,                                                   equal to the weighted average of the net mortgage rates of the mortgage loans as of the first day of the related due
     o    for the Class M-1 Certificates, initially                   period, minus any net swap payments and certain swap
          [_____]% and after the optional termination                 termination payments as described in this free writing
          date, [-----]%,                                             prospectus and, in the case of the Class A Certificates,
                                                                      minus the premium rate payable to Financial Guaranty
     o    for the Class M-2 Certificates, initially                   Insurance Company for providing the financial guaranty
          [_____]% and after the optional termination                 insurance policy with respect to the Class A Certificates.
          date, [-----]%,                                             The interest rate cap will be adjusted to an effective
                                                                      rate reflecting the accrual of interest on an actual/360
                                                                      basis.

                           S-9

If on any distribution date, the pass-through rate for a              However, the amount of interest distributable on a
class of offered certificates is based on the interest                distribution date with respect to any class of
rate cap and the amount of such limitation exceeds the                certificates will be reduced by the amount, if any, of net
amount available for such class from payments under the               deferred interest for the related distribution date that
interest rate swap agreement, the holders of the related              is allocated to such class of certificates.
certificates may receive a lesser amount of interest than
they would have received on such distribution date had the            The offered certificates may receive additional interest
pass-through rate for that class not been calculated based            distributions as we have described below under
on its interest rate cap. Any such shortfall amounts will             "Description of the Certificates -- The
be carried over to future distribution dates and will be              Interest Rate Swap Agreement."
paid with interest thereon to the extent there are
available funds therefor. Such shortfalls allocated to the            The accrual period for the offered certificates will be
Class A Certificates are not covered by the financial                 the period from and including the preceding distribution
guaranty insurance policy.                                            date (or from the closing date, in the case of the first
                                                                      distribution date) to and including the day prior to the
We refer you to "Description of the Certificates -                    current distribution date.
Distributions" in this free writing prospectus.
                                                                      Calculations of interest on the offered certificates will
DISTRIBUTION DATES                                                    be based on a 360-day year and the actual number of days
                                                                      elapsed during the related accrual period.
The paying agent will make distributions on the
certificates on the 25th day of each calendar month                   PRINCIPAL PAYMENTS
beginning in May 2007 to the appropriate holders of
record. If the 25th day of a month is not a business day,             On each distribution date, distributions of principal will
then the paying agent will make distributions on the next             be made on the offered certificates, in the priorities
business day after the 25th day of the month.                         described in this free writing prospectus, if there is
                                                                      cash available on that date for the payment of principal
INTEREST PAYMENTS                                                     to the applicable class. Monthly principal distributions
                                                                      will generally include:
On each distribution date holders of the offered
certificates will be entitled to receive:                                  o    principal payments on the mortgage loans and

     o    the interest that has accrued on the certificate                 o    interest payments on the mortgage loans not
          principal balance of such class of certificates                       needed to pay interest on the certificates,
          at the related pass-through rate (subject to the                      monthly fees and expenses and certain net swap
          interest rate cap) during the related accrual                         payments and swap termination payments, as
          period,                                                               applicable, until a specified
                                                                                overcollateralization level has been reached.
          plus
                                                                      You should review the priority of payments described under
     o    any interest due on a prior distribution date               "Description of the Certificates - Distributions" in this
          that was not paid plus any interest accrued                 free writing prospectus.
          thereon,

          minus

     o certain shortfalls in interest collections allocated to that class of certificates.

                           S-10

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders                       8 Certificates and the Class M-9 Certificates;
of specified certificates against shortfalls in payments
received on the mortgage loans. This transaction employs                    o   the Class M-5 Certificates will have payment
the following forms of credit enhancement:                                      priority over the Class M-6 Certificates, the
                                                                                Class M-7 Certificates, the Class M-8
SUBORDINATION. By issuing senior certificates and                               Certificates and the Class M-9 Certificates;
subordinate certificates, the trust has increased the
likelihood that senior certificateholders and subordinate                   o   the Class M-6 Certificates will have payment
certificateholders having a higher payment priority will                        priority over the Class M-7 Certificates, the
receive regular payments of interest and principal.                             Class M-8 Certificates and the Class M-9
                                                                                Certificates;
The senior certificates will have payment priority over
the subordinate certificates.                                               o   the Class M-7 Certificates will have payment
                                                                                priority over the Class M-8 Certificates and the
Among the classes of subordinate certificates:                                  Class M-9 Certificates; and

     o    the Class M-1 Certificates will have payment                     o    the Class M-8 Certificates will have payment
          priority over the Class M-2 Certificates, the                         priority over the Class M-9 Certificates;
          Class M-3 Certificates, the Class M-4
          Certificates, the Class M-5 Certificates, the               Subordination provides the holders of certificates having
          Class M-6 Certificates, the Class M-7                       a higher payment priority with protection against losses
          Certificates, the Class M-8 Certificates and the            realized when the unpaid principal balance on a mortgage
          Class M-9 Certificates;                                     loan exceeds the proceeds recovered on liquidation of that mortgage loan. In general, we accomplish this loss
      o   the Class M-2 Certificates will have                        protection by allocating any realized losses on the
          payment priority over the Class M-3                         mortgage loans, in excess of any current
          Certificates, the Class M-4                                 overcollateralization and excess spread, among the
          Certificates, the Class M-5                                 certificates, beginning with the class of subordinate
          Certificates, the Class M-6                                 certificates with the lowest payment priority, until the
          Certificates, the Class M-7                                 certificate principal balance of that subordinated class
          Certificates, the Class M-8 Certificates                    has been reduced to zero. We then allocate the realized
          and the Class M-9 Certificates;                             losses to the next most junior class of subordinate
                                                                      certificates, until the certificate principal balance of
      o   the Class M-3 Certificates will have payment                each class of subordinate certificates is reduced to zero.
          priority over the Class M-4 Certificates, the               After the certificate principal balances of all of the
          Class M-5 Certificates, the Class M-6                       subordinate certificates have been reduced to zero, the
          Certificates, the Class M-7 Certificates, the               principal portion of realized losses on a mortgage loan
          Class M-8 Certificates and the Class M-9                    occurring during the realized loss period will be
          Certificates;                                               allocated to the Class A Certificates, until the
                                                                      certificate principal balance of such class has been
      o   the Class M-4 Certificates will have payment                reduced to zero.
          priority over the Class M-5 Certificates, the
          Class M-6 Certificates, the Class M-7                       We refer you to "Description of the
          Certificates, the Class M-                                  Certificates--Distributions" and "--Allocation

                           S-11


of Realized Losses" in this free writing prospectus.                  rate swap agreement with Bear Stearns Financial Products
                                                                      Inc., in such capacity, the swap provider. The
EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the                supplemental interest trust trustee will appoint Wells
mortgage loans to generate more interest than is needed to            Fargo Bank, N. A. as swap administrator pursuant to the
pay interest on the offered certificates because we expect            swap administration agreement to receive and distribute
the weighted average net interest rate of such mortgage               funds with regard to the interest rate swap agreement on
loans to be higher than the weighted average pass-through             behalf of the supplemental interest trust, whether payable
rate on such offered certificates. This higher interest               by or to the swap provider pursuant to the interest rate
rate will be paid on an aggregate principal balance of                swap agreement. On or before each distribution date
mortgage loans that is larger than the aggregate principal            through the distribution date in April 2012, subject to
balance of the certificates. Interest payments received in            earlier termination as set forth in this free writing
respect of the mortgage loans in excess of the amount that            prospectus, the swap administrator will be obligated to
is needed to pay interest on the offered certificates,                make a fixed payment to the swap provider, and the swap
related trust expenses, amounts payable to the insurer and            provider will be obligated to make a floating payment to
certain net swap payments and swap termination payments,              the swap administrator, on behalf of the supplemental
as applicable, will be used to reduce the total principal             interest trust, in each case as set forth in the interest
balance of such certificates until a required level of                rate swap agreement and as described in this free writing
overcollateralization has been achieved. As of the closing            prospectus. To the extent that the fixed payment under the
date, the aggregate principal balance of the mortgage                 interest rate swap agreement exceeds the floating payment
loans as of the cut-off date will exceed the aggregate                in respect of any distribution date, amounts otherwise
principal balance of the certificates by approximately                available to the certificateholders will be applied to
$13,148,747.                                                          make a net payment to the swap administrator for payment
                                                                      to the swap provider. To the extent that the floating
We refer you to "Description of the Certificates -- Excess            payment under the interest rate swap agreement exceeds the
Spread and Overcollateralization Provisions" in this free             fixed payment in respect of any distribution date, the
writing prospectus.                                                   swap provider will make a net swap payment to the swap
                                                                      administrator, and the swap administrator, pursuant to the
FINANCIAL GUARANTY INSURANCE POLICY. The Class A                      swap administration agreement, will remit such net swap
Certificates will have the benefit of a financial guaranty            payment to the trust to the extent needed to cover certain
insurance policy pursuant to which Financial Guaranty                 interest shortfalls and basis risk shortfalls and to
Insurance Company will unconditionally and irrevocably                restore and maintain the required level of
guarantee certain interest shortfalls and applied realized            overcollateralization for the certificates as described in
loss amounts allocated to the Class A Certificates on each            this free writing prospectus.
distribution date and the certificate principal balance of
the Class A Certificates to the extent unpaid on the                  Upon early termination of the interest rate swap
distribution date in May 2037.                                        agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other
We refer you to "The Policy" in this free writing                     party, regardless of which party has caused the
prospectus.                                                           termination. In the event that the swap administrator is
                                                                      required to make a swap termination payment to the swap
INTEREST RATE SWAP AGREEMENT                                          provider, the issuing entity will be required to make a
                                                                      payment to the swap administrator in the same
Citibank, N.A., in its capacity as supplemental interest
trust trustee, will enter into an interest

                           S-12

amount, which amount may be deducted from available funds             balance of the mortgage loans as of the first day of the
before distributions to certificateholders.                           month immediately preceding such distribution date. Each
                                                                      of the servicers will be entitled to recover a fee as
We have described the amounts payable under the interest              compensation for its activities under the related
rate swap agreement under "Description of the Certificates            servicing agreement equal to 1/12th of the applicable
-The Interest Rate Swap Agreement" in this free writing               servicing fee rate multiplied by the stated principal
prospectus. Payments under the interest rate swap                     balance of each mortgage loan serviced by it as of the due
agreement may mitigate against the effects of the interest            date in the month preceding the month in which such
rate cap resulting from a mismatch between the weighted               distribution date occurs. The servicing fee rate will
average mortgage rate of the mortgage loans and the                   range from 0.200% to 0.750% per annum. Interest shortfalls
One-Month LIBOR-based rates on the certificates.                      on the related mortgage loans resulting from prepayments
                                                                      in full in any calendar month will be offset by the
The financial guaranty insurance policy will not cover any            related servicer or, if and to the extent not offset by
amounts payable from the interest rate swap agreement                 the related servicer, by the master servicer on the
allocable to the Class A Certificates.                                distribution date in the following calendar month to the
                                                                      extent of compensating interest payments as described in
ADVANCES                                                              this free writing prospectus.

Each servicer will make cash advances with respect to                 The financial guaranty insurance policy will not cover any
delinquent payments of scheduled interest and principal               such interest shortfalls allocated to the Class A
(other than principal on any balloon payment and, to the              Certificates.
extent set forth in the related servicing agreement,
principal on any negative amortization loan) on the                   OPTIONAL TERMINATION
mortgage loans for which it acts as servicer, in general
to the extent that such servicer reasonably believes that             The depositor may purchase all of the remaining assets in
such cash advances can be repaid from future payments on              the trust fund when the stated principal balance of the
the related mortgage loans. If the related servicer fails             mortgage loans and any foreclosed real estate owned by the
to make any required advances, the master servicer in                 trust fund has declined to or below 10% of the stated
general may be obligated to do so, as described in this               principal balance of the mortgage loans as of the cut-off
free writing prospectus. These cash advances are only                 date. We refer to this distribution date as the "optional
intended to maintain a regular flow of scheduled interest             termination date." Such a purchase will result in the
and principal payments on the certificates and are not                early retirement of all the certificates.
intended to guarantee or insure against losses.
                                                                      FEDERAL INCOME TAX CONSEQUENCES
We refer you to "Servicing of the Mortgage Loans" in this
free writing prospectus.                                              For federal income tax purposes, the trust (other than the basis risk reserve fund, and, for the avoidance of doubt,
SERVICING FEE AND MASTER SERVICING FEE                                the supplemental interest trust, the swap administration
                                                                      agreement, the swap account and the interest rate swap
The master servicer will be entitled to receive a fee as              agreement, and amounts payable with respect thereto) will
compensation for its activities under the pooling and                 comprise multiple real estate mortgage investment
servicing agreement equal to 0.009% per annum of the                  conduits, organized in a tiered REMIC structure. The
aggregate principal                                                   certificates (other than the Class R Certificates) will
                                                                      represent beneficial ownership of "regular interests" in
                                                                      the

                           S-13

related REMIC identified in the pooling and servicing                 We refer you to "ERISA Considerations" in this free
agreement and rights to receive certain payments of Basis             writing prospectus and in the prospectus.
Risk Shortfalls and certain payments under the interest
rate swap agreement.                                                  RATINGS

The residual certificates will represent the beneficial               The classes of certificates listed below will not be
ownership of the sole class of "residual interest" in a               offered unless they receive the respective ratings set
REMIC. Certain classes of offered certificates may be                 forth below from Standard & Poor's, a division of The
issued with original issue discount for federal income tax            McGraw-Hill Companies, Inc., which we refer to as
purposes.                                                             "Standard & Poor's," and Moody's Investors Service, Inc.,
                                                                      which we refer to as "Moody's."
We refer you to "Federal Income Tax Consequences" in this
free writing prospectus and "Material Federal Income Tax
Considerations" in the prospectus for additional                                            STANDARD &
information concerning the application of federal income                       CLASS          POOR'S       MOODY'S
tax laws.                                                                      -----          ------       -------
                                                                               A                AAA          Aaa
LEGAL INVESTMENT                                                               M-1              AA+          Aa1
                                                                               M-2               AA          Aa2
None of the certificates will be "mortgage related                             M-3              AA-          Aa3
securities" for purposes of the Secondary Mortgage Market                      M-4               A+           A1
Enhancement Act of 1984.                                                       M-5               A            A2
                                                                               M-6               A-           A3
We refer you to "Legal Investment Considerations" in the                       M-7              BBB+         Baa1
prospectus.                                                                    M-8              BBB          Baa2
                                                                               M-9              BBB-         Baa3
ERISA CONSIDERATIONS
                                                                      A rating is not a recommendation to buy, sell or hold
It is expected that the Class A Certificates may be                   securities and any rating agency can revise or withdraw
purchased by a pension or other employee benefit plan                 such ratings at any time. In general, ratings address
subject to the Employee Retirement Income Security Act of             credit risk and do not address the likelihood of
1974, as amended or Section 4975 of the Internal Revenue              prepayments. The ratings on the Class A Certificates are
Code of 1986, so long as a number of conditions are met.              without regard to the financial guaranty insurance policy
Prior to the termination of the supplemental interest                 issued by Financial Guaranty Insurance Company.
trust, persons investing assets of employee benefit plans
or individual retirement accounts may purchase the Class A
Certificates if the purchase and holding meets the
requirements of an investor-based class exemption issued
by the U.S. Department of Labor. A fiduciary of an
employee benefit plan must determine that the purchase of
a certificate is consistent with its fiduciary duties
under applicable law and does not result in a nonexempt
prohibited transaction under applicable law.

                              TRANSACTION STRUCTURE

                                [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN THE SENIOR
CERTIFICATES.
                                        When certain classes of certificates
                                        provide credit enhancement for other
                                        classes of certificates it is sometimes
                                        referred to as "subordination."
                                        References in the following paragraph to "subordinated classes" means:

                                               o   with respect to the senior
                                                   certificates, the subordinate
                                                   certificates; and

                                               o   with respect to the Class M
                                                   Certificates, the Class M
                                                   Certificates having a higher
                                                   numerical designation.

                                        We will provide credit enhancement in
                                        the form of subordination for the
                                        certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans would first be allocated to the Class M-9
                                        Certificates until the certificate
                                        principal balance of such Certificates
                                        is reduced to zero. Subsequent realized
                                        losses would be allocated to the next
                                        most junior class of subordinate
                                        certificates, until the certificate
                                        principal balance of that class of
                                        subordinate certificates is reduced to
                                        zero. Accordingly, if the certificate
                                        principal balance of a subordinated
                                        class were to be reduced to zero,
                                        delinquencies and defaults on the
                                        mortgage loans would reduce the amount
                                        of funds available for distributions to
                                        holders of the remaining subordinated
                                        class or classes and, if the aggregate
                                        certificate principal balance of all
                                        such subordinated classes were to be
                                        reduced to zero and excess spread and
                                        overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related realized loss period will be allocated to the Class A Certificates, until the certificate principal balance of such class has been reduced to zero.

                                        In addition to subordination, we will
                                        provide credit enhancement through the
                                        buildup of overcollateralization. See
                                        "Risk Factors--Excess spread may be
                                        inadequate to cover losses and/or to
                                        build overcollateralization" below for a discussion of the risks relating to that form of credit enhancement.

                                        The Class A Certificates are insured by
                                        a financial guaranty insurance policy
                                        issued by Financial Guaranty Insurance
                                        Company. None of the other classes of
                                        certificates is entitled to any benefits of such policy. In the absence of payment under the policy, the holders of the Class A Certificates will directly bear the credit risks associated with their certificates.

                                        You should fully consider the risks of
                                        investing in a subordinate certificate,
                                        including the risk that you may not
                                        fully recover your initial investment as a result of realized losses.

                                        We refer you to "Description of the
                                        Certificates" in this free writing
                                        prospectus for additional information.

ADDITIONAL RISKS ASSOCIATED WITH THE
SUBORDINATE CERTIFICATES
                                        The weighted average lives of, and the
                                        yields to maturity on, the subordinate
                                        certificates will be progressively more
                                        sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                        It is not expected that the subordinate
                                        certificates will be entitled to any
                                        principal distributions until at least
                                        May 2010 or during any period in which
                                        delinquencies or losses on the mortgage
                                        loans exceed certain levels. As a
                                        result, the weighted average lives of
                                        the subordinate certificates will be
                                        longer than would otherwise be the case
                                        if distributions of principal were
                                        allocated among all of the certificates
                                        at the same time. As a result of the
                                        longer weighted average lives of the
                                        subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

                                        In addition, the multiple class
                                        structure of the subordinate
                                        certificates causes the yield of such
                                        classes to be particularly sensitive to
                                        changes in the rates of prepayment of
                                        the mortgage loans. Because
                                        distributions of principal will be made
                                        to the holders of such certificates
                                        according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO
COVER LOSSES AND/OR TO BUILD
OVERCOLLATERALIZATION
                                        The mortgage loans are expected to
                                        generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates, trust fund expenses, amounts payable to the insurer and certain net swap payments and swap termination payments, as applicable, which excess we refer to as "excess spread," will be applied on each distribution date to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization.
                                        Overcollateralization is intended to
                                        provide limited protection to
                                        certificateholders by absorbing the
                                        certificate's share of losses from
                                        liquidated mortgage loans. However, we
                                        cannot assure you that enough excess
                                        spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required levels of overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the certificates (other than the Class B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the specified overcollateralization amount we describe in this free writing prospectus.

                                        The excess spread available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        advanced or recovered in respect of the
                                        mortgage loans during the related due
                                        period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                        If the protection afforded by
                                        overcollateralization is insufficient,
                                        then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY REDUCE THE
YIELDS ON THE OFFERED CERTIFICATES
                                        The pass-through rates on the offered
                                        certificates are each subject to an
                                        interest rate cap based upon the
                                        weighted average of the net mortgage
                                        rates on the mortgage loans. If on any
                                        distribution date the pass-through rate
                                        for a class of offered certificates is
                                        based on the interest rate cap and the
                                        amount of such limitation exceeds the
                                        amount payable to such class out of
                                        payments under the interest rate swap
                                        agreement, the holders of the
                                        certificates may receive a smaller
                                        amount of interest than they would have
                                        received on that distribution date had
                                        the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

THE OFFERED CERTIFICATES MAY NOT
ALWAYS RECEIVE INTEREST BASED ON
ONE-MONTH LIBOR PLUS THE RELATED
MARGIN
                                        The offered certificates may not always
                                        receive interest at a rate equal to
                                        One-Month LIBOR plus the applicable
                                        margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                        To the extent interest on the offered
                                        certificates on a distribution date is
                                        limited to the interest rate cap, the
                                        difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Such shortfall amounts allocated to the Class A Certificates will not be covered by the financial guaranty insurance policy issued by Financial Guaranty Insurance Company. However, some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement.

                                        In addition, although the certificates
                                        are entitled to payments under the
                                        interest rate swap agreement during
                                        periods of increased One-Month LIBOR
                                        rates through the distribution date in
                                        April 2012, the swap provider will only
                                        be obligated to make such payments under certain circumstances. We refer you to "Description of the Certificates--The Interest Rate Swap Agreement" in this free writing prospectus for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

THE YIELD ON SOME OF THE OFFERED
CERTIFICATES MAY BE AFFECTED BY
VARIOUS RIGHTS OF THE INSURER
                                        The yield to investors on the offered
                                        certificates, other than the Class A
                                        Certificates, may be adversely affected
                                        to the extent the Insurer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the Insurer pursuant to the related financial guaranty insurance policy and the Class A insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the Insurer, to the extent not previously paid or reimbursed. In addition, the holders of the offered certificates, other than the Class A Certificates, may be adversely affected by the ability of the Insurer to exercise the rights of the Class A Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this free writing prospectus.

THE INITIAL RATING ON THE CLASS A
CERTIFICATES IS WITHOUT REGARD TO THE
FINANCIAL GUARANTY INSURANCE POLICY
                                        The rating on the Class A Certificates
                                        is based primarily on the structure of
                                        and the credit characteristics of the
                                        mortgage loans, and not upon the claims
                                        paying ability of the Insurer. The
                                        rating of the insurer is "AAA" by
                                        Standard & Poor's and "Aaa" by Moody's.
                                        The ratings reflect the respective
                                        rating agencies' current assessments of
                                        the insurance financial strength of the
                                        insurer. Further explanation of any
                                        rating may be obtained only from the
                                        applicable rating agency. These ratings
                                        are not recommendations to buy, sell or
                                        hold the Class A Certificates, and are
                                        subject to revision, suspension or
                                        withdrawal at any time by the rating
                                        agencies. Any downward revision,
                                        suspension or withdrawal of any of the
                                        above ratings may have an adverse effect on the market price of the Class A Certificates. The insurer does not guarantee the market price or investment value of the Class A Certificates nor does it guarantee that the ratings on Class A Certificates will not be revised, suspended or withdrawn

MORTGAGE LOANS WITH INTEREST-ONLY
PAYMENTS
                                        As of the cut-off date, approximately
                                        37.68% of the mortgage loans, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

AN INVESTOR'S YIELD ON THE
CERTIFICATES WILL BE SUBJECT TO ANY
NEGATIVE AMORTIZATION ON THE MORTGAGE
LOANS
                                        Approximately 14.58% of the mortgage
                                        loans, by cut-off date principal
                                        balance, are negative amortization
                                        loans.

                                        With respect to approximately 4.66% of
                                        the mortgage loans, which are negative
                                        amortization mortgage loans, and which
                                        are sometimes referred to herein as
                                        "Secure Option ARM Loans", during the
                                        initial fixed-rate period, monthly
                                        payments made by the mortgagor may be
                                        less than the interest accrued on such
                                        negative amortization mortgage loan for
                                        the related payment period resulting in
                                        negative amortization.

                                        With respect to approximately 9.92% of
                                        the mortgage loans, which are negative
                                        amortization mortgage loans (other than
                                        the Secure Option ARM Loans), generally, after one to three months following their origination, the interest rates on these mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rate on this type of mortgage loan may be lower than the rate computed in accordance with the applicable index and margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of the mortgage loan may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan.

                                        As a result, a portion of the accrued
                                        interest on negatively amortizing loans
                                        may become deferred interest and would
                                        then be added to their principal
                                        balances and would then also bear
                                        interest at the applicable mortgage
                                        rates.

                                        The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the offered certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, first by applying any excess spread with respect to the related due period and then by applying payments of principal received on the mortgage loans during the related due period or prepayment period to interest distributions on the offered certificates. For any distribution date, the net deferred interest on the mortgage loans will be allocated to each class of certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those offered certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the mortgage loans applied to increase the principal balance of such mortgage loans during such period will be distributed as principal on the related distribution date to the offered certificates, in accordance with the priorities set forth in this free writing prospectus under "Description of the
                                        Certificates--Distributions."

                                        The increase in the certificate
                                        principal balance of any class of
                                        certificates, and the reduced rate of
                                        reduction in the certificate principal
                                        balance of any such class of
                                        certificates, that results from the
                                        application of principal collected on
                                        the mortgage loans during the related
                                        due period or prepayment period to
                                        offset the deferred interest on the
                                        mortgage loans, will have the effect of
                                        increasing the weighted average lives of such certificates and increasing a certificate investor's exposure to realized losses on the mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates.

                                        If the interest rates on the mortgage
                                        loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more slowly.

                                        In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

RECENT DEVELOPMENTS IN THE
RESIDENTIAL MORTGAGE MARKET MAY
ADVERSELY AFFECT THE MARKET VALUE OF
YOUR SECURITIES
                                        Recently, the residential mortgage
                                        market in the United States has
                                        experienced a variety of difficulties
                                        and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                        Another factor that may in the future
                                        contribute to higher delinquency rates
                                        is the potential increase in monthly
                                        payments on adjustable rate mortgage
                                        loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

                                        Various federal, state and local
                                        regulatory authorities have taken or
                                        proposed actions that could hinder the
                                        ability of a servicer to foreclose
                                        promptly on defaulted mortgage loans.
                                        Any such actions may adversely affect
                                        the performance of the loans and the
                                        yield on and value of the certificates.

                                        You should consider that the general
                                        market conditions discussed above may
                                        adversely affect the performance and
                                        market value of your securities.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-CONFORMING
UNDERWRITING STANDARDS, WHICH MAY
RESULT IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED CERTIFICATES
                                        The mortgage loans were underwritten
                                        generally in accordance with
                                        underwriting standards which are
                                        primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND OTHER
IMPAIRED MORTGAGE LOANS MAY INCREASE
RISK OF LOSS
                                        Approximately 8.14% of the mortgage
                                        loans, by cut-off date principal
                                        balance, were 30 days or more
                                        delinquent.

                                        If a mortgage loan was 30 or more days
                                        delinquent as of the cut-off date, but
                                        has made its payment prior to the
                                        closing date, it is still treated as 30
                                        or more days delinquent for purposes of
                                        the previous sentence. None of the
                                        mortgage loans are 60 or more days
                                        delinquent. Note that some of the
                                        mortgage loans may have been recently
                                        originated and therefore have not had
                                        the opportunity to become delinquent. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again. Delinquencies on the mortgage loans (except for historical delinquencies set forth on Schedule A to this free writing prospectus) are calculated using the OTS Method. For a description of the OTS Method, see "The Mortgage
                                        Pool--Methods of Delinquency
                                        Calculation" in the prospectus.

                                        The related servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent set forth in the related servicing agreement and to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the related servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, the yield on your certificates may be reduced.

                                        Investors should also see the
                                        delinquency history of the mortgage
                                        loans set forth in Schedule A to this
                                        free writing prospectus.

                                        As a result, the mortgage pool may bear
                                        more risk than a pool of mortgage loans
                                        without any delinquencies but with
                                        otherwise comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                               o   mortgage loans that violated
                                                   the underwriting guidelines
                                                   or program guidelines under
                                                   which they were originated;

                                               o   mortgage loans that had
                                                   missing or defective loan
                                                   documentation;

                                               o   mortgage loans that were
                                                   previously delinquent;

                                               o   borrowers who may have a
                                                   record of credit write-offs,
                                                   outstanding judgments,
                                                   current or prior bankruptcies
                                                   and other credit items that
                                                   do not satisfy the applicable
                                                   underwriting guidelines;

                                               o   mortgage loans with low
                                                   credit scores and/or high
                                                   current loan-to-value ratios,
                                                   debt service coverage ratios
                                                   or combined amortized
                                                   loan-to-value ratios;

                                               o   seasoned mortgage loans;

                                               o   missing or deficient
                                                   appraisals (for example,
                                                   the comparable properties
                                                   did not support the
                                                   appraised value); or

                                               o   the absence of required
                                                   primary mortgage insurance.

                                        As a result of these characteristics,
                                        the mortgage loans may have increased
                                        delinquencies and losses as compared to
                                        other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT DELAYS
AND LOSSES
                                        There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                        In the event that:

                                            o   the mortgaged properties fail
                                                to provide adequate security
                                                for the related mortgage loans,
                                                and

                                            o   the protection provided by the
                                                subordination of certain
                                                classes of certificates and the
                                                availability of
                                                overcollateralization are
                                                insufficient to cover any
                                                shortfall,

                                        you could lose all or a portion of the
                                        money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED
BY THE UNPREDICTABILITY OF PREPAYMENTS
                                        No one can accurately predict the level
                                        of prepayments that the trust will
                                        experience. The trust's prepayment
                                        experience may be affected by many
                                        factors, including:

                                            o   general economic conditions,

                                            o   the level of prevailing interest
                                                rates,

                                            o   the availability of alternative
                                                financing and

                                            o   homeowner mobility.

                                        Approximately 86.71% of the mortgage
                                        loans by stated principal balance as of
                                        the cut-off date contain due-on-sale
                                        provisions, and the related servicers
                                        intend to enforce those provisions
                                        unless doing so is not permitted by
                                        applicable law or the related servicer,
                                        in a manner consistent with reasonable
                                        commercial practice, permits the
                                        purchaser of the mortgaged property in
                                        question to assume the related mortgage
                                        loan. In addition, certain of the
                                        mortgage loans impose a prepayment
                                        charge in connection with voluntary
                                        prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 15.62% of the mortgage loans by stated principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the mortgage loans.

                                        The weighted average lives of the
                                        certificates will be sensitive to the
                                        rate and timing of principal payments,
                                        including prepayments on the mortgage
                                        loans, which may fluctuate significantly from time to time.

                                        You should note that:

                                            o   if you purchase your
                                                certificates at a discount and
                                                principal is repaid on the
                                                mortgage loans slower than you
                                                anticipate, then your yield may
                                                be lower than you anticipate;

                                            o   if you purchase your
                                                certificates at a premium and
                                                principal is repaid on the
                                                mortgage loans faster than you
                                                anticipate, then your yield may
                                                be lower than you anticipate;

                                            o   your yield will be sensitive to
                                                the interest rate cap and to the
                                                level of One-Month LIBOR;

                                            o   since repurchases of mortgage
                                                loans as a result of breaches of
                                                representations and warranties
                                                and liquidations of mortgage
                                                loans following default have the
                                                same effect as prepayments, your
                                                yield may be lower than you
                                                expect if the rate of such
                                                repurchases and liquidations is
                                                higher than you expect;

                                            o   the overcollateralization
                                                provisions, initially and
                                                whenever overcollateralization
                                                is at a level below the
                                                required level, are intended to
                                                result in an accelerated rate
                                                of principal distributions
                                                to holders of the classes of
                                                offered certificates then
                                                entitled to distributions of
                                                principal. An earlier return of
                                                principal to the holders of the
                                                offered certificates as a
                                                result of the
                                                overcollateralization
                                                provisions will influence the
                                                yield on the offered
                                                certificates in a manner
                                                similar to the manner in which
                                                principal prepayments on the
                                                mortgage loans will influence
                                                the yield on the offered
                                                certificates; and

                                            o   you bear the reinvestment risks
                                                resulting from a faster or
                                                slower rate of principal
                                                payments than you expected.

                                        We refer you to "The Mortgage Pool,"
                                        "Yield, Prepayment and Maturity
                                        Considerations," and "Description of the
                                        Certificates--Optional Termination" in
                                        this free writing prospectus and
                                        "Material Legal Aspects of the Loans --
                                        Due-on-Sale Clauses in Mortgage Loans"
                                        in the prospectus for a description of
                                        certain provisions of the
                                        mortgage loans that may affect the
                                        prepayment experience on the mortgage
                                        loans.

                                        The sponsor may from time to time
                                        implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                        For further information regarding the
                                        effect of principal prepayments on the
                                        weighted average lives of the offered
                                        certificates, we refer you to "Yield,
                                        Prepayment and Maturity Considerations"
                                        in this free writing prospectus,
                                        including the tables entitled "Percent
                                        of the Initial Principal Balance at the
                                        Respective Percentages of CPR" in this
                                        free writing prospectus.

MORTGAGE LOAN MODIFICATIONS MAY
AFFECT THE INTEREST RATE CAPS AND
DISTRIBUTIONS ON THE CERTIFICATES
                                        Modifications of mortgage loans agreed
                                        to by the related servicers in order to
                                        maximize ultimate proceeds of such
                                        mortgage loans may have the effect of,
                                        among other things, reducing the loan
                                        rate, forgiving payments of principal,
                                        interest or other amounts owed under a
                                        mortgage loan, such as taxes or
                                        insurance premiums, extending the final
                                        maturity date of the loan, capitalizing
                                        delinquent interest and other amounts
                                        owed under the mortgage loan, or any
                                        combination of these or other
                                        modifications. Any modified loan may
                                        remain in the related trust, and the
                                        reduction in collections resulting from
                                        a modification may result in a lower
                                        interest rate cap, reduced distributions of interest or principal on, an extended final maturity of, or an allocation of a realized loss to, one or more classes of the related certificates.

VIOLATION OF CONSUMER PROTECTION LAWS
MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE OFFERED CERTIFICATES
                                        Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to
                                        federal laws, including:

                                         o     the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               thereunder, which require certain
                                               disclosures to the mortgagors
                                               regarding the terms of the
                                               mortgage loans;

                                         o     the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               thereunder, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                         o     the Depository Institutions
                                               Deregulation and Monetary Control
                                               Act of 1980, which preempts
                                               certain state usury laws.

                                        Violations of certain provisions of
                                        these federal and state laws may limit
                                        the ability of the related servicer to
                                        collect all or part of the principal of
                                        or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                        Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                        The sponsor will represent that, as of
                                        the closing date, each mortgage loan is
                                        in compliance with applicable federal
                                        and state laws and regulations. In the
                                        event of a breach of such
                                        representation, the sponsor will be
                                        obligated to cure such breach or
                                        repurchase or replace the affected
                                        mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE RATING
COULD HAVE AN ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES
                                        The ratings of each class of offered
                                        certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor. The ratings on the Class A Certificates are without regard to the financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

                                        The rating agencies may suspend, reduce
                                        or withdraw the ratings on the offered
                                        certificates at any time. Any reduction
                                        in, or suspension or withdrawal of, the
                                        rating assigned to a class of offered
                                        certificates would probably reduce the
                                        market value of such class of offered
                                        certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES
                                        The sponsor will treat its transfer of
                                        the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                        In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES
                                        Approximately 22.95%, 12.41%, 8.30% and
                                        6.59% of the mortgage loans by cut-off
                                        date principal balance are secured by
                                        mortgaged properties located in the
                                        states of California, Florida, Louisiana and Texas, respectively. No other state constituted more than 5.00% of the mortgage loans by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                        In addition:

                                            o   economic conditions in the
                                                specified states, which may or
                                                may not affect real property
                                                values, may affect the ability
                                                of borrowers to repay their
                                                loans on time;

                                            o   declines in the residential real
                                                estate market in the specified
                                                states may reduce the values of
                                                properties located in those
                                                states, which would result in an
                                                increase in the loan-to-value
                                                ratios; and

                                            o   any increase in the market value
                                                of properties located in the
                                                specified states would reduce
                                                the loan-to-value ratios and
                                                could, therefore, make
                                                alternative sources of financing
                                                available to the borrowers at
                                                lower interest rates, which
                                                could result in an increased
                                                rate of prepayment of the
                                                mortgage loans.

THE INTEREST RATE SWAP AGREEMENT AND
THE SWAP PROVIDER
                                        Net swap payments payable to the swap
                                        administrator by the swap provider under the interest rate swap agreement will be available to the certificates on each distribution date through the distribution date in April 2012, subject to earlier termination, as described in this free writing prospectus, to pay certain interest shortfalls and basis risk shortfalls and to restore and maintain the required level of overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date through April 2012, exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.06375% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. With respect to any distribution date, payments, if any, due under the interest rate swap agreement will be calculated on a related notional amount. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the related notional amount on an applicable distribution date may exceed the total principal balance of the mortgage loans on such distribution date, thereby increasing the relative proportion of available funds that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the certificateholders.

                                        The interest rate swap agreement
                                        terminates in accordance with its terms
                                        on the distribution date in May 2017,
                                        subject to earlier termination. Upon
                                        early termination of the interest rate
                                        swap agreement, the swap administrator
                                        or the swap provider may be liable
                                        to make a swap termination payment to
                                        the other party (regardless of which
                                        party caused the termination). The swap
                                        termination payment will be computed in
                                        accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

                                        Net swap payments payable to the swap
                                        administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to restore and maintain the required level of overcollateralization on the certificates as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

                                        The financial guaranty insurance policy
                                        will not cover any amounts payable to
                                        the Class A Certificates in respect of
                                        the interest rate swap agreement.

CREDIT SCORES ARE NOT AN INDICATOR OF
FUTURE PERFORMANCE OF BORROWERS
                                        Investors are encouraged to be aware
                                        that credit scores are based on past
                                        payment history of the borrower.
                                        Investors are encouraged not to rely on
                                        credit scores as an indicator of future
                                        borrower performance. See "The Mortgage
                                        Pool -Underwriting Guidelines" in this
                                        free writing prospectus.

THE RETURN ON YOUR CERTIFICATES MAY
BE AFFECTED BY REVISED SERVICING
PROCEDURES ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                                        In response to the terrorist attacks on
                                        September 11, 2001 in New York City and
                                        Arlington, Virginia, EMC Mortgage
                                        Corporation and certain other servicers
                                        announced the implementation of revised
                                        servicing procedures for mortgagors who
                                        have been personally or financially
                                        affected by such attacks. Certain
                                        government agencies, government
                                        sponsored entities and private financial institutions have implemented similar procedures.

                                        Such revised servicing procedures
generally include:

                                            o   increased use of repayment plans
                                                that will seek to cure
                                                delinquencies without imposing
                                                undue hardship on the affected
                                                mortgagor;

                                            o   extending due dates for
                                                payments;

                                            o   waiving or reducing late
                                                payment fees or similar fees;

                                            o   waiving deficiency balances
                                                for victims of the terrorist
                                                attacks; and

                                            o   suspending the submission of
                                                reports to credit bureaus for
                                                affected mortgagors that have
                                                delinquent mortgage loans.

                                        We can make no prediction whether
                                        mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR CERTIFICATES COULD
BE REDUCED BY SHORTFALLS DUE TO THE
APPLICATION OF THE SERVICEMEMBERS
CIVIL RELIEF ACT AND SIMILAR STATE OR
LOCAL LAWS
                                        The Servicemembers Civil Relief Act, or
                                        the Relief Act, and similar state or
                                        local laws provide relief to mortgagors
                                        who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws. The financial guaranty insurance policy issued by Financial Guaranty Insurance Company will not cover any interest shortfalls on the Class A Certificates as a result of the application of the Relief Act or similar state and local laws.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES
                                        The underwriter intends to make a
                                        secondary market in the offered
                                        certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of May 18, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to the prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is April 1, 2007. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, April 1, 2007.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively amortizing and secured by first liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $193,898,298 and consists of 1,153 mortgage loans. The cut-off date aggregate principal balance for the adjustable rate and hybrid mortgage loans is approximately $311,790,448 and consists of 1,154 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 15.62% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 37.68% of the mortgage loans, by cut-off date principal balance, have an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         Except with respect to approximately 8.14% of the mortgage loans, by cut-off date principal balance, which have scheduled payments which are 30 or more days delinquent, no scheduled payment on any mortgage loan is delinquent. The current delinquency disclosure included in this free writing prospectus regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS Method. The historical delinquency disclosure included in Schedule A to this free writing prospectus regarding the mortgage loans utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the OTS Method. See "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this free writing prospectus.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o    the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal indices with respect to the adjustable rate and hybrid mortgage loans are 1-Year LIBOR, 6-Month LIBOR, 1-Year CMT and MTA.

         1-Year LIBOR. Approximately 20.37% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                                         1-Year LIBOR

Month                 1999        2000        2001        2002        2003         2004        2005        2006        2007
---------------------------------------------------------------------------------------------------------------------------
January               5.06%        6.75%       5.17%      2.49%       1.45%       1.48%       3.10%       4.84%       5.33%
February              5.40         6.76        4.88       2.43        1.38        1.37        2.98        4.95        5.43
March                 5.25         6.94        4.67       3.00        1.28        1.35        2.55        5.12        5.22
April                 5.23         7.10        4.44       2.63        1.36        1.83        3.69        5.29        5.30
May                   5.56         7.50        4.24       2.59        1.21        2.06        3.78        5.38
June                  5.84         7.18        4.18       2.28        1.19        2.46        3.88        5.51
July                  5.89         7.08        3.82       2.09        1.27        2.43        4.16        5.68
August                6.06         6.97        3.56       1.90        1.43        2.30        4.24        5.54
September             6.04         6.80        2.64       1.73        1.30        2.48        4.44        5.39
October               6.25         6.73        2.27       1.64        1.48        2.55        4.68        5.32
November              6.28         6.56        2.39       1.73        1.56        2.98        4.74        5.30
December              6.50         6.00        2.44       1.45        1.46        3.10        4.82        5.21

         6-Month LIBOR. Approximately 17.85% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                                          6-Month LIBOR

Month                1999         2000        2001         2002        2003         2004        2005         2006        2007
----------------------------------------------------------------------------------------------------------------------------------
January 1             5.06%        6.21%      5.26%        2.03%       1.38%       1.22%         2.78%        4.71%       5.37%
February 1            4.98         6.31       4.91         2.03        1.35        1.21          2.97         4.82        5.40
March 1               5.12         6.33       4.71         2.04        1.34        1.17          3.19         4.98        5.33
April 1               5.06         6.52       4.30         2.36        1.23        1.16          3.41         5.14        4.50
May 1                 5.07         6.78       3.98         2.12        1.29        1.38          3.54         5.22
June 1                5.25         7.11       3.91         2.08        1.21        1.58          3.71         5.39
July 1                5.58         7.00       3.69         1.95        1.12        1.94          3.92         5.58
August 1              5.74         6.90       3.45         1.87        1.21        1.98          3.95         5.51
September 1           5.94         6.76       2.52         1.80        1.20        1.99          4.00         5.42
October 1             5.96         6.72       2.12         1.71        1.16        2.20          4.23         5.38
November 1            6.11         6.64       2.03         1.60        1.23        2.32          4.47         5.37
December 1            6.07         6.20       1.98         1.47        1.27        2.63          4.63         5.33

         1-Year CMT. Approximately 13.52% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No.
H.15 (519).

         Listed below are some of the approximate historical values of 1-year CMT since January 1999:

                                                          1-Year CMT*
----------------------------------------------------------------------------------------------------------------------------------
Month                 1999        2000        2001         2002        2003        2004         2005        2006         2007
----------------------------------------------------------------------------------------------------------------------------------
January 1             4.52%        5.50%       6.11%      2.24%         1.46%      1.36%         2.77%       4.36%      4.99%
February 1            4.49         5.85        5.65       2.17          1.47       1.31          2.89        4.50       5.10
March 1               4.55         6.12        4.96       2.13          1.41       1.19          3.13        4.74       4.92
April 1               4.67         6.20        4.78       2.24          1.30       1.24          3.38        4.86       4.93
May 1                 4.77         6.20        4.19       2.58          1.16       1.16          3.33        4.97
June 1                4.67         6.14        4.17       2.53          1.25       1.40          3.32        5.05
July 1                4.79         6.38        3.89       2.40          1.20       1.83          3.46        5.26
August 1              5.12         6.14        3.53       2.24          0.97       2.07          3.77        5.11
September 1           5.01         6.12        3.62       2.00          1.10       2.07          3.88        4.99
October 1             5.23         6.24        3.50       1.76          1.29       1.97          3.97        4.90
November 1            5.28         6.10        3.02       1.78          1.22       2.10          4.26        4.94
December 1            5.34         5.93        2.39       1.59          1.29       2.18          4.30        5.00
------------------

* Figures are averages of daily rates and do not necessarily correspond to 1-year CMT values determined as provided in any related notes.


         MTA. Approximately 9.55% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since January 1999:

                                                              MTA
                                                              ---

Month                 1999        2000        2001        2002        2003         2004        2005        2006        2007
----------------------------------------------------------------------------------------------------------------------------------
January              4.99%       5.21%       6.00%       3.26%       1.94%        1.23%       2.02%       3.75%       4.98%
February             4.94        5.34        5.87        3.06        1.86         1.23        2.17        3.89        5.01
March                4.89        5.46        5.71        2.91        1.75         1.23        2.35        4.01        5.03
April                4.83        5.58        5.53        2.79        1.65         1.24        2.50        4.14        5.03
May                  4.78        5.70        5.32        2.67        1.55         1.29        2.63        4.28
June                 4.76        5.79        5.10        2.55        1.45         1.38        2.74        4.43
July                 4.73        5.88        4.90        2.41        1.38         1.46        2.87        4.56
August               4.73        5.96        4.67        2.27        1.34         1.52        3.02        4.66
September            4.77        6.04        4.40        2.18        1.30         1.60        3.16        4.76
October              4.88        6.08        4.09        2.12        1.27         1.68        3.33        4.83
November             4.97        6.13        3.76        2.07        1.26         1.77        3.48        4.88
December             5.08        6.11        3.48        2.00        1.24         1.87        3.62        4.93


         The remaining adjustable rate mortgage loans, representing approximately 0.37% of the mortgage pool will bear interest based on 2 other indices.

NEGATIVE AMORTIZATION

         Approximately 14.58% of the mortgage loans, by cut-off date principal balance, have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the negative amortization mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

         The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination.

         With respect to approximately 4.66% of the mortgage loans, which are negative amortization mortgage loans, and which are sometimes referred to herein as "Secure Option ARM Loans", during the option period, the mortgagor will be required to pay a minimum monthly payment calculated on the basis of the original loan amount and a note rate below the original note rate of up to 3%. The optional period will end and the minimum monthly payment will adjust, at the earlier of (i) the end of the initial five year fixed period or (ii) the date upon which the unpaid principal balance equals or exceeds a percentage (either 110%, 115% or 125%, as applicable, depending on the maximum amount of negative amortization for that mortgage loan) of the original principal balance of the mortgage loan due to deferred interest. Upon adjustment, the required monthly payment will be an interest only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect. The required monthly payment may change at the end of the initial fixed rate period and once every six months thereafter based on the semi-annual adjustment of interest. This interest-only period will expire on the tenth anniversary of the loan, at which time the monthly payment will be adjusted semi-annually to pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity (assuming the then current interest rate is not adjusted prior to maturity). In addition to the minimum monthly payment option, during the option period, the mortgagor is offered three additional payment options to the extent they result in a larger payment than the minimum monthly payment. The payment options include the interest only payment, the fully amortized payment and the 15 year amortized payment. If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

         With respect to approximately 9.92% of the mortgage loans, which are negative amortization mortgage loans other than the Secure Option ARM Loans, on each annual payment adjustment date for a negative amortization mortgage loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause
(i) above, and (iii) if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125%, as applicable, of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

         At the time of any annual payment adjustment where the increase in the monthly payment on the negative amortization mortgage loan (other than the Secure Option ARM Loans) would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and on behalf of the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, without recourse;" or in blank; in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian on its behalf) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates and the Insurer.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates (without regard to the Policy issued by the Insurer) in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificates (without regard to the Policy issued by the Insurer), the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus
(ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the Insurer must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The principal originators of the mortgage loans are: Wells Fargo Bank, N.A., a national banking association, with respect to approximately 31.41% of the mortgage loans, Capital One, N.A., with respect to approximately 15.83% of the mortgage loans, and SunTrust Mortgage, Inc., with respect to approximately 14.95% of the mortgage loans, in each case by cut-off date principal balance. The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans, by cut-off date principal balance.

         The information set forth in the following paragraphs with respect to Wells Fargo Bank, N.A. has been provided by Wells Fargo Bank, N.A.

WELLS FARGO BANK, N.A. AS ORIGINATOR

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $ 2.461 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):


                                              2004                           2005                          2006
                               --------------------------------------------------------------------------------
                                               AGGREGATE                    AGGREGATE                    AGGREGATE
                                               ORIGINAL                      ORIGINAL                     ORIGINAL
ASSET TYPE                     NO. OF          PRINCIPAL      NO. OF        PRINCIPAL       NO. OF   PRINCIPAL BALANCE
                               LOANS       BALANCE OF LOANS    LOANS    BALANCE OF LOANS     LOANS       OF LOANS
------------------------
ZA CONVENTIONAL LOANS          3,689       $616,863,878     6,057      $1,170,157,044    2,698        $526,096,183


         WELLS FARGO BANK'S MORTGAGE LOAN PROGRAMS

         MORTGAGE LOAN PRODUCTION SOURCES

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

         MORTGAGE LOAN UNDERWRITING - GENERAL

         Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are "ZA Conventional" (or "scratch and dent") Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

         o        had document deficiencies; or

         o        became delinquent.

         The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o the failure to comply with maximum loan-to-value ratio requirements;

         o        the failure to comply with minimum credit score requirements;

         o        the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o        the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o        the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.

         MORTGAGE LOAN UNDERWRITING - PRIME & ALT-A

         Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

         General Standards

         Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a

"non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Modified Standards

         In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         In connection with its "Mortgage Express alternative-A" program ("Alt-A Minus"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


        CREDIT                           EXISTING MORTGAGE                            DOCUMENTATION
        LEVEL                                   HISTORY                                    TYPE
----------------------  --------------------------------------------------------  ----------------------  -
F9                          2 x 30; Mortgage or rent payments no more than 30     No documentation
                        days late at application time and a maximum of two
                        30-day late payments in the last 12 months
----------------------  --------------------------------------------------------  ----------------------  -
F8                          2 x 30; Mortgage or rent payments no more than 30     No documentation
                        days late at application time and a maximum of two
                        30-day late payments in the last 12 months
----------------------  --------------------------------------------------------  ----------------------  -
F7                          0 x 30; Mortgage or rent payments no more than 30     No documentation
                        days late at application time and no 30-day late
                        payments in the last 12 months
----------------------  --------------------------------------------------------  ----------------------  -
F6                          2 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and a maximum of two        verification of
                        30-day late payments in the last 12 months                assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%

                                             MAXIMUM COMBINED
        CREDIT           CREDIT BUREAU             LOAN
        LEVEL               SCORE*           TO VALUE RATIO**
----------------------  ----------------  -----------------------

F9                         700 or higher               95% CLTV @
                                                        LTV < 95%

----------------------  ----------------  -----------------------
F8                               660-699               95% CLTV @
                                                         LTV <95%

----------------------  ----------------  -----------------------
F7                               620-659               95% CLTV @
                                                         LTV <95%

----------------------  ----------------  -----------------------
F6                         700 or higher               95% CLTV @
                                                         LTV <95%

                                      S-54


        CREDIT                           EXISTING MORTGAGE                            DOCUMENTATION
        LEVEL                                   HISTORY                                    TYPE
----------------------  --------------------------------------------------------  ----------------------
F6 Stated Reduced           1 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and a maximum of one        verification of
                        30-day late payment in the last 12 months                 assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%
----------------------  --------------------------------------------------------  ----------------------
F5                          2 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and a maximum of two        verification of
                        30-day late payments in the last 12 months                assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%
----------------------  --------------------------------------------------------  ----------------------
F5 Stated Reduced           1 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and a maximum of one        verification of
                        30-day late payment in the last 12 months                 assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%
----------------------  --------------------------------------------------------  ----------------------
F4                          0 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and no 30-day late          verification of
                        payments in the last 12 months                            assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%
----------------------  --------------------------------------------------------  ----------------------
F4 Stated Reduced           1 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and a maximum of one        verification of
                        30-day late payment in the last 12 months                 assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%

----------------------  --------------------------------------------------------  ----------------------
F3                          1 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and no 30-day late          verification of
                        payments in the last 12 months                            assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%
----------------------  --------------------------------------------------------  ----------------------
F3 Stated Reduced           1 x 30; Mortgage or rent payments no more than 30     Stated with option of
                        days late at application time and a maximum of one        verification of
                        30-day late payment in the last 12 months                 assets; maximum
                                                                                  debt-to-income ratio
                                                                                  of 50%
----------------------  --------------------------------------------------------  ----------------------
F2                          2 x 30; Mortgage or rent payments no more than 30     No Ratio with option
                        days late at application time and a maximum of two        of verification of
                        30-day late payments in the last 12 months                assets
----------------------  --------------------------------------------------------  ----------------------
F1                          0 x 30; Mortgage or rent payments no more than 30     No Ratio with option
                        days late at application time and no 30-day late          of verification of
                        payments in the last 12 months                            assets


                                              MAXIMUM COMBINED
        CREDIT            CREDIT BUREAU             LOAN
        LEVEL                SCORE*           TO VALUE RATIO**
----------------------  -----------------  -----------------------
F6 Stated Reduced           700 or higher               95% CLTV @
                                                          LTV <80%



----------------------  -----------------  -----------------------
F5                                660-699               95% CLTV @
                                                          LTV <95%



----------------------  -----------------  -----------------------
F5 Stated Reduced                 660-699               95% CLTV @
                                                          LTV <80%



----------------------  -----------------  -----------------------
F4                                640-659               95% CLTV @
                                                          LTV <95%



----------------------  -----------------  -----------------------
F4 Stated Reduced                 640-659               95% CLTV @
                                                          LTV <80%




----------------------  -----------------  -----------------------
F3                                620-639               95% CLTV @
                                                          LTV <95%



----------------------  -----------------  -----------------------
F3 Stated Reduced                 620-639               95% CLTV @
                                                          LTV <80%



----------------------  -----------------  -----------------------
F2                          660 or higher               95% CLTV @
                                                          LTV <95%

----------------------  -----------------  -----------------------
F1                                620-659               95% CLTV @
                                                          LTV <95%



* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.


         For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

         In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         Under the Alt-A Minus program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-A Minus program is subject to further review in the form of a desk review, field review or additional full appraisal.

         Underwriter Discretion

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

         MORTGAGE LOAN UNDERWRITING - SUBPRIME

         The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and
(ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                                                                                       CRBANKRUPTCY                      MAXIMUM
                                                                CREDIT                    FILINGS/                      COMBINED
     CREDIT                 EXISTING/MORTGAGE                   BUREAU                   FORECLOSURE                  LOAN TO VALUE
      LEVEL                      HISTORY                        SCORE*                   PROCEEDINGS                     RATIO**
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y9                    0 x 30; Current at                  660 or higher           Discharged/ completed          100% CLTV @
                      application time and no                                     more than three years          LTV < 80%
                      mortgage or rent late                                       ago.                               -
                      payments in the last 12                                                                    95% CLTV @
                      months                                                                                     LTV > 80%
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y8                    1 x 30; Mortgage or rent            640-659                 Discharged/ completed          100% CLTV @
                      payments no more than 30                                    more than three years          LTV < 80%
                      days late at application                                    ago.                               -
                      time and a maximum of one                                                                  95% CLTV @
                      30-day late payment in the                                                                 LTV > 80%
                      last 12 months
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y7                    1 x 30; Mortgage or rent            620-639                 Discharged/ completed          100% CLTV @
                      payments no more than 30                                    more than two years ago.       LTV < 80%
                      days late at application                                                                       -
                      time and a maximum of one                                                                  95% CLTV @
                      30-day late payment in the                                                                 LTV > 80%
                      last 12 months
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y6                    2 x 30; Mortgage or rent            600-619                 Discharged/ completed          100% CLTV @
                      payments no more than 30                                    more than two years ago.       LTV < 80%
                      days late at application
                      time and a maximum of two                                                                  95% CLTV @
                      30-day late payments in the                                                                LTV > 80%
                      last 12 months

                                      S-58

-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y5                    2 x 30; Mortgage or rent            580-599                 Discharged/ completed          100% CLTV @
                      payments no more than 30                                    more than two years ago.       LTV < 80%
                      days late at application                                                                       -
                      time and a maximum of two                                                                  95% CLTV @
                      30-day late payments in the                                                                LTV > 80%
                      last 12 months
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y4                    1 x 60; Mortgage or rent            560-579                 Discharged/ completed          100% CLTV @
                      payments no more than 60                                    more than one year ago.        LTV < 80%
                      days late at application                                                                       -
                      time and a maximum of up to                                                                95% CLTV @
                      one 60-day late in the last                                                                LTV > 80%
                      12 months
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y3                    2 x 60 or 1 x 60 and 1 x 90;        540-559                 Discharged/ completed          90% CLTV @
                      Mortgage or rent payments no                                more than one year ago.        All LTV's
                      more than 60 days late at
                      application time and a
                      maximum of up to two 60-day
                      late payments or one 60-day
                      and one 90-day late payment.
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y2                    90+; Mortgage or rent               520-539                 Discharged/ completed          90% CLTV @
                      payments no more than 60                                    less than 1 year ago.          All LTV's
                      days late at application time
-------------------   -------------------------------     --------------------    -----------------------------  ------------------
Y1                    90+; Mortgage or rent               500-519                 Discharged/ completed          85% CLTV @
                      payments no more than 60                                    less than 1 year ago.          All LTV's
                      days late at application
                      time.

---------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.


         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

         Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

         Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

UNDERWRITING GUIDELINES

         The mortgage loans, other than the mortgage loans originated by Wells Fargo Bank, have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-sd3/.

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities Trust 2007-SD3 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities Trust 2007-SD3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than 50% of the voting rights and the Insurer. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements--Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities Trust 2007-SD3 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities Trust 2007-SD3's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of December 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $71,110,885,772. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to it. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                    DECEMBER 31, 2004               DECEMBER 31, 2005
                             -----------------------------    -------------------------------
                                       TOTAL PORTFOLIO OF                TOTAL PORTFOLIO OF
        LOAN TYPE            NUMBER           LOANS           NUMBER            LOANS
Alt-A ARM                      44,821   $11,002,497,283.49      73,638     $19,087,119,981.75
Alt-A Fixed                    15,344   $ 4,005,790,504.28      17,294     $ 3,781,150,218.13
HELOC                               -   $                -       9,309     $   509,391,438.93
Prime ARM                      30,311   $11,852,710,960.78      27,384     $13,280,407,388.92
Prime Fixed                     1,035   $  $509,991,605.86       3,526     $ 1,307,685,538.44
Prime Short Duration ARM       23,326   $ 7,033,626,375.35      38,819     $14,096,175,420.37
(including Neg-Am ARM)
Reperforming                    2,802   $   311,862,677.46       2,877     $   271,051,465.95
Seconds                        14,842   $   659,832,093.32     114,899     $ 5,609,656,263.12
SubPrime                       98,426   $13,051,338,552.19     101,156     $16,546,152,274.44
Totals                        230,907   $48,427,650,052.73     388,902     $74,488,789,990.05


                                  DECEMBER 31, 2006                MARCH 31, 2007
                            -----------------------------    --------------------------------
                                       TOTAL PORTFOLIO OF                TOTAL PORTFOLIO OF
        LOAN TYPE           NUMBER           LOANS           NUMBER            LOANS
Alt-A ARM                     61,738    $18,656,292,603.55      4,331      $ 1,643,929,328.24
Alt-A Fixed                   11,514    $ 2,752,302,975.51      5,265      $ 1,217,198,014.38
HELOC                         18,730    $ 1,280,801,433.05      9,869      $   665,909,569.67
Prime ARM                      7,050    $ 3,481,137,519.89      1,935      $ 1,002,019,247.46
Prime Fixed                    6,268    $ 1,313,449,131.86      1,272      $   679,053,492.29
Prime Short Duration ARM      61,973    $23,396,979,620.82     11,961      $ 4,450,687,386.85
(including Neg-Am ARM)
Reperforming                   1,084    $   115,127,847.83          -      $                -
Seconds                      116,576    $ 6,697,082,133.33     17,593      $ 1,126,222,817.95
SubPrime                      60,796    $11,394,775,124.07     18,697      $ 4,151,596,371.34
Totals                       345,729    $69,087,948,389.91     70,923      $14,936,616,228.18


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as the custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and Wells Fargo Bank, N.A., each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or EMC, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as the securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

          o    receiving funds from servicers,

          o reconciling servicing activity with respect to the mortgage loans,

          o    calculating remittance amounts to certificateholders,

          o    making distributions to certificateholders,

          o    investor and tax reporting,

          o    oversight of all servicing activity,

          o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

          o    communicating with borrowers;

          o    sending monthly remittance statements to borrowers;

          o    collecting payments from borrowers;

          o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

          o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

          o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

          o accurate and timely reporting of negative amortization amounts, if any;

          o    paying escrows for borrowers, if applicable;

          o    calculating and reporting payoffs and liquidations;

          o    maintaining an individual file for each loan; and

          o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

THE SERVICERS

         The Sponsor and Wells Fargo Bank, N.A., will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date. Approximately 61.02% of the mortgage loans, by cut-off date principal balance, will be serviced by the Sponsor. Approximately 31.25% of the mortgage loans, by cut-off date principal balance, will be serviced by Wells Fargo Bank, N.A. The remainder of the mortgage loans will be serviced by one or more servicers, none of which will service more than 10% of the mortgage loans, by cut-off date principal balance.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the paragraph above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to March 31, 2007, EMC's servicing portfolio grew by approximately 103.9% and the outstanding principal balance of EMC's servicing portfolio grew by approximately 184.1%.

         As of March 31, 2007, EMC was acting as servicer for approximately 293 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $78.9 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                              AS  OF DECEMBER331, 2004                         AS OF DECEMBER 31, 2005
---------------------------------------------------------------------------------------------------------------------
                                                          PERCENT                                             PERCENT
                                                PERCENT      BY                                     PERCENT      BY
                   NO. OF                       NO. OF     DOLLAR                                   NO. OF     DOLLAR
   LOAN TYPE       LOANS      DOLLAR AMOUNT      LOANS     AMOUNT     LOANS       DOLLAR AMOUNT      LOANS     AMOUNT
---------------------------------------------------------------------------------------------------------------------
ALTA-A ARM...        19,498 $ 4,427,820,707.76     7.96%     15.94%     57,510  $13,625,934,321.62   12.69%    23.00%
ALTA-A FIXED.        25,539 $ 4,578,725,473.28    10.43%     16.48%     17,680  $ 3,569,563,859.33    3.90%     6.03%
PRIME ARM....         8,311 $ 1,045,610,015.30     3.39%      3.76%      7,428  $ 1,010,068,678.92    1.64%     1.71%
PRIME FIXED..        14,560 $ 1,573,271,574.42     5.95%      5.66%     15,975  $ 2,140,487,565.90    3.52%     3.61%
SECONDS......        39,486 $ 1,381,961,155.08    16.13%      4.98%    155,510  $ 7,164,515,426.20   34.31%    12.10%
SUBPRIME.....       114,436 $13,706,363,249.78    46.74%     49.34%    142,890  $20,373,550,690.52   31.53%    34.40%
OTHER........        23,010 $ 1,063,682,459.11     9.40%      3.83%     56,216  $11,347,144,055.57   12.40%    19.16%
                    -------------------------------------------------------------------------------------------------
TOTAL........       244,840 $27,777,434,634.73   100.00%    100.00%    453,209  $59,231,264,598.06  100.00%   100.00%



                              AS OF DECEMBER 31, 2006                             AS OF MARCH 31, 2007
---------------------------------------------------------------------------------------------------------------------
                                                           PERCENT                                             PERCENT
                                                 PERCENT      BY                                     PERCENT      BY
                    NO. OF                       NO. OF     DOLLAR                                   NO. OF     DOLLAR
    LOAN TYPE       LOANS      DOLLAR AMOUNT      LOANS     AMOUNT     LOANS       DOLLAR AMOUNT      LOANS     AMOUNT
---------------------------------------------------------------------------------------------------------------------
ALTA-A ARM...     52,563    $13,691,917,206.00    10.87%     19.03%     53,745     $14,034,144,470   10.77%    17.78%
ALTA-A FIXED.     24,841    $ 5,066,670,854.60     5.14%      7.04%     29,117     $ 6,220,411,640    5.83%     7.88%
PRIME ARM....      6,374    $   879,656,181.59     1.32%      1.22%      6,082     $   858,889,469    1.22%     1.09%
PRIME FIXED..     14,872    $ 2,152,608,939.71     3.08%      2.99%     15,373     $ 2,506,466,760    3.08%     3.18%
SECONDS......    169,022    $ 8,428,612,513.19    34.97%     11.71%    174,383     $ 8,844,680,341   34.93%    11.21%
SUBPRIME.....    132,808    $20,106,000,306.07    27.47%     27.94%    140,849     $22,644,819,753   28.21%    28.69%
OTHER........     82,918    $21,636,703,708.67    17.15%     30.07%     79,691     $23,806,598,429   15.96%    30.17%
                 ----------------------------------------------------------------------------------------------------
TOTAL........    483,398    $71,962,169,709.83   100.00%    100.00%    499,240     $78,916,010,862  100.00%   100.00%

         Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

WELLS FARGO BANK

         Servicing Experience

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:


                                    AS OF                      AS OF                         AS OF
                              DECEMBER 31, 2004          DECEMBER 31, 2005             DECEMBER 31, 2006
                            --------------------       ---------------------           -----------------

                                       AGGREGATE                  AGGREGATE                     AGGREGATE
                                        UNPAID                     UNPAID                        UNPAID
                                       PRINCIPAL                  PRINCIPAL                     PRINCIPAL
   ASSET                  NO. OF      BALANCE OF     NO. OF      BALANCE OF        NO. OF      BALANCE OF
   TYPE                    LOANS         LOANS        LOANS         LOANS           LOANS         LOANS
   --------------------
   FIRST LIEN
   NON-CONFORMING,
   NON-SUBPRIME LOANS     498,174   $166,028,382,042  634,103   $229,014,862,911   646,723     $258,646,782,192

   FIRST LIEN SUBPRIME
   LOANS                  134,893   $19,592,490,281   173,411   $26,214,367,714    190,395     $29,252,542,517

   SECOND LIEN SUBPRIME   *         *                 9,116     $353,218,934       18,483      $711,917,795
   LOANS
                          **        **                **        **                 62,351      $11,088,435,185
   ALT-A MINUS LOANS

     ---------------------
       * Wells Fargo Bank does not have a material servicing portfolio of Second
       Lien Loans for the periods indicated. ** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans.

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

         Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

          (i) For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

          (ii) Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee, certificateholders and Insurer, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.009% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.200% to 0.750% per annum, and the weighted average net servicing fee, by stated principal balance as of the cut-off date, is approximately 0.377%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges (other than those prepayment charges payable to the Class P Certificates) and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders and the Insurer, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders and the Insurer in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders and the Insurer will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer and the securities administrator in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each such rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee, the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account to pay the applicable premium to the Insurer and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the swap administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

         The Policy shall not cover any Prepayment Interest Shortfalls allocable to the Class A Certificates.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent set forth in the related servicing agreement), net of the related servicing fee, except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, in its capacity as successor servicer (or any other successor to the servicer, or EMC, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance or may appoint a successor master servicer, acceptable to the Insurer, to make such advance.

         All monthly advances will be reimbursable to the party making such monthly advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed monthly advance was made. In addition, any monthly advances previously made in respect of any mortgage loan that are deemed by the applicable servicer, subservicer or master servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer not to be materially adverse to the best interests of the related certificateholders (without regard to the Policy), the related servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the Insurer on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the securities administrator at the address of the securities administrator set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the Insurer and each of the trustee and the Insurer has consented thereto, such consent not to be withheld unreasonably;

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates (without regard to the Policy).

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the trustee, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the trustee, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer, the trustee, the securities administrator or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the trustee, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the trustee, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates (without regard to the Policy).

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," together with the Class B-IO Certificates, the Class P Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometimes refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO, Class P and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules,

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regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

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         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the paying agent and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee, the securities administrator, the paying agent and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2007-SD3 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, to the Class A Certificates, Current Interest
                  and then any Interest Carry Forward Amount for such class;

                           second, from remaining Interest Funds, to the
                  Insurer, any Reimbursement Amount relating to interest draws on the Policy;

                           third, from remaining Interest Funds, to the Class
                  M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates, sequentially, in that order, Current Interest for each such class;

                           fourth, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fifth, any remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

                  (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, to the Insurer, any remaining accrued and
                  unpaid Reimbursement Amounts payable to the Insurer for that distribution date, to the extent not paid pursuant to clause second under "Interest Funds" above;

                           second, to the Class A Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance of such class is reduced to zero;

                           third, to the Class M-1 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth,, to the Class M-2 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-3 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-4 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-5 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           eighth, to the Class M-6 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           ninth, to the Class M-7 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           tenth, to the Class M-8 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eleventh, to the Class M-9 Certificates, any
                  remaining Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

                  (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                           first, to the Insurer, any remaining accrued and
                  unpaid Reimbursement Amounts payable to the Insurer for that distribution date, to the extent not paid pursuant to clause second under "Interest Funds" above;

                           second, to the Class A Certificates, from any
                  remaining Principal Distribution Amount, the Class A Principal Distribution Amount, until the certificate principal balance of such class is reduced to zero;

                           third, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-5 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           eighth, to the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           ninth, to the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           tenth, to the Class M-8 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-8 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eleventh, to the Class M-9 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-9 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                           first, to the Class A Certificates, any unpaid
                  Interest Carry Forward Amount for such class of certificates and distribution date, to the extent not paid pursuant to clause first under "Interest Funds" above and not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           second, from any remaining Excess Cashflow, to the
                  Class A Certificates, an amount equal to any Unpaid Applied Realized Loss Amount for such class and distribution date;

                           third, from any remaining Excess Cashflow, to the
                  Insurer, any unpaid Reimbursement Amounts, to the extent not paid pursuant to clause second under "Interest Funds" above and clause first of either paragraph (A) or (B) under "Principal Distribution Amount" above;

                           fourth, from any remaining Excess Cashflow, to the
                  Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           fifth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           sixth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           seventh, from any remaining Excess Cashflow, first to
                  the Class A Certificates, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class

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                  M-4 Certificates, Class M-5 Certificates, Class M-6
                  Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon; provided, however, that any such amounts allocable to the Class A Certificates under this clause will be used to pay any unpaid Reimbursement Amounts, relating to interest draws owed to the Insurer prior to paying any such amounts to the Class A Certificates;

                           eighth, from any remaining Excess Cashflow, to the
                  Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                           ninth, to the Class M-9 Certificates, the Early
                  Principal Payment Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                           tenth, from any remaining Excess Cashflow, to the
                  Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                           eleventh, any remaining amounts to the residual
                  certificates.

         On each distribution date, all amounts representing prepayment charges on mortgage loans serviced by EMC, which were received by the trust during the related Prepayment Period, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the senior certificates or the subordinate certificates. Prepayment charges received by the trust with respect to the mortgage loans serviced by EMC will be distributed to the Class P Certificates, as set forth in the pooling and servicing agreement.

GLOSSARY

         "Adjusted Rate Cap," with respect to each class certificates, each distribution date and the related Due Period, is (A) the sum of (i) the scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related servicing fees, the related master servicing fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the amount of the premium payable to the Insurer, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

         "Aggregate Early Principal Payment Amount," with respect to any distribution date is the sum of all amounts of principal paid to the Class M-9 Certificates pursuant to clause ninth under "--Excess Cashflow Provisions" above on all prior distribution dates.

         "Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--Allocation of Realized Losses" below.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date

                  (such excess being the "Basis Risk Shortfall" for such distribution date); and

                  o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date).

         "Certificate Principal Balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class on the closing date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by (iii) in the case of each class of certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

              o the certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 65.20% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

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         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 75.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 79.90% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

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         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

              o   the lesser of

                  (a) approximately 82.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 84.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

                  6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 86.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

                  7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 88.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date) and

                  8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 90.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-8 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date)

                  8. the certificate principal balance of the Class M-7 Certificates (after taking into account distributions of the Class M-7 Principal Distribution Amount for that distribution date) and

                  9. the certificate principal balance of the Class M-8 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 92.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-9 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date)

                  8. the certificate principal balance of the Class M-7 Certificates (after taking into account distributions of the Class M-7 Principal Distribution Amount for that distribution date) and

                  8. the certificate principal balance of the Class M-8 Certificates (after taking into account distributions of the Class M-8 Principal Distribution Amount for that distribution date) and

                  9. the certificate principal balance of the Class M-9 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 94.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-9 Certificates, have been reduced to zero, the Class M-9 Principal Distribution Amount will equal 100% of the Principal Distribution Amount.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this free writing prospectus, and any Net Deferred Interest allocated to such class.

         "Deferred Interest" means the amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this free writing prospectus.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Early Principal Payment Amount" with respect to any distribution date is equal to the lesser of (a) the Certificate Principal Balance of the Class M-9 Certificates on such distribution date, after taking into account distributions of principal and Extra Principal Distribution Amount made pursuant to "--Principal Distribution Amount" above, and (b) 100% of the remaining Excess Cashflow after the distributions set forth in clauses first through eighth under "--Excess Cashflow Provisions" above.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of (i) Current Interest on the certificates, (ii) Interest Carry Forward Amounts on the Class A Certificates, (iii) the premium payable to the Insurer and (iv) any Reimbursement Amounts payable under clause second in "Description of the Certificates--Distributions--Interest Funds" in this free writing prospectus, on such distribution date.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of May 18, 2007, among the Insurer, the depositor, the sponsor, the master servicer and the trustee.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Insurer" means Financial Guaranty Insurance Company.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

              o   the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class on such prior distribution dates,

              and

              o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i) the sum, without duplication, of the following amounts:

                  o all interest received during the related Due Period, less the related servicing fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the supplemental interest trust trustee and the swap administrator as provided in the pooling and servicing agreement,

                  o    all advances relating to interest,

                  o    all Compensating Interest,

                  o Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month,

                  o the interest portion of proceeds of the repurchase of any mortgage loans, and

                  o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

                  less

         (ii) the sum, without duplication, of the following amounts:

                  o amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party,

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider, and

                  o the amount of any premium payable to the Insurer, as provided in the pooling and servicing agreement.

         "Liquidation Period," with respect to a distribution date, is the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Net Deferred Interest," with respect to the mortgage loans, on any distribution date, means the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the available funds for such distribution date and available to be distributed on the related certificates on that distribution date.

         With respect to any class of offered certificates as of any distribution date, means an amount equal to the product of (1) the excess, if any, of (a) the pass-through rate for such class of certificates, over (b) the Adjusted Rate Cap for such class of certificates for such distribution date, (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) over (b) the aggregate certificate principal balance of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" with respect to any distribution date (a) prior to the distribution date in May 2027, an amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and (b) on or after May 2027, an amount equal to the greater of (1) 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and (2) the sum of (i) the aggregate outstanding principal balance of the mortgage loans, in each case, as of the last day of the related Due Period, with an original term to maturity of greater than 360 months, and (ii) 0.10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date, the period that is provided in the related servicing agreement with respect to the mortgage loans.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

                  o    the Principal Funds for such distribution date, plus

                  o any Extra Principal Distribution Amount for such distribution date, less

                  o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i) the sum, without duplication, of the following amounts:

                  o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

                  o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

                  o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

                  o all Liquidation Proceeds and Subsequent Recoveries collected during the related Liquidation Period, to the extent such Liquidation Proceeds and Subsequent

                       Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Liquidation Period, and

                  o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

                   less

         (ii) the sum, without duplication, of the following amounts:

                  o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the supplemental interest trust trustee, the securities administrator, the sponsor, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party,

                  o the amounts of any payment of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans,

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date,

                  o the amount of any premium payable to the Insurer, to the extent not paid from Interest Funds for the related distribution date, as provided in the pooling and servicing agreement.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Realized Loss Period" with respect to a distribution date, the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

         "Reimbursement Amount" is the sum of (a) the aggregate unreimbursed amount of any payments made by the Insurer under the Policy, together with interest on such amount from the date of payment by the Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Insurer under the Insurance Agreement or the pooling and servicing agreement.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for each distribution date:

                  (i) prior to the Stepdown Date, is the sum of (a) approximately 2.60% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and (b) the Aggregate Early Principal Payment Amount for such distribution date;

                  (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the lesser of (a) the amount described in clause (i) above, and (b) the greater of (x) the excess of (1) approximately 7.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), over (2) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date, and (y) the Overcollateralization Floor; or

                  (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date (after taking into account any distributions of principal made with respect to the Class M-9 Certificates pursuant to clause ninth under "--Excess Cashflow Provisions" above).

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof, plus the amounts of any Net Deferred Interest allocated to such mortgage loan, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related Liquidation Period, and

                  o any Realized Loss thereon incurred during the related Realized Loss Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

                  o        the distribution date occurring in May 2010 and

                  o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 34.80%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

         (A)    (i)        the three-month rolling average of the sum of the
                           Stated Principal Balances of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the mortgage loans as of the last day of the related Due
                           Period, equals or exceeds

                  (ii) approximately 20.10% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

          (B) as of the last day of the related Realized Loss Period, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

                 DISTRIBUTION DATE                   LOSS PERCENTAGE
                 -----------------                   ---------------
                 May 2010 through April 2011              1.75%
                 May 2011 through April 2012              2.50%
                 May 2012 through April 2013              3.00%
                 May 2013 and each month thereafter       3.00%

         "Unpaid Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, is the excess of:

                  o the Applied Realized Loss Amount with respect to such class over

                  o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

            Item                              Fee                                  Paid From
--------------------------------------------------------------------------------------------
Master Servicing Fee(1)        0.009% per annum                    Mortgage Loan Collections
Servicing Fee(1)               0.200% - 0.750% per annum           Mortgage Loan Collections
Premium rate payable to        0.100% per annum                    Mortgage Loan Collections
Financial Guaranty Insurance
Company for providing the
Policy(2)

(1) The master servicing fee and servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.
(2) The premium is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-9 Certificates until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related Realized Loss Period will be allocated to the Class A Certificates, until the certificate principal balance of such class has been reduced to zero.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the related Realized Loss Period and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

         Any Subsequent Recoveries on the mortgage loans will be allocated first to the Insurer for payment of any unreimbursed Reimbursement Amounts for such distribution date in respect of any Deficiency Amount (as defined under "The Certificate Insurance Policy"), but only to the extent of the portion of Realized Losses allocated to the Class A Certificates paid by the Insurer.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed as provided under "--Distributions--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider, (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, and (3) in the case of the Class A Certificates, the premium rate payable to Financial Guaranty Insurance Company for providing the financial guaranty insurance policy with respect to the Class A Certificates, in each case on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12. The interest rate cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum margin for each class of offered certificates is as follows:

                    o for the Class A Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                    o for the Class M-8 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%, and

                    o for the Class M-9 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments or from and to the extent of funds on deposit in the Swap Account, as the case may be. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE SWAP ADMINISTRATOR

         Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as swap administrator for the benefit of the trust and certificateholders, will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement and Swap Administration Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

THE INTEREST RATE SWAP AGREEMENT

         Citibank, N.A., as the supplemental interest trust trustee (the "Supplemental Interest Trust Trustee") will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Swap Provider") for the benefit of the holders of the offered certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the "Supplemental Interest Trust"). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On or before each distribution date through and including the distribution date in April 2012, subject to early termination as described below, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the "Swap Account") certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the offered certificates certain amounts in respect of Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the Specified Overcollateralization Amount, in each case to the extent not covered by the Excess Cashflow, as described in this free writing prospectus and under "The Swap Administration Agreement" in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each distribution date through and including the distribution date in April 2012, the Swap Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the "Fixed Swap Payment", equal to the product of (x) a fixed rate equal to 5.06375% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is
360. On or before each such distribution date the Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Supplemental Interest Trust, a floating amount, or the "Floating Swap Payment", equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement) (y) the notional amount for that distribution date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a "Net Swap Payment", will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, on behalf of the Supplemental Interest Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Net Swap Payment is required to be made to the Swap Provider, the issuing entity will be required to make a payment to the Swap Account in the amount of such Net Swap Payment, prior to distributions to the certificateholders. The Swap Administrator, on behalf of the Supplemental Interest Trust, will only be required to make a Net Swap Payment to the Swap Provider to the extent of funds paid by the trust to the Swap Account.

         The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth in the table below, calculated based upon an assumed prepayment rate with respect to the mortgage loans (assuming no defaults or delinquencies). The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in April 2012, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                               NOTIONAL AMOUNT OF
MONTH OF DISTRIBUTION DATE              INTEREST RATE SWAP AGREEMENT ($)
--------------------------              --------------------------------
  May 2007                                     505,688,746.57
  June 2007                                    498,642,873.88
  July 2007                                    491,695,443.17
  August 2007                                  484,844,754.48
  September 2007                               478,088,451.21
  October 2007                                 471,425,549.06
  November 2007                                464,855,331.44
  December 2007                                458,375,006.87
  January 2008                                 451,983,472.38
  February 2008                                445,679,097.11

                                               NOTIONAL AMOUNT OF
MONTH OF DISTRIBUTION DATE              INTEREST RATE SWAP AGREEMENT ($)
--------------------------              --------------------------------
  March 2008                                   439,460,905.58
  April 2008                                   433,328,381.29
  May 2008                                     427,277,254.46
  June 2008                                    421,309,381.26
  July 2008                                    415,423,341.52
  August 2008                                  409,615,493.95
  September 2008                               403,887,485.56
  October 2008                                 398,233,542.47
  November 2008                                392,655,995.33
  December 2008                                387,145,439.99
  January 2009                                 381,710,075.52
  February 2009                                376,344,735.38
  March 2009                                   371,049,564.85
  April 2009                                   365,823,301.79
  May 2009                                     360,655,398.27
  June 2009                                    355,556,945.69
  July 2009                                    350,529,423.80
  August 2009                                  345,566,412.76
  September 2009                               340,669,369.00
  October 2009                                 335,837,113.61
  November 2009                                331,071,994.82
  December 2009                                326,367,313.76
  January 2010                                 321,724,870.28
  February 2010                                317,142,868.77
  March 2010                                   312,621,293.21
  April 2010                                   308,161,298.93
  May 2010                                     303,761,629.07
  June 2010                                    299,421,639.18
  July 2010                                    295,131,902.33
  August 2010                                  290,895,918.84
  September 2010                               286,717,213.81
  October 2010                                 282,595,136.72
  November 2010                                278,523,810.25
  December 2010                                274,507,470.52
  January 2011                                 270,546,424.00
  February 2011                                266,639,111.56
  March 2011                                   262,784,468.95
  April 2011                                   258,983,706.88
  May 2011                                     255,232,414.89
  June 2011                                    251,532,081.49
  July 2011                                    247,882,196.61
  August 2011                                  244,281,907.40
  September 2011                               240,729,056.42
  October 2011                                 237,224,513.62
  November 2011                                233,768,381.30
  December 2011                                230,360,004.98
  January 2012                                 226,997,658.75
  February 2012                                223,681,002.06
  March 2012                                   220,407,667.87

                                               NOTIONAL AMOUNT OF
MONTH OF DISTRIBUTION DATE              INTEREST RATE SWAP AGREEMENT ($)
--------------------------              --------------------------------
  April 2012                                   217,180,019.22


         The respective obligations of the Swap Provider and the Swap Administrator, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the other party and (2) no "early termination date" (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.



         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following:

         o failure to make a payment due under the Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

         o failure by the Swap Provider to comply with or perform certain agreements or obligations required under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

         o failure by the Swap Provider to comply with or perform the specified rating trigger collateral posting requirements of the Interest Rate Swap Agreement if a specified rating trigger downgrade has occurred for a period specified in the Interest Rate Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

         o certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

         o repudiation or certain defaults by the Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

         o cross-default by the Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

         o        certain insolvency or bankruptcy events, and

         o a merger by a party to the Interest Rate Swap Agreement without an assumption of such party's obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

         Termination events under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following:

         o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the trust, certain similar events), and

         o tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

         Additional termination events under the Interest Rate Swap Agreement (each an "Additional Termination Event"), include the following:

         o failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

         o failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

         o occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

         o amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

         If the Swap Provider's credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator, on behalf of the Supplemental Interest Trust, or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

         Upon a Swap Early Termination in connection with the optional termination of the trust, if the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment will be distributed in accordance with the terms of the Swap Administration Agreement.

         A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement), or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

THE SWAP ADMINISTRATION AGREEMENT

         Wells Fargo Bank, N.A. will act as swap administrator (in such capacity, the "Swap Administrator") under a swap administration agreement (the "Swap Administration Agreement"). The Swap Administrator will only be obligated to make payments to holders of the offered certificates to the extent that it receives funds from the swap provider. The Swap Administrator will only be obligated to make payments to the swap provider to the extent that it receives funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap

Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

         On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

         first, to the Class A Certificates, to pay Current Interest and any Interest Carry Forward Amount on such class to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans, to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

         second, to the Insurer, any Reimbursement Amount relating to interest draws on the Policy, to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above;

         third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay Current Interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

         fourth, to pay, first to the Class A Certificates, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

         fifth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Specified Overcollateralization Amount as a result of related Realized Losses, distributed in the same manner and priority as the Principal Distribution Amount as described under "Description of the Certificates--Distributions--Principal Distribution Amount" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider will be deducted from available funds before distributions to the holders of the offered certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

         first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

         Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the offered certificates and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

THE SWAP PROVIDER

         Bear Stearns Financial Products Inc. or BSFP, will be the swap provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the sponsor, the issuing entity and the depositor.

         The information contained in the preceding paragraph has been provided by the Swap Provider for use in this free writing prospectus. The Swap Provider has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus, other than the information contained in the immediately preceding paragraph.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the interest rate swap agreement is less than 10%.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the swap provider, the Insurer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate Stated Principal Balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment, (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  14. whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  16. the cumulative Realized Losses through the end of the related Realized Loss Period;

                  17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

                  18. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider;

                  19. unless otherwise previously reported on Form 10-D, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

                  20. the amount of the Reimbursement Amount, if any; and

                  21. the Deficiency Amount, if any, to be paid by the Insurer.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Insurer via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (866) 846-4526.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee, with the consent of the Insurer but without the consent of certificateholders,

          o    to cure any ambiguity,

          o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

          o to change the manner in which the Distribution Account or the Protected Account is maintained,

          o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus

          o to revise or correct any provisions therein to reflect the obligations of the parties thereto as they relate to Regulation AB or

          o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any certificateholder or the Insurer. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders or the Insurer if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (without regard to the Policy). In addition, the pooling and servicing agreement may be amended with the consent of the Insurer, but without the consent of certificateholders, to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the Insurer and the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Insurer) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

         Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer, the sponsor, the securities administrator or the trustee shall enter into any amendment that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

         Notwithstanding the foregoing, the Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the Class A Certificates. So long as there is not a continuing default by the Insurer of its obligations under the Policy, the Insurer has, and may exercise without the consent of the holders of the Class A Certificates, all of the rights of the holders of the Class A Certificates under the pooling and servicing agreement.

VOTING RIGHTS

                  As of any date of determination,

                  o holders of the offered certificates will be allocated 97% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

                  o holders of the Class B-IO Certificates will be allocated 1% of all voting rights;

                  o holders of the Class P Certificates will be allocated 1% of all voting rights; and

                  o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

CERTAIN RIGHTS OF THE INSURER

         The Insurer shall be subrogated to the rights of each holder of a Class A Certificate to receive distributions on the Class A Certificates to the extent of any payment by the Insurer under the Policy.

         Unless it is in default under the terms of the Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Insurer, pursuant to the terms of the pooling and servicing agreement, each Class A certificateholder agrees that the Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the sponsor as if the Insurer were the holder of all Class A Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class A certificateholders thereunder without any further consent of the holders of the Class A Certificates and the holders of the Class A Certificates will not exercise any of such rights without the prior written consent of the Insurer. Once the Class A Certificates have been paid in full and any Reimbursement Amount owed to the Insurer has been paid, these rights will terminate.

OPTIONAL TERMINATION

         The depositor will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase at a price equal to the sum of

                  o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations and any Reimbursement Amount due to the Insurer, and

                  o any Net Swap Payment payable to the Swap Provider which remains unpaid and any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

         No such purchase by the depositor or its designee, as discussed above, will be permitted without the consent of the Insurer if a draw on the Policy will be made or if any amounts due to the Insurer would remain unreimbursed on the final distribution date for the Class A Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan (the "Repurchase Price"); provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

         In addition, the sponsor shall have the right to purchase any mortgage loan from the trust for which the first scheduled payment due to the trust after the closing date becomes 30 days past due; provided, however, such mortgage loan was purchased by the sponsor or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such originator to repurchase such mortgage loan if one or more scheduled payments becomes 30 days past due (and such originator has agreed to repurchase such mortgage loan). Such purchase shall be made at a price equal to the Repurchase Price.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

               o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator, and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

               o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

               o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, with the consent of the Insurer, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

THE TRUSTEE

         The trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank's Agency and Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent for approximately 361 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or, any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel) or otherwise incurred by the trustee in connection with the performance of its duties and obligations and the exercise of its rights under the pooling and servicing agreement, other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective unless approved by the Insurer and until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the trustee shall automatically become the successor to the master servicer, or may appoint a successor master servicer, with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, acceptable to the Insurer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered (without regard to the Policy) as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator, to the Rating Agencies, to the Swap Provider and to the certificateholders of record provided to the trustee by the securities administrator.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities. For a general description of

Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as certificate registrar and paying agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                                   THE POLICY

         The following information has been supplied by the Insurer for inclusion in this free writing prospectus.

THE POLICY

         The Insurer will issue a financial guaranty insurance policy (the "Policy")" for the benefit of the Class A Certificates. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

         The Insurer, in consideration of the right to receive monthly premiums pursuant to the pooling and servicing agreement and the Insurance Agreement, and subject to the terms of the Policy, unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the pooling and servicing agreement, to the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders, except as otherwise provided in the Policy with respect to Preference Amounts.

         For the purposes of the Policy, the following terms have the following meanings:

         "Deficiency Amount" means, with respect to any distribution date and the Class A Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) the Current Interest for the Class A Certificates on such distribution date, over (y) all amounts available to pay Current Interest on the Class A Certificates on such distribution date (including, without limitation, from Interest Funds and amounts on deposit on the Swap Account) in each case allocable to the Class A Certificates on such distribution date in accordance with the priority of payments set forth in the pooling and servicing agreement,
(ii) any Applied Realized Loss Amounts allocated to the Class A Certificates on such distribution date, and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final scheduled distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement, in each case after giving effect to distributions made on such date from sources other than the Policy.

         "Insured Amount" means, with respect to the Class A Certificates, (1) any Deficiency Amount and (2) any Preference Amount.

         "Notice" means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the securities administrator to the Insurer specifying the information set forth in such exhibit.

         "Insured Certificateholder" means, as to a particular Class A Certificate or, the Person, other than the depositor, any servicer, the master servicer, the trustee, the sponsor, the securities administrator or any subservicers retained by a servicer who, on the applicable distribution date, is entitled under the terms of the Class A Certificate to a distribution on the Class A Certificates.

         The Insurer will pay a Deficiency Amount with respect to the Class A Certificates by 12:00 noon (New York City time) in immediately available funds to the securities administrator on behalf of the trustee on the later of (i) the second business day following the business day on which the Insurer shall have received Notice that a Deficiency Amount is due in respect of the Class A Certificates, and (ii) the distribution date on which the related Deficiency Amount is payable to the Insured Certificateholders pursuant to the pooling and servicing agreement, for payment to the Insured Certificateholders in the same manner as other payments with respect to the Class A Certificates are required to be made. Any Notice received by the Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Insurer on the next succeeding business day.

         Upon such payment of an Insured Amount hereunder, the Insurer shall be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid. The Insurer's obligations with respect to the Class A Certificates under the Policy with respect to each distribution date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders for payment to such Insured Certificateholders, as provided in the pooling and servicing agreement and herein, whether or not such funds are properly applied by the securities administrator or the trustee.

         If any portion or all of any amount that is insured hereunder that was previously distributed to an Insured Certificateholder is recoverable and recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the Insurer will pay on the guarantee described in the second paragraph under "The Policy," an amount equal to each such Preference Amount by 12:00 noon on the second business day following receipt by the Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Insurer, irrevocably assigning to the Insurer all rights and claims of the trustee and/or such Insured Certificateholder relating to or arising under such Preference Amount and appointing the Insurer as the agent of the trustee and/or such Insured Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the securities administrator or such Insured Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the trustee or the Insured Certificateholder directly (unless the Insured Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order, in which case payment shall be made to the securities administrator for payment to the Insured Certificateholder upon delivery of proof of such payment reasonably satisfactory to the Insurer). Notwithstanding the foregoing, in no event shall the Insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Insurer under the Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class A

Certificates, prior to the time the Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

         Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Insurer after 12:00 noon, New York City time, on a given business day or on any day that is not a business day shall be deemed to have been received by the Insurer on the next succeeding business day. If any notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Insurer, and the Insurer will promptly so advise the securities administrator, and the securities administrator may submit an amended notice. All payments made by the Insurer under the Policy in respect of Preference Amounts will be made with the Insurer's own funds.

         The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of any Class A Certificates prior to the maturity of the Class A Certificates. The Policy shall expire and terminate without any action on the part of the Insurer or any other person on the date that is the later of
(i) the date that is one year and one day following the date on which the Class A Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

         A monthly premium shall be due and payable in arrears as provided in the pooling and servicing agreement and the Insurance Agreement.

         The Policy does not cover Prepayment Interest Shortfalls, any Net Deferred Interest or shortfalls resulting from the application of the Relief Act or similar state or local laws, any Basis Risk Shortfalls or Basis Risk Shortfall Carryover Amounts on the Class A Certificates, or any amounts payable to the Class A Certificates in respect of the Interest Rate Swap Agreement, nor does it guarantee to the Insured Certificateholders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the depositor, the trust, the trustee or the Insured Certificateholders for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy does not cover the failure of the trustee or securities administrator to make any distribution required under the pooling and servicing agreement to any Insured Certificateholders.

         The Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws and principles thereof. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

         In the event that payments under any Class A Certificate are accelerated, nothing contained in the Policy shall obligate the Insurer to make any payment of principal and interest on such Class A Certificate on an accelerated basis, unless such acceleration of payment by the Insurer is at the sole option of the Insurer; it being understood that a payment shortfall in respect of the redemption of any Class A Certificate by reason of the repurchase of the assets of the trust pursuant to the pooling and servicing agreement does not constitute acceleration for the purposes of the Policy.

                                   THE INSURER

         THE INFORMATION SET FORTH IN THE FOLLOWING PARAGRAPHS WITH RESPECT TO FINANCIAL GUARANTY INSURANCE COMPANY HAS BEEN PROVIDED BY FINANCIAL GUARANTY INSURANCE COMPANY (THE "INSURER"). NO REPRESENTATION IS MADE BY THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITER AS TO THE ACCURACY AND COMPLETENESS OF THIS INFORMATION.

         The Insurer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The Insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

         The Insurer is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware corporation. At March 31, 2007, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. - 42%; affiliates of the Blackstone Group L.P. - 23%; and affiliates of the Cypress Group L.L.C. - 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the Insurer or any claims under any insurance policy, including the Policy, issued by the Insurer.

         The Insurer is subject to the insurance laws and regulations of the State of New York, where the Insurer is domiciled, including New York's comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders' surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the Insurer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

         The following table sets forth the capitalization of the Insurer and subsidiaries as of March 31, 2007, December 31, 2006 and December 31, 2005, on the basis of U.S. generally accepted accounting principles ("GAAP").

                          FINANCIAL GUARANTY INSURANCE COMPANY AND SUBSIDIARIES
                                  CONSOLIDATED CAPITALIZATION TABLE
                                       (DOLLARS IN MILLIONS)


                                                      MARCH 31,             DECEMBER 31,           DECEMBER 31,
                                                         2007                   2006                   2005
                                                         ----                   -----                  ----
                                                      (UNAUDITED)
                                                      -----------

Unearned Premiums                                          $1,367                 $1,348                 $1,201
Other Liabilities                                             937                    960                    144
                                                              ---                    ---                    ---
Total Liabilities                                           2,304                  2,308                  1,345
                                                            -----                  -----                  -----
Stockholder's Equity
     Common Stock                                              15                     15                     15
     Additional Paid-in Capital                             1,904                  1,902                  1,895
     Accumulated Other

                                     S-128

          Comprehensive Income (Loss), net of                   5                      6                   (14)
tax
Retained Earnings                                             785                    715                    471
                                                              ---                    ---                    ---
Total Stockholder's Equity                                  2,709                  2,638                  2,367
                                                            -----                  -----                  -----
Total Liabilities and
     Stockholder's Equity                                  $5,013                 $4,946                 $3,712
                                                           ======                 ======                 ======


         Included as Schedule B to this free writing prospectus are the following financial statements:

         o the audited consolidated financial statements of the Insurer and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006; and

         o the unaudited consolidated financial statements of the Insurer and subsidiaries as of March 31, 2007 and for the three month periods ended March 31, 2007 and 2006.

         Any statement contained herein under the heading "The Insurer" or in Schedule B shall be modified or superseded to the extent required by any statement in any supplement to, or any subsequent recirculation of, this free writing prospectus.

         THE NEW YORK STATE INSURANCE DEPARTMENT RECOGNIZES ONLY STATUTORY ACCOUNTING PRACTICES ("SAP") FOR DETERMINING AND REPORTING THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AN INSURANCE COMPANY, FOR DETERMINING ITS SOLVENCY UNDER THE NEW YORK INSURANCE LAW, AND FOR DETERMINING WHETHER ITS FINANCIAL CONDITION WARRANTS THE PAYMENT OF A DIVIDEND TO ITS STOCKHOLDERS. ALTHOUGH THE INSURER PREPARES BOTH GAAP AND SAP FINANCIAL STATEMENTS, NO CONSIDERATION IS GIVEN BY THE NEW YORK STATE INSURANCE DEPARTMENT TO FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GAAP IN MAKING SUCH DETERMINATIONS. A DISCUSSION OF THE PRINCIPAL DIFFERENCES BETWEEN SAP AND GAAP IS CONTAINED IN THE NOTES TO THE INSURER'S AUDITED SAP FINANCIAL STATEMENTS.

         Copies of the Insurer's most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Insurer's telephone number is (212) 312-3000.

         NEITHER THE INSURER NOR ANY OF ITS AFFILIATES ACCEPTS ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF, NOR HAVE THEY PARTICIPATED IN THE PREPARATION OF, THE PROSPECTUS, THE FREE WRITING PROSPECTUS OR ANY INFORMATION OR DISCLOSURE THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD3, ASSET-BACKED CERTIFICATES, SERIES 2007-SD3 (THE "CERTIFICATES"), OR OMITTED FROM SUCH DISCLOSURE, OTHER THAN WITH RESPECT TO THE ACCURACY OF INFORMATION REGARDING THE INSURER AND THE POLICY SET FORTH UNDER THE HEADING "THE INSURER" AND "THE POLICY" HEREIN. IN ADDITION, THE INSURER MAKES NO REPRESENTATION REGARDING THE CERTIFICATES OR THE ADVISABILITY OF INVESTING IN THE CERTIFICATES.

THE INSURER'S CREDIT RATINGS

         The financial strength of the Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Insurer does not guarantee the market price or investment value of the Certificates nor does it guarantee that the ratings on the Certificates will not be revised or withdrawn.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 15.62% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

                  o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

                  o the delinquency and default experience of the mortgage loans; and

                  o the provisions of the pooling and servicing agreement that permit collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates having an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Each class of offered certificates has the benefit of the Interest Rate Swap Agreement on each distribution date through and including the distribution date in April 2012, as described in this free writing prospectus. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Cashflow is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See "Description of the Certificates--Excess Cashflow Provisions" and "--The Interest Rate Swap Agreement" in this free writing prospectus.

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Cashflow on such distribution date may be used. However, there can be no assurance that such Excess Cashflow will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Cashflow available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this free writing prospectus. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

         The Policy will not cover any Basis Risk Shortfall Amounts on the Class A Certificates, or amounts payable to the Class A Certificates in respect of the Interest Rate Swap Agreement.

         Subject to the circumstances described under "Description of the Certificates--Distributions" in this free writing prospectus, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the senior certificates.

         The "final scheduled distribution date" for distributions on the offered certificates is the distribution date occurring in May 2037. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

                  o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

                  o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                  o the mortgage loans prepay at the indicated percentages of CPR;

                  o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in May 2007, in accordance with the payment priorities defined in this free writing prospectus;

                  o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                  o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in May 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in April 2007, and include 30 days' interest thereon;

                  o    the closing date for the Certificates is May 18, 2007;

                  o each index for the adjustable rate mortgage loans remains constant at the following levels:

                                INDEX                        RATE
                                -----                        ----
                           1-Month LIBOR                   [____]%
                           6-Month LIBOR                   [____]%
                           1-YR LIBOR                      [____]%
                           1-YR TREASURY                   [____]%

                  o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                  o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of the trust fund on any optional termination date;

                  o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted, as applicable, on each payment adjustment period (set forth in the table below);

                  o the certificate principal balance of Class P Certificates is $0;

                  o in the case of each negative amortization mortgage loan other than a Secure Option ARM Loan, scheduled monthly payments of principal and interest on each such negative amortization mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on the related mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a related mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125%, as applicable, of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity); and in the case of each Secure Option ARM Loan, scheduled monthly payments of principal and interest on each such negative amortization mortgage loan will be adjusted every six months after the first five years following origination, subject to negative amortization limits of 110% or 115%, as applicable;

                  o Overcollateralization Floor will remain constant at 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and all certificates will be paid in full on the distribution date in May 2037; and

                  o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS


                                                                                      Original          Remaining         Remaining
Mortgage                                            Gross              Net          Amortization      Amortization         Term of
  Loan            Original           Current       Mortgage           Mortgage         Term               Term            Maturity
 Number         Balance ($)       Balance ($)      Rate (%)           Rate (%)      (in months)        (in months)       (in months)
------------------------------------------------------------------------------------------------------------------------------------
   1           1,145,250.00      1,127,472.61    7.6052857861      7.3462857861          360                334               N/A
   2             447,757.01        446,360.38    6.7579624675      6.2489624675          346                344               N/A
   3             610,800.00        605,153.01    7.7000951503      7.4410951503          360                349               N/A
   4           3,183,830.00      3,134,644.50    6.8601920947      6.6011920947          360                341               N/A
   5             128,000.00        127,333.10    7.1250000000      6.6160000000          360                354               N/A
   6           1,314,900.00      1,161,364.63    8.6036827243      8.3446827243          317                248               N/A
   7             329,474.70        320,045.81    6.4487737943      5.9397737943          343                317               N/A
   8             311,920.00        309,230.81    6.8750000000      6.6160000000          360                344               N/A
   9             124,181.00        123,069.06    6.8750000000      6.6160000000          360                343               N/A
  10           3,541,447.00      3,384,516.05    6.4426148275      6.1836148275          304                285               N/A
  11           5,557,680.00      5,438,560.46    7.6223582660      7.3633582660          359                331               N/A
  12          96,138,780.79     88,782,800.40    6.8976507846      6.5562381048          327                311               N/A
  13          54,826,322.21     52,943,940.39    7.2464029594      6.8932772594          349                329               N/A
  14             136,800.00        135,542.70    9.6750000000      9.1660000000          360                343               163
  15             362,707.00        315,809.06    7.0783208017      6.6447623042          460                445               315
  16             276,400.00        268,006.54    6.9286930228      6.5270790683          412                387               232
  17           1,964,800.00      1,964,775.00    7.0000000000      6.7410000000          360                341               N/A
  18             491,200.00        491,200.00    7.0000000000      6.7410000000          360                341               N/A
  19             388,000.00        388,000.00    6.6250000000      6.3660000000          360                339               N/A
  20             292,750.00        292,750.00    6.9511101623      6.6921101623          360                357               N/A
  21             444,000.00        444,000.00    7.4966216216      7.2376216216          360                351               N/A
  22             700,000.00        700,000.00    5.8750000000      5.3660000000          360                339               N/A
  23             242,400.00        242,197.00    7.3637472801      6.8547472801          360                345               N/A
  24             332,000.00        332,000.00    7.3750000000      6.8660000000          360                348               N/A
  25             910,000.00        741,519.64    6.0000000000      5.7410000000          360                343               N/A
  26             470,400.00        470,400.00    6.3565051020      6.0975051020          360                342               N/A
  27           2,803,810.00      2,799,131.21    6.6115448595      6.3525448595          335                323               N/A
  28           4,078,016.00      4,072,963.23    7.0386949464      6.7796949464          360                352               N/A
  29          13,575,298.61     13,560,670.73    7.2288877788      6.8088498351          360                351               N/A
  30           8,775,430.00      8,774,842.07    7.3580323594      6.9151737207          364                353               N/A
  31             668,000.00        687,418.79    8.1250000000      7.6160000000          360                350               N/A
  32             389,500.00        400,011.95    8.3750000000      7.8660000000          360                349               N/A
  33             301,400.00        314,916.34    8.8750000000      8.3660000000          360                347               N/A
  34             212,000.00        218,541.76    7.7500000000      7.2410000000          360                347               N/A
  35             131,600.00        134,826.05    8.4640000000      7.9550000000          360                346               N/A
  36             204,800.00        208,007.26    8.0000000000      7.4910000000          360                342               N/A
  37             225,000.00        231,220.37    7.7500000000      7.2410000000          360                342               N/A
  38             592,500.00        616,610.23    7.5640000000      7.0550000000          360                338               N/A
  39             666,500.00        675,759.25    8.3750000000      7.8660000000          360                352               N/A
  40             175,500.00        178,968.62    8.5000000000      7.9910000000          360                352               N/A
  41             336,000.00        344,935.68    8.3750000000      7.9910000000          360                351               N/A
  42             280,000.00        286,335.25    8.5000000000      7.9910000000          360                351               N/A
  43             209,600.00        213,729.11    8.4640000000      8.0800000000          360                351               N/A
  44             560,000.00        575,547.72    9.9500000000      9.5660000000          360                351               N/A
  45             325,000.00        331,041.37    8.3390000000      7.9550000000          480                473               N/A
  46             476,000.00        379,604.64    8.1250000000      7.6160000000          360                341               N/A
  47             144,000.00        148,257.22    8.5000000000      7.9910000000          360                350               N/A
  48             416,000.00        428,857.55    8.5000000000      7.9910000000          360                349               N/A
  49             161,200.00        163,317.27    8.8750000000      8.3660000000          360                349               N/A
  50             352,500.00        359,511.29    8.8750000000      8.3660000000          360                348               N/A
  51             643,500.00        667,930.96    8.3750000000      7.8660000000          360                347               N/A
  52             160,000.00        163,552.75    8.8750000000      8.3660000000          360                347               N/A
  53             650,000.00        678,287.85    8.5000000000      7.9910000000          360                345               N/A
  54             284,800.00        295,886.67    8.3750000000      7.8660000000          360                343               N/A
  55             420,000.00        436,244.71    8.1250000000      7.7410000000          360                342               N/A
  56             158,700.00        166,059.41    8.3750000000      7.9910000000          360                340               N/A
  57             333,000.00        346,648.50    7.6640000000      7.1550000000          360                325               N/A
  58           1,500,000.00      1,515,885.13    8.0000000000      7.4910000000          360                355               N/A
  59             338,400.00        343,709.89    8.3750000000      7.8660000000          360                354               N/A
  60             280,000.00        284,237.74    8.5000000000      7.9910000000          360                354               N/A
  61             432,000.00        440,377.18    8.0000000000      7.4910000000          360                352               N/A
  62             549,000.00        560,387.08    9.0000000000      8.4910000000          360                352               N/A
  63             110,160.00        112,559.71    8.5000000000      7.9910000000          360                351               N/A
  64             132,000.00         99,630.28    7.0420000000      6.5330000000          360                194               N/A
  65              88,000.00         72,163.86    6.7420000000      6.2330000000          360                202               N/A
  66              88,000.00         69,763.55    6.9420000000      6.4330000000          360                196               N/A
  67             188,900.00        140,294.68    7.0000000000      6.4910000000          360                180               N/A
  68              72,800.00         51,734.70    7.0000000000      6.4910000000          360                169               N/A
  69              56,000.00         39,168.99    7.0000000000      6.4910000000          360                157               N/A
  70             129,600.00         86,081.78    7.0000000000      6.4910000000          360                149               N/A
  71              28,275.59         23,683.00    6.3920000000      5.8830000000          180                110               N/A
  72             353,438.53        299,864.45    7.0960000000      6.5870000000          300                224               N/A
  73             100,000.00         81,988.29    7.0000000000      6.4910000000          480                279               N/A
  74             375,000.00        406,186.58    6.7460000000      6.2370000000          480                420               N/A
  75             332,500.00        336,777.35    8.5000000000      8.1160000000          360                355               N/A
  76             680,000.00        680,060.17    8.2500000000      7.7410000000          360                355               N/A
  77             516,000.00        524,570.53    8.5000000000      8.1160000000          360                354               N/A
  78             639,000.00        653,352.17    8.2500000000      7.8660000000          360                352               N/A
  79             556,800.00        571,788.19    8.3750000000      7.9910000000          360                351               N/A
  80             647,500.00        655,152.92    8.5000000000      8.1160000000          480                476               N/A
  81             399,950.00        410,861.01    8.5000000000      8.1160000000          360                350               N/A
  82             380,000.00        389,438.26    7.8750000000      7.4910000000          360                349               N/A
  83             268,000.00        273,970.57    8.5000000000      8.1160000000          360                344               N/A
  84             405,000.00        422,019.60    7.8750000000      7.4910000000          360                343               N/A
  85             118,000.00        119,656.88    8.2500000000      7.7410000000          360                340               N/A
  86             468,000.00        470,364.90    8.7500000000      8.3660000000          360                357               N/A
  87             269,500.00        270,608.47    8.2500000000      7.8660000000          360                357               N/A
  88             300,000.00        302,574.13    8.7500000000      8.3660000000          360                356               N/A
  89             442,500.00        445,269.18    8.3750000000      7.8660000000          360                356               N/A
  90             204,000.00        206,452.03    8.2500000000      7.8660000000          360                355               N/A
  91           1,000,000.00      1,017,671.66    8.7500000000      8.3660000000          360                354               N/A
  92             276,400.00        281,587.96    8.0000000000      7.4910000000          360                352               N/A
  93             555,000.00        571,196.51    8.7500000000      8.3660000000          360                351               N/A
  94             261,375.00        267,977.77    8.7500000000      8.3660000000          360                351               N/A
  95             316,000.00        321,815.94    8.6250000000      8.3660000000          360                351               N/A
  96             203,000.00        204,570.44    8.7500000000      8.3660000000          480                477               N/A
  97             274,400.00        276,340.45    8.7500000000      8.3660000000          480                477               N/A
  98             417,000.00        424,966.55    7.7500000000      7.3660000000          360                350               N/A
  99             370,000.41        375,790.47    7.7500000000      7.3660000000          360                350               N/A
  100            300,000.00        301,255.52    8.1250000000      7.7410000000          360                350               N/A
  101            376,300.00        382,786.00    8.1097644637      7.6594555796          360                349               N/A
  102            150,000.00        151,632.48    7.8750000000      7.4910000000          360                348               N/A
  103            587,200.00        601,543.12    7.9146604445      7.5306604445          360                348               N/A
  104          1,202,000.00      1,225,898.42    8.0294137727      7.6454137727          360                348               N/A
  105            200,000.00        206,159.15    8.3750000000      7.9910000000          360                348               N/A
  106            257,000.00        262,485.37    7.7500000000      7.3660000000          360                348               N/A
  107            171,000.00        171,459.49    8.5000000000      8.1160000000          360                348               N/A
  108            665,000.00        679,484.74    8.0000000000      7.6160000000          360                347               N/A
  109            145,600.00        149,670.96    7.7500000000      7.3660000000          360                347               N/A
  110            521,000.00        517,924.18    8.1665006160      7.7825006160          360                347               N/A
  111            485,000.00        499,057.79    8.2019534877      7.8179534877          360                347               N/A
  112            200,000.00        204,069.57    8.2500000000      7.8660000000          360                347               N/A
  113            133,000.00        135,484.75    8.3750000000      7.9910000000          360                347               N/A
  114            294,000.00        302,734.42    7.7500000000      7.3660000000          360                346               N/A
  115            150,000.00        154,820.85    7.8750000000      7.4910000000          360                346               N/A
  116             96,800.00        100,242.84    8.3750000000      7.9910000000          360                346               N/A
  117          1,475,000.00      1,472,244.88    2.5000000000      2.1160000000          360                359               N/A
  118            215,000.00        217,132.06    7.8750000000      7.4910000000          360                355               N/A
  119            212,000.00        214,198.88    8.1250000000      7.7410000000          360                355               N/A
  120            271,079.09        272,267.07    7.6250000000      7.2410000000          360                354               N/A
  121            512,480.00        519,597.03    8.1250000000      7.7410000000          360                354               N/A
  122            104,000.00        105,128.57    7.7500000000      7.3660000000          360                353               N/A
  123            187,500.00        191,822.91    8.2500000000      7.7410000000          360                352               N/A
  124            416,500.00        424,116.96    8.3750000000      7.8660000000          360                352               N/A
  125            417,000.00        425,893.75    7.8750000000      7.4910000000          360                351               N/A
  126            177,000.00        180,999.86    8.2500000000      7.8660000000          360                351               N/A
  127             52,500.00         42,965.59    6.8420000000      6.3330000000          360                222               N/A
  128             85,000.00         50,640.74    6.7420000000      6.2330000000          360                143               N/A
  129            112,500.00         61,454.43    6.3920000000      5.8830000000          360                127               N/A
  130            127,910.77        126,904.85    7.0720000000      6.5630000000          156                154               N/A
  131            196,000.00        208,292.16    7.4620000000      6.9530000000          480                438               N/A
  132            570,000.00        589,760.05    8.8640000000      8.3550000000          360                347               N/A
  133            336,950.00        344,329.23    8.3640000000      7.8550000000          360                322               N/A
  134            290,000.00        301,807.25    7.7640000000      7.2550000000          360                321               N/A
  135            214,400.00        217,123.06    8.6250000000      8.2410000000          360                355               N/A
  136            428,000.00        453,605.64    8.2140000000      7.7050000000          480                461               N/A
  137            315,000.00        334,356.70    8.3640000000      7.8550000000          480                460               N/A
  138             48,843.00         36,909.48    7.4640000000      6.9550000000          360                252               N/A
  139            217,425.00        224,761.27    7.4340000000      6.9250000000          360                341               N/A
  140            476,000.00        496,541.54    7.9140000000      7.4050000000          360                338               N/A
  141            371,000.00        386,994.95    7.6540000000      7.1450000000          360                337               N/A
  142            375,000.00        394,658.29    8.0140000000      7.5050000000          360                334               N/A
  143             52,500.00         52,967.76    7.4640000000      6.9550000000          360                328               N/A
  144            427,025.00        433,623.69    7.7140000000      7.2050000000          360                328               N/A
  145          1,552,300.00      1,603,290.30    7.4826216093      6.9736216093          360                323               N/A
  146            170,000.00        165,929.05    7.1640000000      6.6550000000          360                320               N/A
  147            400,000.00        417,393.78    8.1040000000      7.5950000000          360                320               N/A
  148            381,500.00        387,506.47    8.0140000000      7.5050000000          360                318               N/A
  149            103,000.00         98,163.99    7.6140000000      7.1050000000          360                314               N/A
  150            480,000.00        466,375.46    7.3140000000      6.8050000000          360                310               N/A
  151             70,400.00         66,839.53    7.6140000000      7.1050000000          360                310               N/A
  152            650,000.00        644,990.54    7.7640000000      7.2550000000          360                309               N/A
  153            397,500.00        383,184.84    9.2640000000      8.7550000000          360                308               N/A
  154            160,000.00        151,890.19    8.1140000000      7.6050000000          360                303               N/A
  155            180,000.00        168,799.21    7.6140000000      7.1050000000          360                300               N/A
  156            170,800.00        157,956.43    8.1140000000      7.6050000000          360                293               N/A
  157            385,000.00        355,334.59    6.8640000000      6.3550000000          360                274               N/A
  158             52,800.00         48,629.92    7.5140000000      7.0050000000          360                274               N/A
  159             65,000.00         62,432.93    7.1140000000      6.6050000000          360                263               N/A
  160            504,000.00        501,945.39    7.5140000000      7.0050000000          360                261               N/A
  161            280,829.00        291,612.72    7.5340000000      7.0250000000          480                441               N/A
  162            389,287.59        388,702.95    7.6140000000      7.1050000000          440                435               N/A
  163            168,000.00        167,537.13    6.1250000000      5.6160000000          360                322               N/A
  164            423,200.00        407,011.60    4.1250000000      3.6160000000          360                334               N/A
  165            242,450.00        237,616.47    5.3176362417      4.8086362417          338                316               N/A
  166            111,294.84        111,101.90    6.7500000000      6.2410000000          360                358               N/A
  167          1,241,400.00      1,009,563.95    6.6346048608      6.1256048608          360                242               N/A
  168            252,000.00        189,108.17    7.9910638644      7.4820638644          347                240               N/A
  169            268,200.00        268,200.00    4.6250000000      4.1160000000          360                335               N/A
  170            853,500.00        762,136.48    6.5292504587      6.0202504587          358                307               N/A
  171            129,110.00         62,474.05    6.4010714902      5.8920714902          360                 97               N/A
  172            251,000.00        235,492.18    5.3750000000      5.1160000000          360                311               N/A
  173            263,500.00        233,539.51    7.7810486435      7.2720486435          360                256               N/A
  174            131,600.00         91,187.08    7.8277858963      7.3187858963          360                221               N/A
  175            360,000.00        337,048.85    5.0000000000      4.4910000000          360                312               N/A
  176            272,000.00        254,611.79    5.2500000000      4.7410000000          360                312               N/A
  177            332,000.00        332,000.00    3.7500000000      3.2410000000          360                336               N/A
  178          1,091,141.05      1,028,701.68    4.4244620122      3.9154620122          347                316               N/A
  179             40,600.00         15,534.36    6.3300000000      5.8210000000          360                 72               N/A
  180            153,000.00        146,247.35    5.8750000000      5.3660000000          395                348               N/A
  181            901,900.00        533,400.96    7.6092729614      7.1002729614          360                260               N/A
  182            494,125.00        382,661.11    8.9372426293      8.4282426293          347                224               N/A
  183          2,055,352.97      1,835,424.42    4.4255726919      3.9389172227          348                316               N/A
  184            220,000.00        217,907.69    6.8750000000      6.6160000000          360                349               N/A
  185          1,743,000.00        966,811.96    4.2060172112      3.6970172112          343                297               N/A
  186            486,362.93        486,362.93    6.8750000000      6.3660000000          351                341               N/A
  187            654,000.00        536,596.54    3.8750000000      3.3660000000          243                198               N/A
  188            534,750.00        522,193.58    4.0172781830      3.5082781830          360                322               N/A
  189            442,000.00        410,516.55    3.8750000000      3.3660000000          360                315               N/A
  190            130,980.00        130,933.87    5.0000000000      4.4910000000          360                340               N/A
  191            361,600.00        359,549.36    3.8750000000      3.3660000000          360                340               N/A
  192            339,300.00        336,700.00    4.3750000000      3.8660000000          360                316               N/A
  193            925,855.00        878,812.02    4.0610200959      3.5897944541          360                319               N/A
  194            515,500.00        434,614.70    3.8750000000      3.3660000000          240                196               N/A
  195             85,000.00         82,844.24    3.7500000000      3.2410000000          365                321               N/A
  196            407,200.00        406,858.43    4.8750000000      4.3660000000          360                316               N/A
  197            244,000.00        242,659.26    8.0000000000      7.6160000000          360                352               N/A
  198            242,000.00        229,441.41    5.5000000000      4.9910000000          360                317               N/A
  199            136,000.00        135,845.51    5.8750000000      5.3660000000          360                341               N/A
  200            187,000.00        187,000.00    5.0000000000      4.4910000000          360                341               N/A
  201            937,800.00        922,800.00    4.4994310793      3.9904310793          360                317               N/A
  202            516,700.00        391,241.34    4.7780905259      4.2690905259          320                277               N/A
  203             99,216.00         98,481.00    6.8750000000      6.4260000000          360                353               N/A
  204            372,000.00        372,000.00    4.7500000000      4.4910000000          360                317               N/A
  205            182,650.00        182,650.00    5.3750000000      4.8660000000          360                341               N/A
  206            256,000.00        254,940.79    8.7250000000      8.3410000000          360                353               N/A
  207            101,485.60        101,084.59    8.9500000000      8.4410000000          360                353               N/A
  208            605,700.00        597,781.86    4.9887537864      4.4797537864          360                318               N/A
  209            278,418.00        265,953.79    4.5148365483      4.0058365483          360                318               N/A
  210            403,797.90        398,819.55    4.6250000000      4.1160000000          324                318               N/A
  211            278,200.00        279,712.99    5.0299134570      4.5209134570          363                321               N/A
  212            256,500.00        255,611.48    8.8300000000      8.3210000000          360                354               N/A
  213            282,000.00        282,000.00    5.8829787234      5.5069574468          360                343               N/A
  214            831,492.00        788,112.83    4.7782280584      4.2692280584          360                325               N/A
  215             99,750.00         94,188.21    5.0000000000      4.4910000000          360                319               N/A
  216            252,000.00        252,000.00    5.3750000000      5.1160000000          360                319               N/A
  217            342,152.15        341,249.82    7.7500000000      7.2410000000          335                324               N/A
  218             96,000.00         88,846.24    6.0000000000      5.4910000000          360                301               N/A
  219            485,395.47        456,571.52    6.9517950546      6.4427950546          348                330               N/A
  220             96,500.00         93,475.87    3.1250000000      2.6160000000          367                332               N/A
  221            160,983.85        128,379.99    5.9597500997      5.4507500997          338                297               N/A
  222          1,197,062.00        935,451.97    7.1788450881      6.6698450881          360                241               N/A
  223             60,500.00         23,519.86    7.5689774514      7.0599774514          203                 64               N/A
  224             72,500.00         71,188.30   10.8750000000     10.3660000000          360                331               N/A
  225             71,456.00         69,949.93    6.7500000000      6.2410000000          360                337               N/A
  226             45,000.00         44,005.45   13.6250000000     13.3660000000          360                301               N/A
  227            175,551.53        175,551.53    6.6250000000      6.1160000000          360                344               N/A
  228            282,150.00        282,150.00    4.5000000000      3.9910000000          360                320               N/A
  229            432,000.00        403,596.99    4.1250000000      3.6160000000          360                320               N/A
  230            180,000.00        170,202.41    4.7500000000      4.2410000000          360                320               N/A
  231            290,605.00        290,605.00    8.2000000000      7.6910000000          360                356               N/A
  232            217,600.00        214,600.00    6.0000000000      5.7410000000          360                345               N/A
  233            671,953.54        655,363.61    4.2606372171      3.8058767140          345                330               N/A
  234            130,000.00        122,488.15    4.2500000000      3.7410000000          360                321               N/A
  235            355,000.00        336,594.08    4.8750000000      4.6160000000          360                321               N/A
  236            425,000.00        402,658.20    4.6250000000      4.1160000000          360                322               N/A
  237            152,500.00        149,047.50    4.6250000000      4.1160000000          386                348               N/A
  238            405,000.00        403,183.35    4.5693498163      4.0603498163          360                323               N/A
  239            425,500.00        404,657.09    4.8750000000      4.3660000000          360                323               N/A
  240            304,172.00        299,442.89    5.0000000000      4.4910000000          346                333               N/A
  241            546,660.22        546,660.22    4.4295357041      3.9205357041          360                338               N/A
  242            400,000.00        368,429.82    5.0000000000      4.4910000000          360                300               N/A
  243            338,000.00        337,903.18    6.8750000000      6.6160000000          360                348               N/A
  244            357,000.00        340,020.17    4.8750000000      4.6160000000          360                324               N/A
  245            711,200.00        649,132.99    6.4157449558      5.9498904136          360                274               N/A
  246            109,650.00        108,893.06    8.9500000000      8.6910000000          360                348               N/A
  247             75,950.00         76,060.76    7.6250000000      7.1160000000          360                338               N/A
  248            144,500.00        133,691.75    8.8750000000      8.1160000000          360                266               N/A
  249            955,100.00        896,025.19    5.0494754492      4.5404754492          360                314               N/A
  250            101,500.00         55,076.85    5.5327622676      5.0237622676          360                121               N/A
  251             72,000.00         41,655.55    6.8750000000      6.3660000000          300                 74               N/A
  252            610,600.00        447,178.92    7.6250000000      7.1160000000          360                221               N/A
  253            192,000.00        191,840.00    7.3750000000      6.8660000000          360                320               N/A
  254            139,977.00        147,909.01    7.5000000000      7.2410000000          360                338               N/A
  255            633,180.00        622,030.65    9.4273816572      8.9183816572          360                333               N/A
  256            233,600.00        189,197.54    7.1250000000      6.6160000000          360                218               N/A
  257            100,700.00         81,084.56    7.0000000000      6.4910000000          360                218               N/A
  258            203,774.00        203,606.54    5.7500000000      5.4910000000          360                351               N/A
  259            126,800.00        126,423.38    5.8750000000      5.6160000000          360                351               N/A
  260            195,158.00        193,374.10    6.0000000000      5.5510000000          360                351               N/A
  261             33,000.00          7,171.39    9.0000000000      8.4910000000          300                 27               N/A
  262            225,400.00        179,287.30    7.1250000000      6.6160000000          360                219               N/A
  263            184,950.00        182,074.61    7.1250000000      6.6160000000          406                279               N/A
  264             94,200.00         67,595.06    6.7120462649      6.4000346987          360                252               N/A
  265             62,000.00         46,568.02    7.3750000000      7.1160000000          360                195               N/A
  266            508,500.00        426,917.99    7.7783596388      7.2693596388          360                262               N/A
  267            333,450.00        333,265.93    7.3750000000      6.8660000000          360                327               N/A
  268            317,632.23        323,830.86    9.6088404160      9.0998404160          342                336               N/A
  269             54,337.00         49,747.67    9.8750000000      9.3660000000          360                261               N/A
  270            565,787.30        558,732.27    9.9032400702      9.3942400702          354                336               N/A
  271            749,100.00        702,914.37    5.7594008019      5.2504008019          360                322               N/A
  272            375,725.00        300,880.23    5.8838437091      5.3748437091          357                262               N/A
  273             76,872.00         36,960.95    8.0700000000      7.5610000000          240                 76               N/A
  274          1,165,750.00        787,030.97    7.5166435731      7.0076435731          360                232               N/A
  275            481,550.00        371,335.29    7.7945184391      7.2855184391          360                225               N/A
  276            245,000.00        236,200.89    6.7500000000      6.2410000000          367                292               N/A
  277            400,000.00        389,275.65    7.3750000000      6.8660000000          360                340               N/A
  278            271,132.21        270,604.62    6.8652174250      6.3562174250          342                340               N/A
  279            477,710.54        468,252.55   10.3693423079      9.8603423079          357                328               N/A
  280             94,786.72         94,665.97    5.6250000000      5.1160000000          330                329               N/A
  281            325,000.00        313,073.52    5.5000000000      4.9910000000          360                329               N/A
  282            162,000.00        151,604.32    5.8750000000      5.3660000000          360                305               N/A
  283            417,000.00        417,000.00    6.6250000000      6.3660000000          360                353               N/A
  284          1,823,720.00      1,554,095.29    5.3001645720      4.8451212248          360                310               N/A
  285            228,000.00        223,531.89    7.3750000000      6.9910000000          360                341               N/A
  286             80,700.00         39,791.90    7.9757947572      7.4667947572          360                 89               N/A
  287            210,600.00        163,181.97    7.6622472685      7.3533877620          360                252               N/A
  288            122,131.00          8,864.13    6.9180632346      6.4090632346          259                 10               N/A
  289            658,250.00        486,328.97    7.5393404669      7.0303404669          360                195               N/A
  290            188,000.00        146,407.77    8.9392729464      8.4302729464          346                227               N/A
  291             69,600.00         62,885.38    7.2500000000      6.7410000000          364                233               N/A
  292            383,992.95        382,786.68    8.2383141604      7.7293141604          344                340               N/A
  293            145,350.00        143,074.26    7.2500000000      6.9910000000          360                341               N/A
  294             45,000.00         27,080.93    6.8750000000      6.4910000000          360                119               N/A
  295            273,284.81        270,710.94    8.0456281892      7.5366281892          353                340               N/A
  296            104,000.00         99,760.57    5.2500000000      4.7410000000          360                330               N/A
  297            280,000.00        280,000.00    4.2500000000      3.7410000000          360                330               N/A
  298            135,200.00        138,233.43    7.7500000000      7.2410000000          366                330               N/A
  299            104,778.00         93,522.10    4.5000000000      3.9910000000          360                306               N/A
  300             55,000.00         26,567.70    6.0000000000      5.4910000000          300                138               N/A
  301            146,700.00         86,490.01    6.6250000000      6.1160000000          360                126               N/A
  302             51,300.00         38,102.97    8.0500000000      7.5410000000          360                186               N/A
  303             34,000.00          9,406.81    7.5000000000      6.9910000000          360                 42               N/A
  304            814,275.66        726,927.29    7.0027578377      6.4937578377          298                230               N/A
  305            349,950.00        265,870.80    8.4920808152      7.9830808152          360                222               N/A
  306            236,295.00        235,300.00    7.3750000000      6.8660000000          360                336               N/A
  307            153,000.00        150,112.25    5.9500000000      5.4410000000          360                342               N/A
  308            381,600.00        383,176.10    8.3750000000      7.8660000000          360                355               N/A
  309            132,500.00        132,396.67    5.1250000000      4.6160000000          360                307               N/A
  310          1,651,900.00      1,277,521.85    5.9048539326      5.3958539326          328                271               N/A
  311            307,140.00        283,026.05    5.7500000000      5.2410000000          360                319               N/A
  312            321,100.00        299,184.05    5.2500000000      4.9910000000          360                307               N/A
  313            170,455.60        170,450.72    6.9000000000      6.3910000000          360                355               N/A
  314             64,059.00         63,765.85    6.5000000000      5.9910000000          360                355               N/A
  315             69,000.00         59,259.92    6.5000000000      5.9910000000          360                247               N/A
  316          1,221,659.88      1,020,283.04    7.3015669517      6.7925669517          328                242               N/A
  317            188,000.00        183,561.30    7.2750000000      6.7660000000          360                332               N/A
  318            280,000.00        280,000.00    6.0000000000      5.7410000000          360                356               N/A
  319            160,000.00        118,179.62    5.5000000000      5.2410000000          360                320               N/A
  320             88,150.00         38,463.10    6.0000000000      5.4910000000          360                320               N/A
  321             85,000.00         62,933.75    7.7500000000      7.4910000000          360                188               N/A
  322             22,700.00          2,675.32    5.7400000000      5.2310000000          300                 20               N/A
  323            431,232.00        381,568.22    5.4559038732      5.1767960731          354                292               N/A
  324            129,300.00         95,260.11    7.6106629994      7.1016629994          360                210               N/A
  325            927,000.00        457,298.94    7.8580054876      7.3490054876          360                254               N/A
  326            484,811.00        361,772.90    8.2693877643      7.7603877643          320                180               N/A
  327            148,000.00        145,017.89    7.1250000000      6.6160000000          371                259               N/A
  328            385,000.00        357,500.54    4.7500000000      4.2410000000          360                309               N/A
  329             36,000.00         37,111.66   11.3750000000     10.8660000000          360                261               N/A
  330          1,462,950.00      1,244,875.69    5.4572072159      4.9482072159          360                311               N/A
  331             50,000.00         20,587.07    6.6250000000      6.1160000000          300                 69               N/A
  332             78,660.00         33,746.21    5.8750000000      5.3660000000          360                 81               N/A
  333            114,733.34        114,191.80    5.0000000000      4.4910000000          312                309               N/A
  334            627,000.00        583,310.36    5.2730518836      5.0140518836          360                306               N/A
  335            622,975.16        595,295.91    5.4265779644      5.0792889822          353                319               N/A
  336            627,250.00        431,032.42    7.2921297196      6.7831297196          356                234               N/A
  337            643,170.00        530,839.51    8.1440098440      7.6350098440          360                235               N/A
  338            252,000.00        249,341.81    8.0000000000      7.6160000000          360                345               N/A
  339            115,795.09        115,592.75    7.5661684448      7.0571684448          360                345               N/A
  340            468,000.00        467,318.46    5.5901419559      5.3311419559          360                341               N/A
  341            360,000.00        353,802.49    6.1250000000      5.8660000000          360                343               N/A
  342            380,000.00        379,901.76    5.7500000000      5.4910000000          360                344               N/A
  343            395,000.00        393,782.42    6.2500000000      5.9910000000          360                345               N/A
  344          1,280,000.00      1,280,000.00    7.5000000000      6.9910000000          360                350               N/A
  345            188,950.00        188,950.00    7.2500000000      6.9910000000          360                350               N/A
  346            244,108.16        243,805.64    7.0000000000      6.4910000000          360                351               N/A
  347            299,920.00        297,242.22    6.1250000000      5.8660000000          360                351               N/A
  348            304,000.00        304,000.00    6.8750000000      6.3660000000          360                352               N/A
  349          2,132,000.00      2,130,767.38    6.2416969608      5.9826969608          360                352               N/A
  350          1,327,500.00      1,327,214.99    7.2243085133      6.9653085133          360                352               N/A
  351            319,925.00        317,812.56    7.0976430022      6.8386430022          360                352               N/A
  352            850,000.00        845,036.65    7.0000000000      6.7410000000          360                353               N/A
  353            836,400.00        831,155.00    6.8068486022      6.2978486022          360                354               N/A
  354          1,237,704.90      1,233,266.76    6.5726833352      6.1927566692          360                354               N/A
  355          1,576,425.00      1,576,153.48    6.7500000000      6.4910000000          360                355               N/A
  356            289,000.00        288,999.40    6.1250000000      5.8660000000          360                355               N/A
  357            600,000.00        600,000.00    7.5000000000      7.2410000000          360                356               N/A
  358            100,000.00        100,000.00    6.3750000000      6.1160000000          360                357               N/A
  359            488,000.00        464,374.57    4.6250000000      4.1160000000          360                325               N/A
  360            204,000.00        204,000.00    8.1250000000      7.6160000000          360                349               N/A
  361            692,867.29        667,867.53    4.7871071135      4.2781071135          351                326               N/A
  362            320,000.00        302,946.55    4.6250000000      4.1160000000          360                325               N/A
  363            309,520.00        309,520.00    7.2500000000      6.9910000000          360                349               N/A
  364            223,125.99        222,406.77    5.8750000000      5.3660000000          360                349               N/A
  365            357,223.84        350,932.71    6.6250000000      6.1160000000          275                264               N/A
  366            441,600.00        441,580.00    7.7500000000      7.2410000000          360                350               N/A
  367            105,200.00        100,632.50    5.2500000000      4.9910000000          360                326               N/A
  368            479,200.00        479,200.00    5.7500000000      5.4910000000          360                326               N/A
  369            304,646.37        297,662.31    6.0171907177      5.6160000000          360                350               N/A
  370            640,500.00        634,374.33    6.5000000000      6.2410000000          360                350               N/A
  371            438,400.00        438,400.00    7.5000000000      6.9910000000          360                351               N/A
  372            448,000.00        317,417.71    5.3750000000      5.1160000000          360                327               N/A
  373            167,375.00        156,818.71    6.2500000000      5.7410000000          360                303               N/A
  374             99,016.00         98,067.47    5.7500000000      5.3660000000          360                351               N/A
  375            146,410.00        145,192.56    6.5000000000      6.1160000000          360                351               N/A
  376            282,450.00        282,394.10    4.7500000000      4.4910000000          360                327               N/A
  377            904,000.00        866,811.47    5.2500000000      4.9910000000          360                327               N/A
  378            292,500.00        280,612.78    5.2500000000      4.9910000000          360                327               N/A
  379            114,200.00        113,156.09    6.0000000000      5.6160000000          360                351               N/A
  380            163,800.00        154,631.72    6.3750000000      5.8660000000          360                351               N/A
  381            200,000.00        199,830.60    5.3750000000      4.8660000000          360                328               N/A
  382            583,901.41        558,042.22    5.8636906182      5.3546906182          360                323               N/A
  383            262,486.00        255,297.43    5.3356086223      4.8550329672          360                339               N/A
  384            308,000.00        308,000.00    7.0000000000      6.7410000000          360                352               N/A
  385          1,943,000.00      1,886,399.56    5.6939042185      5.4349042185          360                337               N/A
  386            102,200.00        102,200.00    7.1250000000      6.6160000000          360                352               N/A
  387            333,700.00        333,700.00    6.8750000000      6.3660000000          360                329               N/A
  388            527,375.53        520,609.48    6.3658047199      5.8568047199          360                346               N/A
  389            125,000.00        124,115.74    6.0000000000      5.6160000000          360                353               N/A
  390            223,920.00        215,412.66    5.2500000000      4.9910000000          360                329               N/A
  391            556,000.00        556,000.00    7.8750000000      7.3660000000          360                353               N/A
  392            301,000.00        300,814.90    4.8750000000      4.3660000000          360                330               N/A
  393            228,000.00        228,000.00    6.1250000000      5.7410000000          360                354               N/A
  394            300,000.00        108,535.82    6.5000000000      6.2410000000          360                354               N/A
  395            350,000.00        337,342.97    5.1250000000      4.6160000000          360                331               N/A
  396            290,000.00        279,932.78    5.3750000000      4.8660000000          360                331               N/A
  397             99,958.00         99,958.00    6.0000000000      5.6160000000          360                355               N/A
  398            662,720.00        622,850.57    4.6523686311      4.1433686311          360                331               N/A
  399            307,900.00        294,236.62    4.5733132954      4.0643132954          360                331               N/A
  400             92,800.00         92,800.00    5.3750000000      5.1160000000          360                331               N/A
  401            291,800.00        291,800.00    4.8750000000      4.4910000000          360                356               N/A
  402            191,900.00        185,500.62    5.3750000000      4.8660000000          360                332               N/A
  403            141,216.00        140,688.62    6.3750000000      5.9910000000          360                356               N/A
  404            134,400.00        130,182.08    5.5000000000      4.9910000000          360                333               N/A
  405            424,000.00        408,830.76    4.7500000000      4.2410000000          360                333               N/A
  406            295,900.00        284,172.38    4.5721740445      4.0631740445          360                333               N/A
  407            217,035.00        216,454.93    5.5000000000      4.9910000000          369                342               N/A
  408            138,320.00        138,296.95    5.0000000000      4.7410000000          360                333               N/A
  409             94,500.00         88,838.88    4.8750000000      4.3660000000          360                333               N/A
  410            243,750.00        235,896.06    5.3750000000      4.8660000000          360                334               N/A
  411            233,459.00        226,727.17    5.7500000000      5.2410000000          360                334               N/A
  412            179,200.00        179,200.00    5.1250000000      4.8660000000          360                334               N/A
  413            272,160.00        272,134.54    5.5000000000      5.2410000000          360                334               N/A
  414            838,700.00        810,597.61    5.2500000000      4.9910000000          360                334               N/A
  415            116,800.00        116,800.00    5.1250000000      4.6160000000          360                335               N/A
  416            287,800.00        270,127.62    5.0134071166      4.5044071166          360                335               N/A
  417            848,158.00        848,154.27    5.6203066130      5.3613066130          360                335               N/A
  418            552,000.00        535,311.42    5.2500000000      4.9910000000          360                335               N/A
  419            105,000.00        108,876.91    4.7500000000      4.2410000000          361                337               N/A
  420            434,039.79        421,264.02    5.1424474520      4.6334474520          360                333               N/A
  421          2,632,135.00      2,631,475.33    5.2303797961      4.9713797961          360                336               N/A
  422          1,180,300.00      1,117,957.94    5.0164464998      4.7574464998          360                336               N/A
  423          1,615,300.00      1,219,011.95    4.8954910512      4.3864910512          330                287               N/A
  424         10,536,000.00     10,319,058.85    5.1156954948      4.8566954948          360                337               N/A
  425            699,000.00        699,000.00    5.0000000000      4.7410000000          360                337               N/A
  426            868,700.00        845,575.67    5.4743466720      5.2153466720          360                337               N/A
  427            800,000.00        776,848.07    5.0000000000      4.7410000000          360                337               N/A
  428            205,650.00        205,650.00    7.7500000000      7.2410000000          360                337               N/A
  429            129,150.00        129,135.22    6.7500000000      6.2410000000          360                338               N/A
  430          1,486,150.00      1,311,956.86    4.3999283387      3.8909283387          313                267               N/A
  431            425,000.00        413,516.17    5.1250000000      4.6160000000          360                338               N/A
  432            440,000.00        388,922.92    4.6250000000      4.1160000000          360                314               N/A
  433            188,000.00        188,000.00    5.7500000000      5.4910000000          360                338               N/A
  434             85,520.00         85,520.00    6.5000000000      6.1160000000          360                338               N/A
  435            176,000.00        175,876.62    5.8750000000      5.3660000000          360                338               N/A
  436            487,650.00        487,650.00    4.7562416692      4.2472416692          360                339               N/A
  437          1,500,700.00      1,318,752.50    4.1274613337      3.6184613337          314                270               N/A
  438            378,474.00        352,809.51    4.4516936987      3.9426936987          360                315               N/A
  439            871,000.00        566,603.43    4.5099671365      4.0009671365          360                315               N/A
  440            369,376.36        369,096.74    6.7114033336      6.2024033336          360                340               N/A
  441            137,000.00        137,000.00    5.2500000000      4.7410000000          360                340               N/A
  442          2,417,600.00      1,948,140.53    4.0621476804      3.5531476804          279                235               N/A
  443            855,000.00        796,655.12    4.2470299381      3.7380299381          360                316               N/A
  444            887,000.00        736,700.39    3.8750000000      3.3660000000          360                316               N/A
  445            550,000.00        548,987.45    5.3750000000      5.1160000000          360                340               N/A
  446             60,381.00         56,427.52    4.2500000000      3.9910000000          360                316               N/A
  447            142,672.00        132,225.59    4.2500000000      3.9910000000          360                316               N/A
  448            248,000.00        247,813.13    6.0000000000      5.4910000000          360                340               N/A
  449            768,000.00        767,944.18    6.7500000000      6.2410000000          360                341               N/A
  450            909,900.00        795,646.11    4.2284576886      3.7194576886          289                246               N/A
  451            320,000.00        300,377.32    4.5000000000      3.9910000000          360                317               N/A
  452            435,000.00        357,529.26    4.7500000000      4.2410000000          360                317               N/A
  453            188,000.00        188,000.00    5.5000000000      4.9910000000          360                341               N/A
  454            150,324.00        150,324.00    5.8750000000      5.6160000000          360                341               N/A
  455            231,990.00        217,767.91    4.6250000000      4.1160000000          360                317               N/A
  456            270,000.00        269,990.05    7.8750000000      7.4910000000          360                341               N/A
  457            236,000.00        236,000.00    7.6250000000      7.2410000000          360                341               N/A
  458            430,500.00        430,499.98    6.6250000000      6.2410000000          360                341               N/A
  459            152,261.14        152,261.14    7.0000000000      6.4910000000          360                342               N/A
  460            759,100.00        671,725.11    4.9556874947      4.4466874947          360                318               N/A
  461            147,900.00        144,749.21    5.6250000000      5.3660000000          360                342               N/A
  462            382,450.00        374,841.51    5.7500000000      5.4910000000          360                342               N/A
  463            359,650.00        356,599.09    6.1750000000      5.6660000000          480                463               N/A
  464            201,336.00        201,333.00    6.6733254111      6.1643254111          360                343               N/A
  465            428,000.00        404,573.97    4.8750000000      4.3660000000          360                319               N/A
  466            127,665.00        120,676.98    4.8750000000      4.3660000000          360                319               N/A
  467            115,500.00        113,602.01    6.3750000000      5.8660000000          360                343               N/A
  468            131,150.00        131,150.00    6.7500000000      6.2410000000          360                344               N/A
  469          1,365,500.00      1,227,922.54    5.3588935331      4.8997503974          358                329               N/A
  470            120,000.00        117,686.81    5.8750000000      5.6160000000          360                344               N/A
  471            224,000.00        223,999.67    7.0000000000      6.6160000000          360                344               N/A
  472            174,900.00        172,445.19    6.8750000000      6.3660000000          360                344               N/A
  473            260,000.00        260,000.00    7.0000000000      6.4910000000          360                345               N/A
  474            408,602.49        408,499.04    7.4354769536      6.9264769536          360                345               N/A
  475            360,000.00        360,000.00    7.8750000000      7.4910000000          360                345               N/A
  476            388,000.00        385,768.04    7.1250000000      6.7410000000          480                465               345
  477             97,500.00         97,446.30    7.8750000000      7.4910000000          360                346               N/A
  478            278,190.00        275,321.66    7.7500000000      7.3660000000          360                346               N/A
  479            450,000.00        377,489.01    4.5000000000      3.9910000000          360                323               N/A
  480            644,191.63        635,036.49    5.1191659179      4.6101659179          350                337               N/A
  481            190,000.00        181,044.49    4.7500000000      4.2410000000          362                325               N/A
  482            216,000.00        215,970.15    7.1250000000      6.7410000000          360                347               N/A
  483            332,000.00        331,790.70    7.8750000000      7.4910000000          360                347               N/A
  484            224,000.00        223,924.43    7.1250000000      6.7410000000          360                347               N/A
  485            126,000.00        124,198.72    5.6250000000      5.2410000000          360                347               N/A
  486            284,000.00        284,000.00    8.2500000000      7.7410000000          360                348               N/A
  487            353,800.00        363,860.35    8.0000000000      7.6160000000          360                349               N/A
  488          1,134,590.73      1,134,590.73    7.3684995371      6.8594995371          360                349               N/A
  489          2,202,601.99      2,202,601.99    7.3036675693      6.7946675693          360                349               N/A
  490            572,000.00        572,000.00    7.8750000000      7.3660000000          360                349               N/A
  491            410,822.00        410,822.00    4.8750000000      4.3660000000          360                349               N/A
  492            800,000.00        800,000.00    6.2500000000      5.9910000000          360                349               N/A
  493             92,190.00         91,503.69    8.1250000000      7.7410000000          360                349               N/A
  494            142,400.00        138,965.13    4.8750000000      4.3660000000          360                325               N/A
  495            510,422.78        502,611.46    6.6507037713      6.2207462437          360                345               N/A
  496             92,000.00         90,176.16    4.5000000000      3.9910000000          365                330               N/A
  497            276,200.00        276,194.32    6.3750000000      6.1160000000          360                349               N/A
  498            295,920.00        295,920.00    6.7500000000      6.3660000000          360                349               N/A
  499            590,401.31        590,401.31    8.0000000000      7.4910000000          360                350               N/A
  500          1,571,536.87      1,571,536.87    7.9480089815      7.4390089815          360                350               N/A
  501            760,000.00        760,000.00    6.3750000000      6.1160000000          360                350               N/A
  502            808,045.00        490,757.72    4.6989405409      4.1899405409          360                326               N/A
  503             87,844.95         87,600.45    6.6250000000      6.1160000000          360                350               N/A
  504            312,000.00        311,973.66    6.1250000000      5.8660000000          360                350               N/A
  505            480,000.00        480,000.00    6.2500000000      5.9910000000          360                350               N/A
  506            466,400.00        466,399.98    7.5696826574      7.1856826574          360                350               N/A
  507            236,800.00        236,800.00    7.5000000000      7.1160000000          360                350               N/A
  508            427,200.00        427,200.00    7.6250000000      7.2410000000          360                350               N/A
  509             96,050.00         95,385.85    8.0000000000      7.6160000000          360                350               N/A
  510            320,000.00        326,284.62    7.8750000000      7.4910000000          360                351               N/A
  511            232,000.00        232,000.00    6.5000000000      5.9910000000          360                351               N/A
  512            998,992.05        998,992.05    7.8160460774      7.3070460774          360                351               N/A
  513            980,000.00        977,294.79    6.3743079852      6.1153079852          360                351               N/A
  514            196,731.00        107,295.38    6.5000000000      6.2410000000          360                351               N/A
  515             80,850.00         80,135.66    6.3750000000      5.8660000000          360                351               N/A
  516          1,454,869.97      1,450,833.41    7.4556900092      6.9466900092          360                351               N/A
  517            734,313.00        728,017.16    6.3521487048      6.0931487048          360                351               N/A
  518          2,563,520.00      2,563,520.00    5.9588690550      5.6998690550          360                351               N/A
  519            453,850.00        449,400.44    5.6250000000      5.3660000000          360                351               N/A
  520            202,800.00        202,704.31    8.5647335397      8.1807335397          360                351               N/A
  521            196,000.00        196,000.00    7.3750000000      6.9910000000          360                351               N/A
  522            330,750.00        330,750.00    7.7740929705      7.3900929705          360                351               N/A
  523            387,200.00        387,200.00    8.5000000000      8.1160000000          360                351               N/A
  524          1,411,200.00      1,411,200.00    8.1741780045      7.7901780045          360                351               N/A
  525            612,115.00        612,115.00    8.9761942200      8.5921942200          360                351               N/A
  526            383,200.00        383,200.00    8.5000000000      8.1160000000          360                351               N/A
  527            388,000.00        382,535.93    8.2500000000      7.8660000000          360                351               N/A
  528            164,400.00        163,477.76    8.5000000000      8.1160000000          360                351               N/A
  529            145,600.00        144,570.18    7.5000000000      7.1160000000          360                351               N/A
  530             80,800.00         80,800.00    8.2500000000      7.7410000000          360                352               N/A
  531            273,750.00        273,750.00    6.8750000000      6.6160000000          360                352               N/A
  532            229,600.00        229,600.00    7.0000000000      6.7410000000          360                352               N/A
  533            556,000.00        556,000.00    7.0000000000      6.7410000000          360                352               N/A
  534            801,120.00        743,098.00    6.1138201539      5.7114235932          360                338               N/A
  535            268,000.00        266,117.32    6.7500000000      6.4910000000          360                352               N/A
  536            128,600.00        127,315.00    5.5000000000      5.2410000000          360                352               N/A
  537            199,430.00        197,960.01    6.5000000000      6.2410000000          360                352               N/A
  538          1,753,095.00      1,745,885.76    6.4174294113      6.1584294113          360                352               N/A
  539            214,000.00        212,384.56    6.3750000000      6.1160000000          360                352               N/A
  540            208,000.00        208,000.00    8.7500000000      8.3660000000          360                352               N/A
  541            273,325.00        273,236.74    7.7500000000      7.3660000000          360                352               N/A
  542          1,194,150.00      1,193,103.42    8.1273758544      7.7433758544          360                352               N/A
  543            601,650.00        601,402.65    8.6977783312      8.3137783312          360                352               N/A
  544            148,050.00        148,040.05    7.2500000000      6.8660000000          360                352               N/A
  545            812,850.00        812,850.00    8.6588623362      8.2748623362          360                352               N/A
  546            124,000.00        123,990.02    8.7500000000      8.3660000000          360                352               N/A
  547            243,931.00        243,931.00    6.8750000000      6.6160000000          360                352               N/A
  548            124,250.00        123,632.41    8.5000000000      8.1160000000          360                352               N/A
  549            106,000.00        105,524.47    9.0000000000      8.6160000000          360                352               N/A
  550            463,750.00        461,459.63    8.5306752538      8.1466752538          360                352               N/A
  551            207,000.00        210,609.87    7.7500000000      7.3660000000          360                353               N/A
  552            431,960.00        439,669.75    7.8750000000      7.4910000000          360                353               N/A
  553            464,800.00        471,740.55    8.0000000000      7.6160000000          360                353               N/A
  554          1,000,000.00      1,017,876.32    8.5000000000      8.1160000000          360                353               N/A
  555            660,492.70        658,655.97    7.9028263685      7.3938263685          360                353               N/A
  556            995,000.00        994,815.33    8.2612622234      7.7522622234          360                353               N/A
  557            280,000.00        280,000.00    7.1250000000      6.7410000000          360                353               N/A
  558            319,181.00        319,181.00    7.8750000000      6.8360000000          360                353               N/A
  559            540,000.00        539,906.15    6.2545652494      5.9955652494          360                353               N/A
  560            379,500.00        378,167.29    6.5995476830      6.3405476830          360                353               N/A
  561          1,186,392.83      1,182,003.25    6.6071014356      6.0981014356          360                353               N/A
  562            460,129.00        451,167.59    6.2421809128      5.7698152849          360                344               N/A
  563            128,250.00        127,425.09    6.5000000000      6.2410000000          360                353               N/A
  564             63,340.00         63,076.35    8.8750000000      8.3660000000          360                353               N/A
  565            238,400.00        238,400.00    7.8750000000      7.4910000000          360                353               N/A
  566            392,000.00        399,003.12    8.2500000000      7.7410000000          360                353               N/A
  567            235,000.00        234,843.36    8.0000000000      7.4910000000          360                353               N/A
  568            359,920.00        358,106.98    7.7500000000      7.2410000000          360                353               N/A
  569            104,000.00        103,462.91    7.6250000000      7.3660000000          360                353               N/A
  570            376,000.00        381,589.48    8.5000000000      8.1160000000          360                354               N/A
  571            876,000.00        882,614.59    8.1250000000      7.7410000000          360                354               N/A
  572            200,000.00        203,055.24    8.7500000000      8.3660000000          360                354               N/A
  573            332,000.00        337,058.47    7.5000000000      7.1160000000          360                354               N/A
  574            191,900.00        191,900.00    7.1248045857      6.6158045857          360                354               N/A
  575            624,100.00        624,085.49    7.9606714739      7.4516714739          360                354               N/A
  576            310,432.00        308,725.16    6.5000000000      6.2410000000          360                354               N/A
  577            462,015.00        459,580.17    6.7209123900      6.4619123900          360                354               N/A
  578          1,625,000.00      1,625,000.00    7.7500000000      7.3660000000          360                354               N/A
  579            144,400.00        146,505.73    6.8750000000      6.3660000000          360                354               N/A
  580            100,000.00        101,267.31    8.2500000000      7.8660000000          360                355               N/A
  581            180,000.00        182,277.83    7.3750000000      6.9910000000          360                355               N/A
  582            492,000.00        498,231.25    7.8750000000      7.4910000000          360                355               N/A
  583            440,000.00        445,576.14    8.2500000000      7.8660000000          360                355               N/A
  584            650,000.00        658,237.49    8.2500000000      7.8660000000          360                355               N/A
  585            464,000.00        469,881.54    8.3750000000      7.9910000000          360                355               N/A
  586            650,000.00        658,232.32    7.8750000000      7.4910000000          360                355               N/A
  587            132,750.00        134,431.62    8.0000000000      7.6160000000          360                355               N/A
  588            719,588.00        719,588.00    6.8750000000      6.6660000000          360                355               N/A
  589            645,000.00        645,000.00    6.6250000000      6.3660000000          360                355               N/A
  590            767,458.00        767,458.00    7.4564611353      7.1974611353          360                355               N/A
  591            388,000.00        383,142.81    5.3750000000      4.8660000000          360                331               N/A
  592            296,000.00        294,700.81    7.1250000000      6.8660000000          360                355               N/A
  593            417,000.00        414,853.30    5.8750000000      5.6160000000          360                355               N/A
  594             16,800.00         16,722.15    7.0000000000      6.7410000000          360                355               N/A
  595            104,000.00        103,717.94    5.7500000000      5.4910000000          480                475               N/A
  596            155,992.00        155,992.00    6.2500000000      5.9910000000          360                355               N/A
  597          1,000,000.00      1,000,000.00    7.0000000000      6.6160000000          360                355               N/A
  598            400,000.00        405,065.01    7.7500000000      7.2410000000          360                355               N/A
  599            142,500.00        142,500.00    7.8750000000      7.4910000000          360                355               N/A
  600            402,750.00        402,750.00    8.8750000000      8.4910000000          360                355               N/A
  601             81,600.00         81,600.00    7.6250000000      7.2410000000          360                355               N/A
  602            415,000.00        398,915.54    7.3750000000      6.8660000000          360                355               N/A
  603            134,400.00        133,956.71    8.2500000000      7.8660000000          360                355               N/A
  604            336,000.00        339,390.57    7.2500000000      6.8660000000          360                356               N/A
  605            268,000.00        270,706.09    7.7500000000      7.3660000000          360                356               N/A
  606            240,000.00        242,425.62    8.5000000000      8.1160000000          360                356               N/A
  607            920,500.00        929,785.87    7.0000000000      6.6160000000          360                356               N/A
  608            380,000.00        383,838.75    8.1250000000      7.7410000000          360                356               N/A
  609            548,000.00        553,520.56    5.9000000000      5.5160000000          360                356               N/A
  610            544,000.00        549,486.92    6.8750000000      6.4910000000          360                356               N/A
  611            205,600.00        207,675.67    7.6250000000      7.2410000000          360                356               N/A
  612          1,000,000.00      1,010,097.30    7.7500000000      7.3660000000          360                356               N/A
  613            499,200.00        504,243.72    8.2500000000      7.8660000000          360                356               N/A
  614          1,244,050.00      1,256,619.38    8.2500000000      7.8660000000          360                356               N/A
  615            520,000.00        525,248.14    7.3750000000      6.9910000000          360                356               N/A
  616            613,150.00        619,339.24    7.5000000000      7.1160000000          360                356               N/A
  617            370,400.00        374,139.47    7.6250000000      7.2410000000          360                356               N/A
  618            422,400.00        426,631.24    8.0000000000      7.6160000000          360                356               N/A
  619            247,500.00        249,994.01    6.1250000000      5.7410000000          360                356               N/A
  620            256,410.00        256,410.00    7.3750000000      6.9910000000          360                356               N/A
  621            420,000.00        404,047.48    4.6250000000      4.1160000000          360                332               N/A
  622            376,000.00        374,725.54    6.8750000000      6.6160000000          360                356               N/A
  623            415,650.00        415,350.00    4.7500000000      4.4910000000          360                332               N/A
  624            490,000.00        490,000.00    8.7500000000      8.3660000000          360                356               N/A
  625            145,600.00        145,600.00    7.3750000000      6.9910000000          360                356               N/A
  626            660,000.00        660,000.00    7.5000000000      7.1160000000          360                356               N/A
  627            420,000.00        424,242.19    8.0000000000      7.4910000000          360                356               N/A
  628            448,000.00        448,000.00    7.0000000000      6.6160000000          360                356               N/A
  629            344,000.00        344,000.00    8.1250000000      7.7410000000          360                356               N/A
  630            480,000.00        480,000.00    8.5000000000      8.1160000000          360                356               N/A
  631          1,388,650.00      1,388,650.00    7.5865633889      7.2025633889          360                356               N/A
  632            460,700.00        460,700.00    7.8750000000      7.4910000000          360                356               N/A
  633            206,400.00        206,400.00    8.0000000000      7.6160000000          360                356               N/A
  634            132,000.00        132,662.06    7.5000000000      6.9910000000          360                356               N/A
  635            279,900.00        279,900.00    8.0000000000      7.6160000000          360                356               N/A
  636            784,000.00        782,439.06    9.5000000000      9.1160000000          360                356               N/A
  637             76,000.00         75,804.15    8.2500000000      7.8660000000          360                356               N/A
  638            693,750.00        697,488.03    6.7500000000      6.3660000000          360                357               N/A
  639            408,000.00        411,080.45    8.0000000000      7.6160000000          360                357               N/A
  640            221,600.00        223,273.87    8.5500000000      8.1660000000          360                357               N/A
  641            500,000.00        503,775.84    8.2500000000      7.8660000000          360                357               N/A
  642            271,600.00        273,649.98    7.6250000000      7.2410000000          360                357               N/A
  643            533,760.00        537,790.36    8.1250000000      7.7410000000          360                357               N/A
  644            932,000.00        939,039.62    8.5000000000      8.1160000000          360                357               N/A
  645            237,600.00        237,600.00    8.1250000000      7.7410000000          360                357               N/A
  646            256,000.00        257,932.82    8.0000000000      7.6160000000          360                357               N/A
  647            695,200.00        700,443.39    6.7500000000      6.3660000000          360                357               N/A
  648             73,000.00         73,000.00    6.5000000000      6.2410000000          360                357               N/A
  649            115,000.00        109,005.65    5.1250000000      4.6160000000          360                333               N/A
  650            271,200.00        262,305.26    5.2500000000      4.7410000000          360                333               N/A
  651            198,716.85        198,011.84    5.8750000000      5.3660000000          360                333               N/A
  652            103,361.00         99,819.79    5.0000000000      4.4910000000          360                333               N/A
  653            464,250.00        464,250.00    7.3750000000      6.9910000000          360                357               N/A
  654          3,382,750.00      3,382,750.00    7.9827802823      7.5987802823          360                357               N/A
  655          3,736,400.00      3,736,400.00    8.2431869580      7.8591869580          360                357               N/A
  656            255,000.00        255,000.00    7.5000000000      7.1160000000          360                357               N/A
  657            499,840.00        499,840.00    8.2029849552      7.8189849552          360                357               N/A
  658            480,000.00        480,000.00    7.3750000000      6.9910000000          360                357               N/A
  659            110,880.00        110,880.00    7.6250000000      7.2410000000          360                357               N/A
  660          3,312,903.00      3,312,903.00    7.6699217424      7.2859217424          360                357               N/A
  661          4,582,820.00      4,582,820.00    7.8456054351      7.4616054351          360                357               N/A
  662            895,680.00        895,680.00    7.2500000000      6.8660000000          360                357               N/A
  663            224,000.00        224,000.00    7.6250000000      7.2410000000          360                357               N/A
  664            691,920.00        691,920.00    7.5689964158      7.1849964158          360                357               N/A
  665            403,920.00        403,920.00    7.2227421272      6.8387421272          360                357               N/A
  666            132,000.00        132,000.00    7.8750000000      7.4910000000          360                357               N/A
  667            138,320.00        138,320.00    7.2500000000      6.8660000000          360                357               N/A
  668            712,500.00        711,056.20    8.0000000000      7.6160000000          360                357               N/A
  669            440,000.00        439,125.63    8.0965920191      7.7125920191          360                357               N/A
  670            120,453.00        120,202.67    7.8750000000      7.4910000000          360                357               N/A
  671             64,472.00         64,347.81    8.2500000000      7.8660000000          360                357               N/A
  672            598,500.00        597,053.76    7.1628268701      6.7788268701          360                357               N/A
  673            960,800.00        958,901.69    8.1250000000      7.7410000000          360                357               N/A
  674            179,000.00        178,663.88    8.3750000000      7.9910000000          360                357               N/A
  675            428,000.00        427,132.71    8.0000000000      7.6160000000          360                357               N/A
  676            680,000.00        683,410.27    7.2500000000      6.8660000000          360                358               N/A
  677            486,509.00        488,949.14    7.5000000000      7.1160000000          360                358               N/A
  678            224,000.00        225,123.74    8.0000000000      7.6160000000          360                358               N/A
  679            555,060.00        557,844.69    8.1250000000      7.7410000000          360                358               N/A
  680            608,000.00        611,050.14    8.0000000000      7.6160000000          360                358               N/A
  681            267,750.00        267,750.00    5.8750000000      5.6160000000          360                358               N/A
  682            515,200.00        514,310.34    6.7500000000      6.4910000000          360                358               N/A
  683            164,000.00        163,630.30    6.1250000000      5.8660000000          360                358               N/A
  684            200,000.00        193,270.58    4.8750000000      4.3660000000          360                334               N/A
  685            122,500.00        122,500.00    6.8750000000      6.4910000000          360                358               N/A
  686          1,131,250.00      1,131,250.00    7.5371546961      7.1531546961          360                358               N/A
  687            992,000.00        992,000.00    8.0519153226      7.6679153226          360                358               N/A
  688            352,000.00        352,000.00    7.8750000000      7.4910000000          360                358               N/A
  689          2,183,412.00      2,183,412.00    7.5977518215      7.2137518215          360                358               N/A
  690            229,500.00        229,500.00    7.1250000000      6.7410000000          360                358               N/A
  691            423,200.00        423,200.00    7.3943761815      7.0103761815          360                358               N/A
  692            448,000.00        447,368.06    7.7756893871      7.3916893871          360                358               N/A
  693            424,000.00        423,383.46    7.6291643101      7.2451643101          360                358               N/A
  694            304,000.00        303,590.70    8.0000000000      7.6160000000          360                358               N/A
  695            320,000.00        319,523.54    7.5000000000      7.1160000000          360                358               N/A
  696            288,000.00        287,631.44    8.2500000000      7.8660000000          360                358               N/A
  697            258,912.00        257,220.64    5.5000000000      5.2410000000          360                335               N/A
  698             83,000.00         80,688.01    5.5000000000      4.9910000000          360                336               N/A
  699            381,017.00        369,499.37    5.1543198707      4.6453198707          360                337               N/A
  700            239,391.00        233,052.18    5.3750000000      4.8660000000          360                338               N/A
  701            312,000.00        312,000.00    5.7500000000      5.2410000000          360                338               N/A
  702            400,000.00        397,884.82    5.5000000000      5.2410000000          360                339               N/A
  703            189,000.00        179,141.12    4.8750000000      4.3660000000          360                339               N/A
  704             82,400.00         80,503.96    5.7500000000      5.4910000000          360                339               N/A
  705            345,900.00        241,731.18    5.2500000000      4.7410000000          369                348               N/A
  706            113,600.00        110,586.53    5.0000000000      4.7410000000          360                339               N/A
  707            342,500.00        333,453.10    4.8176692577      4.3086692577          360                341               N/A
  708            209,000.00        203,656.49    5.1250000000      4.6160000000          360                341               N/A
  709            190,875.00        193,473.55    4.8750000000      4.3660000000          365                346               N/A
  710            276,000.00        276,000.00    5.0000000000      4.7410000000          360                341               N/A
  711            300,000.00        280,123.71    5.7500000000      5.4910000000          360                305               N/A
  712            357,500.00        349,837.79    5.2500000000      4.9910000000          360                342               N/A
  713            182,598.00        179,072.88    5.5000000000      4.9910000000          360                343               N/A
  714            219,510.00        219,509.95    5.7500000000      5.4910000000          360                343               N/A
  715            348,986.00        317,343.60    4.8750000000      4.3660000000          360                344               N/A
  716            359,300.00        352,011.78    4.8750000000      4.3660000000          360                344               N/A
  717            450,000.00        399,915.53    5.2500000000      4.7410000000          360                345               N/A
  718            309,850.00        309,850.00    4.8750000000      4.3660000000          360                345               N/A
  719            250,000.00        245,859.79    5.2500000000      4.7410000000          360                346               N/A
  720            230,000.00        226,688.13    6.0000000000      5.7410000000          360                346               N/A
  721            497,192.20        496,322.05    7.0619504488      6.5529504488          360                347               N/A
  722            827,500.00        823,658.04    5.7430268027      5.3991438700          360                349               N/A
  723            417,600.00        410,869.99    4.0000000000      3.4910000000          360                349               N/A
  724            635,400.00        635,400.00    6.8081129997      6.2991129997          360                350               N/A
  725            137,700.00        136,527.52    7.2500000000      6.9910000000          360                350               N/A
  726            268,800.00        268,800.00    7.1000744048      6.5910744048          360                351               N/A
  727            955,000.00        955,000.00    7.0000000000      6.4910000000          360                351               N/A
  728            219,600.00        216,015.99    5.3750000000      4.8660000000          360                351               N/A
  729            185,598.00        185,520.96    5.2500000000      4.7410000000          360                351               N/A
  730            651,300.00        646,499.58    7.1250000000      6.6160000000          360                351               N/A
  731            102,227.31        101,950.56    6.7500000000      6.2410000000          360                351               N/A
  732            130,000.00        130,000.00    6.6250000000      6.3660000000          360                351               N/A
  733            691,840.00        686,328.18    6.8675751956      6.5651354486          360                351               N/A
  734          1,536,323.00      1,536,323.00    7.0319731756      6.5229731756          360                352               N/A
  735            270,720.00        270,717.50    6.6250000000      6.3660000000          360                352               N/A
  736            177,817.75        176,970.46    6.8750000000      6.3660000000          360                352               N/A
  737            202,041.00        200,587.10    6.6250000000      6.1160000000          360                352               N/A
  738            970,920.00        970,920.00    6.5240854035      6.2650854035          360                352               N/A
  739            100,000.00        100,000.00    6.6250000000      6.3660000000          360                352               N/A
  740            452,200.00        447,457.14    6.2970366447      6.0380366447          334                326               N/A
  741            468,109.80        466,851.76    7.0000000000      6.4910000000          360                352               N/A
  742            415,572.00        415,572.00    7.1118723109      6.6028723109          360                353               N/A
  743            315,250.00        312,814.75    6.7500000000      6.2410000000          360                353               N/A
  744            312,561.00        310,373.78    6.0667608504      5.8077608504          360                353               N/A
  745            533,600.00        533,599.15    6.8616945300      6.6026945300          360                353               N/A
  746            351,500.00        351,500.00    6.2500000000      5.9910000000          360                353               N/A
  747            404,775.00        397,841.34    6.2263500130      5.9673500130          360                353               N/A
  748             58,125.00         57,885.72    8.7500000000      8.3660000000          360                353               N/A
  749            640,134.01        640,134.01    6.5525514962      6.0435514962          360                354               N/A
  750            360,000.00        360,000.00    6.8750000000      6.3660000000          360                354               N/A
  751            197,931.20        197,458.95    7.0729304116      6.5639304116          360                354               N/A
  752             45,000.00         44,758.48    6.6250000000      6.3660000000          360                354               N/A
  753            494,357.00        494,184.90    6.5000000000      6.2410000000          360                354               N/A
  754            746,800.00        746,800.00    6.6250000000      6.1160000000          360                355               N/A
  755             60,000.00         59,738.78    6.7500000000      6.4910000000          360                355               N/A
  756            321,339.00        319,723.46    6.0000000000      5.7410000000          360                355               N/A
  757            183,736.00        183,156.94    8.3750000000      7.9910000000          360                355               N/A
  758            286,000.00        286,000.00    6.3750000000      6.1160000000          360                356               N/A
  759            114,000.00        113,574.24    6.3750000000      6.1160000000          360                356               N/A
  760            146,400.00        146,022.73    8.2500000000      7.8660000000          360                356               N/A
  761            191,250.00        190,810.73    7.3750000000      7.1160000000          360                357               N/A
  762             92,400.00         92,141.88    6.3750000000      6.1160000000          360                357               N/A
  763            214,500.00        214,500.00    7.1250000000      6.7410000000          360                357               N/A
  764            248,000.00        248,000.00    8.2500000000      7.8660000000          360                357               N/A
  765            558,000.00        558,000.00    8.2500000000      7.8660000000          360                357               N/A
  766            304,000.00        304,000.00    8.2500000000      7.8660000000          360                357               N/A
  767            110,000.00        109,867.72   10.5000000000     10.1160000000          360                357               N/A
  768            388,000.00        387,831.51    6.1250000000      5.8660000000          360                358               N/A
  769            317,475.00        317,088.98    8.5000000000      8.1160000000          360                358               N/A

                                                         S-137A - S-145A

                                                       Months                                   Next
                                                      to Next        Months       Months       Payment          Initial
Mortgage                                              Interest       Between      Between    Adjustment         Periodic
  Loan           Loan                    Gross          Rate          Rate        Payment      Period             Rate
 Number          Type       Index      Margin (%)    Adjustment    Adjustment   Adjustment    (Months)           Cap (%)
-----------------------------------------------------------------------------------------------------------------------------
   1             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   2             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   3             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   4             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   5             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   6             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   7             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   8             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   9             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  10             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  11             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  12             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  13             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  14             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  15             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  16             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  17             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  18             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  19             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  20             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  21             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  22             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  23             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  24             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  25             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  26             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  27             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  28             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  29             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  30             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  31              ARM        MTA      3.300000000000      1             1            12           2         99.000000000000
  32              ARM        MTA      3.325000000000      1             1            12           1          3.000000000000
  33              ARM        MTA      3.900000000000      1             1            12           11         3.000000000000
  34              ARM        MTA      2.725000000000      1             1            12           11         3.000000000000
  35              ARM        MTA      3.450000000000      1             1            12           10         3.000000000000
  36              ARM        MTA      3.100000000000      1             1            12           6         99.000000000000
  37              ARM        MTA      2.875000000000      1             1            12           6          3.000000000000
  38              ARM        MTA      2.550000000000      1             1            12           2          2.000000000000
  39              ARM        MTA      3.325000000000      1             1            12           4          3.000000000000
  40              ARM        MTA      3.450000000000      1             1            12           4          3.000000000000
  41              ARM        MTA      3.375000000000      1             1            12           3         99.000000000000
  42              ARM        MTA      3.450000000000      1             1            12           3          3.000000000000
  43              ARM        MTA      3.450000000000      1             1            12           3         99.000000000000
  44              ARM        MTA      5.000000000000      1             1            12           3         99.000000000000
  45              ARM        MTA      3.325000000000      1             1            12           5         99.000000000000
  46              ARM        MTA      3.200000000000      1             1            12           5          3.000000000000
  47              ARM        MTA      3.450000000000      1             1            12           2          3.000000000000
  48              ARM        MTA      3.450000000000      1             1            12           1          3.000000000000
  49              ARM        MTA      3.850000000000      1             1            12           1          3.000000000000
  50              ARM        MTA      3.800000000000      1             1            12           0          3.000000000000
  51              ARM        MTA      3.400000000000      1             1            12           11        99.000000000000
  52              ARM        MTA      3.800000000000      1             1            12           11         3.000000000000
  53              ARM        MTA      3.450000000000      1             1            12           9          3.000000000000
  54              ARM        MTA      3.325000000000      1             1            12           7          3.000000000000
  55              ARM        MTA      3.125000000000      1             1            12           6         99.000000000000
  56              ARM        MTA      3.375000000000      1             1            12           4         99.000000000000
  57              ARM        MTA      2.650000000000      1             1            12           1          3.000000000000
  58              ARM        MTA      2.950000000000      1             1            12           7          3.000000000000
  59              ARM        MTA      3.400000000000      1             1            12           6          3.000000000000
  60              ARM        MTA      3.450000000000      1             1            12           6          3.000000000000
  61              ARM        MTA      2.950000000000      1             1            12           4          3.000000000000
  62              ARM        MTA      3.975000000000      1             1            12           4          3.000000000000
  63              ARM        MTA      3.450000000000      1             1            12           3          3.000000000000
  64              ARM      1M_LIB     2.350000000000      1             1            12           2         99.000000000000
  65              ARM      COFI11     2.350000000000      1             1            12           10         3.000000000000
  66              ARM      COFI11     2.550000000000      1             1            12           4          3.000000000000
  67              ARM      COFI11     2.550000000000      1             1            12           0          3.000000000000
  68              ARM      COFI11     2.300000000000      1             1            12           1          3.000000000000
  69              ARM      COFI11     2.200000000000      1             1            12           1          3.000000000000
  70              ARM      COFI11     2.400000000000      1             1            12           5          3.000000000000
  71              ARM      COFI11     2.000000000000      1             1            12           2          3.000000000000
  72              ARM      COFI11     2.700000000000      1             1            12           8          3.000000000000
  73              ARM      COFI11     2.500000000000      1             1            12           3          3.000000000000
  74              ARM      COFI11     2.350000000000      1             1            12           0          3.000000000000
  75              ARM        MTA      3.500000000000      1             1            12           7         99.000000000000
  76              ARM        MTA      3.375000000000      1             1            12           7          3.000000000000
  77              ARM        MTA      3.500000000000      1             1            12           6         99.000000000000
  78              ARM        MTA      3.250000000000      1             1            12           4         99.000000000000
  79              ARM        MTA      3.400000000000      1             1            12           3         99.000000000000
  80              ARM        MTA      3.500000000000      1             1            12           8         99.000000000000
  81              ARM        MTA      3.450000000000      1             1            12           2         99.000000000000
  82              ARM        MTA      2.800000000000      1             1            12           1         99.000000000000
  83              ARM        MTA      3.500000000000      1             1            12           8         99.000000000000
  84              ARM        MTA      2.875000000000      1             1            12           7         99.000000000000
  85              ARM        MTA      3.200000000000      1             1            12           4          3.000000000000
  86              ARM        MTA      3.750000000000      1             1            12           9         99.000000000000
  87              ARM        MTA      3.200000000000      1             1            12           9         99.000000000000
  88              ARM        MTA      3.750000000000      1             1            12           8         99.000000000000
  89              ARM        MTA      3.450000000000      1             1            12           8          3.000000000000
  90              ARM        MTA      3.250000000000      1             1            12           7         99.000000000000
  91              ARM        MTA      3.750000000000      1             1            12           6         99.000000000000
  92              ARM        MTA      2.950000000000      1             1            12           4          3.000000000000
  93              ARM        MTA      3.750000000000      1             1            12           3         99.000000000000
  94              ARM        MTA      3.750000000000      1             1            12           3         99.000000000000
  95              ARM        MTA      3.575000000000      1             1            12           3         99.000000000000
  96              ARM        MTA      3.750000000000      1             1            12           9         99.000000000000
  97              ARM        MTA      3.750000000000      1             1            12           9         99.000000000000
  98              ARM        MTA      2.375000000000      1             1            12           2          3.000000000000
  99              ARM        MTA      2.375000000000      1             1            12           2          3.000000000000
  100             ARM        MTA      2.750000000000      1             1            12           2          3.000000000000
  101             ARM        MTA      2.933691115900      1             1            12           1          3.000000000000
  102             ARM        MTA      2.500000000000      1             1            12           0          3.000000000000
  103             ARM        MTA      2.539660444500      1             1            12           0          3.000000000000
  104             ARM        MTA      2.654413772700      1             1            12           0          3.000000000000
  105             ARM        MTA      3.000000000000      1             1            12           0          3.000000000000
  106             ARM        MTA      2.375000000000      1             1            12           0          3.000000000000
  107             ARM        MTA      3.125000000000      1             1            12           0          3.000000000000
  108             ARM        MTA      2.625000000000      1             1            12           11         3.000000000000
  109             ARM        MTA      2.375000000000      1             1            12           11         3.000000000000
  110             ARM        MTA      2.791500616000      1             1            12           11         3.000000000000
  111             ARM        MTA      2.826953487700      1             1            12           11         3.000000000000
  112             ARM        MTA      2.875000000000      1             1            12           11         3.000000000000
  113             ARM        MTA      3.000000000000      1             1            12           11         3.000000000000
  114             ARM        MTA      2.375000000000      1             1            12           10         3.000000000000
  115             ARM        MTA      2.500000000000      1             1            12           10         3.000000000000
  116             ARM        MTA      3.000000000000      1             1            12           10         3.000000000000
  117             ARM        MTA      3.250000000000      1             1            12           11         3.000000000000
  118             ARM        MTA      2.500000000000      1             1            12           7          3.000000000000
  119             ARM        MTA      2.750000000000      1             1            12           7          3.000000000000
  120             ARM        MTA      2.250000000000      1             1            12           6          3.000000000000
  121             ARM        MTA      2.750000000000      1             1            12           6          3.000000000000
  122             ARM        MTA      2.375000000000      1             1            12           5          3.000000000000
  123             ARM        MTA      3.375000000000      1             1            12           4          3.000000000000
  124             ARM        MTA      3.400000000000      1             1            12           4          3.000000000000
  125             ARM        MTA      2.500000000000      1             1            12           3          3.000000000000
  126             ARM        MTA      2.875000000000      1             1            12           3          3.000000000000
  127             ARM      COFI11     2.450000000000      1             1            12           6          3.000000000000
  128             ARM      COFI11     2.350000000000      1             1            12           11         3.000000000000
  129             ARM      COFI11     2.000000000000      1             1            12           7          3.000000000000
  130             ARM      COFI11     2.680000000000      1             1            12           10         3.000000000000
  131             ARM      COFI11     3.070000000000      1             1            12           6          3.000000000000
  132             ARM        MTA      3.850000000000      1             1            12           11         3.000000000000
  133             ARM        MTA      3.350000000000      1             1            12           10         3.000000000000
  134             ARM        MTA      2.750000000000      1             1            12           9          3.000000000000
  135             ARM        MTA      3.575000000000      1             1            12           7         99.000000000000
  136             ARM        MTA      3.200000000000      1             1            12           5          3.000000000000
  137             ARM        MTA      3.350000000000      1             1            12           4          3.000000000000
  138             ARM        MTA      2.450000000000      1             1            12           0          3.000000000000
  139             ARM        MTA      2.420000000000      1             1            12           5          3.000000000000
  140             ARM        MTA      2.900000000000      1             1            12           2          3.000000000000
  141             ARM        MTA      2.640000000000      1             1            12           1          3.000000000000
  142             ARM        MTA      3.000000000000      1             1            12           10         3.000000000000
  143             ARM        MTA      2.450000000000      1             1            12           4          3.000000000000
  144             ARM        MTA      2.700000000000      1             1            12           4          3.000000000000
  145             ARM        MTA      2.468621609300      1             1            12           11         3.000000000000
  146             ARM        MTA      2.150000000000      1             1            12           8          3.000000000000
  147             ARM        MTA      3.090000000000      1             1            12           8          3.000000000000
  148             ARM        MTA      3.000000000000      1             1            12           6          3.000000000000
  149             ARM        MTA      2.600000000000      1             1            12           2          3.000000000000
  150             ARM        MTA      2.300000000000      1             1            12           10         3.000000000000
  151             ARM        MTA      2.600000000000      1             1            12           10         3.000000000000
  152             ARM        MTA      2.750000000000      1             1            12           9          2.000000000000
  153             ARM        MTA      4.250000000000      1             1            12           8          3.000000000000
  154             ARM        MTA      3.100000000000      1             1            12           3          3.000000000000
  155             ARM        MTA      2.600000000000      1             1            12           0          3.000000000000
  156             ARM        MTA      3.100000000000      1             1            12           5         99.000000000000
  157             ARM        MTA      1.850000000000      1             1            12           10         3.000000000000
  158             ARM        MTA      2.500000000000      1             1            12           10        99.000000000000
  159             ARM        MTA      2.100000000000      1             1            12           11         3.000000000000
  160             ARM        MTA      2.500000000000      1             1            12           9          3.000000000000
  161             ARM        MTA      2.520000000000      1             1            12           9          3.000000000000
  162             ARM        MTA      2.600000000000      1             1            12           7          3.000000000000
  163             ARM      1YR_LIB    2.500000000000     10             12           12           10         2.000000000000
  164             ARM      1YR_LIB    2.500000000000     10             12           12           10         2.000000000000
  165             ARM      1YR_LIB    2.500000000000     10             12           12           10         2.000000000000
  166             ARM      1YR_TRES   2.750000000000     10             12           12           10         3.000000000000
  167             ARM      1YR_TRES   2.627427754800     10             12           12           10         2.265733993400
  168             ARM      1YR_TRES   2.991063864400     10             12           12           10         2.000000000000
  169             ARM      1YR_LIB    2.500000000000     11             12           12           11         2.000000000000
  170             ARM      1YR_LIB    2.492452506700     11             12           12           11         2.000000000000
  171             ARM      1YR_LIB    2.432098820200     11             12           12           11         2.172278089900
  172             ARM      1YR_TRES   3.000000000000     11             12           12           11         5.000000000000
  173             ARM      1YR_TRES   2.854032429000     11             12           12           11         2.000000000000
  174             ARM      1YR_TRES   2.750000000000     11             12           12           11         2.000000000000
  175             ARM        MTA      2.600000000000     12             1            12           12         3.000000000000
  176             ARM        MTA      2.600000000000     12             1            12           12         3.000000000000
  177             ARM      1YR_LIB    2.500000000000     12             12           12           12         5.000000000000
  178             ARM      1YR_LIB    2.500000000000     12             12           12           12         2.000000000000
  179             ARM      1YR_LIB    2.250000000000     12             12           12           12         3.000000000000
  180             ARM      1YR_LIB    2.500000000000     12             12           12           12         2.000000000000
  181             ARM      1YR_TRES   2.715646759900     12             12           12           12         2.191104867900
  182             ARM      1YR_TRES   3.819049240500     12             12           12           12         2.516641369700
  183             ARM      1YR_LIB    2.455310938400     13             12           12           13         2.000000000000
  184             ARM      6M_LIB     3.875000000000     13             6            6            13         3.000000000000
  185             ARM      1YR_LIB    2.500000000000     14             12           12           14         2.000000000000
  186             ARM      6M_LIB     3.125000000000     14             6            6            14         3.000000000000
  187             ARM      1YR_LIB    2.500000000000     15             12           12           15         2.000000000000
  188             ARM      1YR_LIB    2.571323306000     15             12           12           15         2.000000000000
  189             ARM      1YR_LIB    2.500000000000     15             12           12           15         2.000000000000
  190             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  191             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  192             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  193             ARM      1YR_LIB    2.424451283700     16             12           12           16         2.000000000000
  194             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  195             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  196             ARM      1YR_TRES   2.750000000000     16             12           12           16         5.000000000000
  197             ARM      6M_LIB     2.375000000000     16             6            6            16         3.000000000000
  198             ARM        MTA      2.600000000000     17             1            12           17         3.000000000000
  199             ARM      1YR_LIB    2.250000000000     17             12           12           17         3.000000000000
  200             ARM      1YR_LIB    2.500000000000     17             12           12           17         2.000000000000
  201             ARM      1YR_LIB    2.500000000000     17             12           12           17         2.000000000000
  202             ARM      1YR_LIB    2.500000000000     17             12           12           17         2.000000000000
  203             ARM      1YR_LIB    2.250000000000     17             12           12           17         7.000000000000
  204             ARM      1YR_TRES   3.000000000000     17             12           12           17         5.000000000000
  205             ARM      6M_LIB     2.250000000000     17             6            6            17         3.000000000000
  206             ARM      6M_LIB     2.375000000000     17             6            6            17         3.000000000000
  207             ARM      6M_LIB     6.550000000000     17             6            6            17         3.000000000000
  208             ARM      1YR_LIB    2.500000000000     18             12           12           18         2.000000000000
  209             ARM      1YR_LIB    2.500000000000     18             12           12           18         2.000000000000
  210             ARM      1YR_LIB    2.500000000000     18             12           12           18         2.000000000000
  211             ARM      1YR_LIB    2.603275638000     18             12           12           18         2.000000000000
  212             ARM      6M_LIB     6.330000000000     18             6            6            18         3.000000000000
  213             ARM      1YR_LIB    2.234042553200     19             12           12           19         2.000000000000
  214             ARM      1YR_LIB    2.500000000000     19             12           12           19         2.000000000000
  215             ARM      1YR_TRES   2.750000000000     19             12           12           19         5.000000000000
  216             ARM      6M_LIB     2.000000000000     19             6            6            19         5.000000000000
  217             ARM      1YR_LIB    2.500000000000      1             12           12           1          2.000000000000
  218             ARM      1YR_LIB    2.500000000000      1             12           12           1          2.000000000000
  219             ARM      1YR_LIB    2.493378441600      1             12           12           1          2.026486233700
  220             ARM      1YR_LIB    2.500000000000      1             12           12           1          5.000000000000
  221             ARM      1YR_TRES   2.389707169300      1             12           12           1          1.186276225800
  222             ARM      1YR_TRES   2.678542273300      1             12           12           1          1.947351930900
  223             ARM      1YR_TRES   2.750000000000      1             12           12           1          2.000000000000
  224             ARM      6M_LIB     5.500000000000      1             6            6            1          3.000000000000
  225             ARM      6M_LIB     3.000000000000      1             6            6            1          3.000000000000
  226             ARM      6M_LIB     8.250000000000      1             6            6            1          3.000000000000
  227             ARM      1YR_LIB    2.250000000000     20             12           12           20         3.000000000000
  228             ARM      1YR_LIB    2.500000000000     20             12           12           20         2.000000000000
  229             ARM      1YR_LIB    2.500000000000     20             12           12           20         2.000000000000
  230             ARM      1YR_LIB    2.500000000000     20             12           12           20         2.000000000000
  231             ARM      6M_LIB     6.200000000000     20             6            6            20         3.000000000000
  232             ARM      1YR_LIB    2.000000000000     21             12           12           21         2.000000000000
  233             ARM      1YR_LIB    2.391521006200     21             12           12           21         2.000000000000
  234             ARM      1YR_LIB    2.500000000000     21             12           12           21         2.000000000000
  235             ARM      1YR_TRES   2.750000000000     21             12           12           21         5.000000000000
  236             ARM      1YR_LIB    2.500000000000     22             12           12           22         2.000000000000
  237             ARM      1YR_LIB    2.500000000000     22             12           12           22         2.000000000000
  238             ARM      1YR_LIB    2.500000000000     23             12           12           23         2.000000000000
  239             ARM      1YR_LIB    2.500000000000     23             12           12           23         2.000000000000
  240             ARM      1YR_TRES   2.500000000000     23             12           12           23         5.000000000000
  241             ARM      1YR_LIB    2.500000000000     24             12           12           24         2.000000000000
  242             ARM      1YR_LIB    2.500000000000     24             12           12           24         2.000000000000
  243             ARM      1YR_TRES   3.000000000000     24             12           12           24         2.000000000000
  244             ARM      1YR_TRES   3.000000000000     24             12           12           24         5.000000000000
  245             ARM      1YR_TRES   2.678809568700     24             12           12           24         2.802507218100
  246             ARM      6M_LIB     3.000000000000     24             6            6            24         3.000000000000
  247             ARM      1YR_LIB    4.000000000000      2             12           12           2          2.000000000000
  248             ARM      1YR_LIB    2.500000000000      2             12           12           2          3.000000000000
  249             ARM      1YR_LIB    2.500000000000      2             12           12           2          3.329122845300
  250             ARM      1YR_LIB    2.641381133800      2             12           12           2          2.217237732400
  251             ARM      1YR_LIB    2.000000000000      2             12           12           2          3.000000000000
  252             ARM      1YR_TRES   2.750000000000      2             12           12           2          2.000000000000
  253             ARM      6M_LIB     2.000000000000      2             6            6            2          2.000000000000
  254             ARM      6M_LIB     4.750000000000      2             6            6            2          3.000000000000
  255             ARM      6M_LIB     7.303720528100      2             6            6            2          3.000000000000
  256             ARM      6M_LIB     2.875000000000      2             6            6            2          1.000000000000
  257             ARM      6M_LIB     2.750000000000      2             6            6            2          1.000000000000
  258             ARM      1YR_LIB    2.250000000000      3             12           12           3          5.000000000000
  259             ARM      1YR_LIB    2.250000000000      3             12           12           3          5.000000000000
  260             ARM      1YR_LIB    2.250000000000      3             12           12           3          7.000000000000
  261             ARM      1YR_LIB    2.390000000000      3             12           12           3          3.000000000000
  262             ARM      1YR_LIB    2.750000000000      3             12           12           3          1.000000000000
  263             ARM      1YR_LIB    2.750000000000      3             12           12           3          1.000000000000
  264             ARM      1YR_TRES   2.575907470200      3             12           12           3          2.212046264900
  265             ARM      1YR_TRES   2.000000000000      3             12           12           3          2.000000000000
  266             ARM      1YR_TRES   2.778359638800      3             12           12           3          2.000000000000
  267             ARM      6M_LIB     2.000000000000      3             6            6            3          3.000000000000
  268             ARM      6M_LIB     5.448522061800      3             6            6            3          3.000000000000
  269             ARM      6M_LIB     4.500000000000      3             6            6            3          5.000000000000
  270             ARM      6M_LIB     6.107116096900      3             6            6            3          3.000000000000
  271             ARM      1YR_LIB    2.414138944100      4             12           12           4          2.229161981700
  272             ARM      1YR_LIB    2.453767384500      4             12           12           4          2.023412438900
  273             ARM      1YR_TRES   3.000000000000      4             12           12           4          2.000000000000
  274             ARM      1YR_TRES   2.605470331700      4             12           12           4          2.828650821700
  275             ARM      1YR_TRES   2.772744949700      4             12           12           4          2.397827068900
  276             ARM      1YR_TRES   3.000000000000      4             12           12           4          2.000000000000
  277             ARM      6M_LIB     2.000000000000      4             6            6            4          3.000000000000
  278             ARM      6M_LIB     4.711956437600      4             6            6            4          3.000000000000
  279             ARM      6M_LIB     5.574963078200      4             6            6            4          2.299852312600
  280             ARM        MTA      2.600000000000      5             1            12           11         2.000000000000
  281             ARM        MTA      2.600000000000      5             1            12           5          2.000000000000
  282             ARM        MTA      2.600000000000      5             1            12           5          3.000000000000
  283             ARM      1YR_LIB    2.250000000000      5             12           12           5          5.000000000000
  284             ARM      1YR_LIB    2.392086694400      5             12           12           5          2.989097515400
  285             ARM      1YR_LIB    2.250000000000      5             12           12           5          2.000000000000
  286             ARM      1YR_LIB    3.373270454500      5             12           12           5          1.180889075400
  287             ARM      1YR_TRES   2.900280986900      5             12           12           5          1.950140493500
  288             ARM      1YR_TRES   2.873310646400      5             12           12           5          2.440395165700
  289             ARM      1YR_TRES   2.631810271900      5             12           12           5          1.733294173300
  290             ARM      1YR_TRES   3.719241335300      5             12           12           5          2.000000000000
  291             ARM      1YR_TRES   2.500000000000      5             12           12           5          5.000000000000
  292             ARM      6M_LIB     5.499805430100      5             6            6            5          3.000000000000
  293             ARM      6M_LIB     5.250000000000      5             6            6            5          3.000000000000
  294             ARM      6M_LIB     3.500000000000      5             6            6            5          3.000000000000
  295             ARM      6M_LIB     6.028202240400      5             6            6            5          3.000000000000
  296             ARM        MTA      2.600000000000      6             1            12           6          3.000000000000
  297             ARM      1YR_LIB    2.500000000000      6             12           12           6          5.000000000000
  298             ARM      1YR_LIB    2.500000000000      6             12           12           6          2.000000000000
  299             ARM      1YR_LIB    2.500000000000      6             12           12           6          2.000000000000
  300             ARM      1YR_LIB    2.250000000000      6             12           12           6          2.000000000000
  301             ARM      1YR_LIB    2.500000000000      6             12           12           6          1.750000000000
  302             ARM      1YR_TRES   3.000000000000      6             12           12           6          2.000000000000
  303             ARM      1YR_TRES   2.250000000000      6             12           12           6          1.500000000000
  304             ARM      1YR_TRES   2.712482482300      6             12           12           6          2.252489888000
  305             ARM      1YR_TRES   3.465433896800      6             12           12           6          2.157364930600
  306             ARM      6M_LIB     2.000000000000      6             6            6            6          3.000000000000
  307             ARM      6M_LIB     3.625000000000      6             6            6            6          3.000000000000
  308             ARM        MTA      3.375000000000      7             1            12           7          3.000000000000
  309             ARM      1YR_LIB    2.500000000000      7             12           12           7          2.000000000000
  310             ARM      1YR_LIB    2.468837535000      7             12           12           7          2.019244281400
  311             ARM      1YR_LIB    2.500000000000      7             12           12           7          2.000000000000
  312             ARM      1YR_LIB    2.250000000000      7             12           12           7          5.000000000000
  313             ARM      1YR_TRES   3.375000000000      7             12           12           7          2.000000000000
  314             ARM      1YR_TRES   3.000000000000      7             12           12           7          3.000000000000
  315             ARM      1YR_TRES   2.500000000000      7             12           12           7          3.000000000000
  316             ARM      1YR_TRES   2.742569655000      7             12           12           7          2.000000000000
  317             ARM        MTA      5.625000000000      8             1            12           8          3.000000000000
  318             ARM      1YR_LIB    2.250000000000      8             12           12           8          5.000000000000
  319             ARM      1YR_LIB    2.000000000000      8             12           12           8          2.000000000000
  320             ARM      1YR_LIB    2.500000000000      8             12           12           8          2.000000000000
  321             ARM      1YR_LIB    2.750000000000      8             12           12           8          3.000000000000
  322             ARM      1YR_LIB    2.250000000000      8             12           12           8          3.000000000000
  323             ARM      1YR_TRES   2.987935319900      8             12           12           8          4.758706398600
  324             ARM      1YR_TRES   2.753337465700      8             12           12           8          3.000000000000
  325             ARM      1YR_TRES   2.858005487600      8             12           12           8          2.257644222800
  326             ARM      1YR_TRES   3.358070498100      8             12           12           8          1.866007708200
  327             ARM      1YR_TRES   2.500000000000      8             12           12           8          2.000000000000
  328             ARM        MTA      2.600000000000      9             1            12           9          3.000000000000
  329             ARM      1YR_LIB    2.500000000000      9             12           12           9          3.000000000000
  330             ARM      1YR_LIB    2.620367066500      9             12           12           9          2.540089757900
  331             ARM      1YR_LIB    2.250000000000      9             12           12           9          2.000000000000
  332             ARM      1YR_LIB    2.250000000000      9             12           12           9          3.000000000000
  333             ARM      1YR_LIB    2.250000000000      9             12           12           9          5.000000000000
  334             ARM      1YR_TRES   3.000000000000      9             12           12           9          4.361030532700
  335             ARM      1YR_TRES   2.735133053400      9             12           12           9          3.587376284800
  336             ARM      1YR_TRES   2.521064859800      9             12           12           9          4.747221682300
  337             ARM      1YR_TRES   3.144009844000      9             12           12           9          2.000000000000
  338             ARM      6M_LIB     4.125000000000      9             6            6            9          3.000000000000
  339             ARM      6M_LIB     0.500000000000      9             6            6            9          3.000000000000
  340             ARM      1YR_TRES   3.000000000000     101            12           12          101         5.000000000000
  341             ARM      1YR_TRES   3.000000000000     103            12           12          103         5.000000000000
  342             ARM      1YR_TRES   3.000000000000     104            12           12          104         5.000000000000
  343             ARM      1YR_TRES   3.000000000000     105            12           12          105         5.000000000000
  344             ARM      1YR_LIB    2.250000000000     110            12           12          110         5.000000000000
  345             ARM      1YR_TRES   3.000000000000     110            12           12          110         5.000000000000
  346             ARM      1YR_LIB    2.250000000000     111            12           12          111         5.000000000000
  347             ARM      1YR_TRES   3.000000000000     111            12           12          111         5.000000000000
  348             ARM      1YR_LIB    2.250000000000     112            12           12          112         5.000000000000
  349             ARM      1YR_TRES   3.000000000000     112            12           12          112         5.000000000000
  350             ARM      1YR_TRES   3.000000000000     112            12           12          112         5.000000000000
  351             ARM      1YR_TRES   3.000000000000     112            12           12          112         5.000000000000
  352             ARM      1YR_TRES   3.000000000000     113            12           12          113         5.000000000000
  353             ARM      1YR_LIB    2.306848602200     114            12           12          114         5.000000000000
  354             ARM      1YR_LIB    2.120926665900     114            12           12          114         5.000000000000
  355             ARM      1YR_TRES   3.000000000000     115            12           12          115         5.000000000000
  356             ARM      1YR_TRES   3.000000000000     115            12           12          115         5.000000000000
  357             ARM      1YR_LIB    2.250000000000     116            12           12          116         5.000000000000
  358             ARM      1YR_TRES   3.000000000000     117            12           12          117         5.000000000000
  359             ARM        MTA      2.600000000000     25             1            12           25         3.000000000000
  360             ARM      1YR_LIB    2.250000000000     25             12           12           25         3.000000000000
  361             ARM      1YR_LIB    2.500000000000     25             12           12           25         5.000000000000
  362             ARM      1YR_LIB    2.500000000000     25             12           12           25         5.000000000000
  363             ARM      1YR_TRES   3.000000000000     25             12           12           25         2.000000000000
  364             ARM      1YR_TRES   2.750000000000     25             12           12           25         2.000000000000
  365             ARM      1YR_TRES   2.750000000000     25             12           12           25         2.000000000000
  366             ARM      1YR_LIB    2.250000000000     26             12           12           26         2.000000000000
  367             ARM      1YR_LIB    2.250000000000     26             12           12           26         5.000000000000
  368             ARM      1YR_TRES   3.000000000000     26             12           12           26         5.000000000000
  369             ARM      1YR_TRES   2.289046411400     26             12           12           26         2.000000000000
  370             ARM      1YR_TRES   3.000000000000     26             12           12           26         2.000000000000
  371             ARM      1YR_LIB    2.625000000000     27             12           12           27         2.000000000000
  372             ARM      1YR_LIB    2.250000000000     27             12           12           27         5.000000000000
  373             ARM      1YR_LIB    2.500000000000     27             12           12           27         2.000000000000
  374             ARM      1YR_LIB    2.250000000000     27             12           12           27         2.000000000000
  375             ARM      1YR_LIB    2.250000000000     27             12           12           27         5.000000000000
  376             ARM      1YR_TRES   2.750000000000     27             12           12           27         5.000000000000
  377             ARM      1YR_TRES   3.000000000000     27             12           12           27         5.000000000000
  378             ARM      1YR_TRES   3.000000000000     27             12           12           27         5.000000000000
  379             ARM      1YR_TRES   2.250000000000     27             12           12           27         2.000000000000
  380             ARM      1YR_TRES   2.750000000000     27             12           12           27         2.000000000000
  381             ARM      1YR_LIB    2.500000000000     28             12           12           28         5.000000000000
  382             ARM      1YR_LIB    2.641570265100     28             12           12           28         4.435737102500
  383             ARM      1YR_LIB    2.500000000000     28             12           12           28         6.006695548200
  384             ARM      1YR_TRES   3.000000000000     28             12           12           28         2.000000000000
  385             ARM      1YR_TRES   3.000000000000     28             12           12           28         3.816255417300
  386             ARM      6M_LIB     3.500000000000     28             6            6            28         3.000000000000
  387             ARM      1YR_LIB    2.250000000000     29             12           12           29         5.000000000000
  388             ARM      1YR_LIB    2.322742182900     29             12           12           29         2.872906194500
  389             ARM      1YR_LIB    2.250000000000     29             12           12           29         2.000000000000
  390             ARM      1YR_TRES   3.000000000000     29             12           12           29         5.000000000000
  391             ARM      6M_LIB     5.000000000000     29             6            6            29         2.000000000000
  392             ARM      1YR_LIB    2.500000000000     30             12           12           30         5.000000000000
  393             ARM      1YR_LIB    2.250000000000     30             12           12           30         2.000000000000
  394             ARM      1YR_TRES   3.000000000000     30             12           12           30         2.000000000000
  395             ARM        MTA      2.600000000000     31             1            12           31         3.000000000000
  396             ARM        MTA      2.600000000000     31             1            12           31         3.000000000000
  397             ARM      1YR_LIB    2.250000000000     31             12           12           31         2.000000000000
  398             ARM      1YR_LIB    2.500000000000     31             12           12           31         5.000000000000
  399             ARM      1YR_LIB    2.500000000000     31             12           12           31         5.000000000000
  400             ARM      1YR_TRES   3.000000000000     31             12           12           31         5.000000000000
  401             ARM      1YR_LIB    2.250000000000     32             12           12           32         2.000000000000
  402             ARM      1YR_LIB    3.000000000000     32             12           12           32         5.000000000000
  403             ARM      1YR_LIB    2.250000000000     32             12           12           32         2.000000000000
  404             ARM        MTA      2.600000000000     33             1            12           33         3.000000000000
  405             ARM      1YR_LIB    2.500000000000     33             12           12           33         5.000000000000
  406             ARM      1YR_LIB    2.822174044500     33             12           12           33         5.000000000000
  407             ARM      1YR_LIB    3.000000000000     33             12           12           33         5.000000000000
  408             ARM      1YR_TRES   3.000000000000     33             12           12           33         5.000000000000
  409             ARM      1YR_TRES   2.500000000000     33             12           12           33         5.000000000000
  410             ARM        MTA      2.600000000000     34             1            12           34         3.000000000000
  411             ARM      1YR_LIB    3.000000000000     34             12           12           34         5.000000000000
  412             ARM      1YR_TRES   3.000000000000     34             12           12           34         5.000000000000
  413             ARM      1YR_TRES   2.750000000000     34             12           12           34         5.000000000000
  414             ARM      1YR_TRES   3.000000000000     34             12           12           34         5.000000000000
  415             ARM      1YR_LIB    2.500000000000     35             12           12           35         5.000000000000
  416             ARM      1YR_LIB    2.500000000000     35             12           12           35         5.000000000000
  417             ARM      1YR_TRES   3.000000000000     35             12           12           35         5.000000000000
  418             ARM      1YR_TRES   3.000000000000     35             12           12           35         5.000000000000
  419             ARM      1YR_LIB    2.500000000000     36             12           12           36         5.000000000000
  420             ARM      1YR_LIB    2.796779244300     36             12           12           36         4.650820879500
  421             ARM      1YR_TRES   3.000000000000     36             12           12           36         5.000000000000
  422             ARM      1YR_TRES   3.000000000000     36             12           12           36         5.000000000000
  423             ARM      1YR_LIB    2.500000000000     37             12           12           37         2.548028155100
  424             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  425             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  426             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  427             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  428             ARM      6M_LIB     3.250000000000     37             6            6            37         5.000000000000
  429             ARM      1YR_LIB    2.250000000000     38             12           12           38         5.000000000000
  430             ARM      1YR_LIB    2.500000000000     38             12           12           38         2.000000000000
  431             ARM      1YR_LIB    2.500000000000     38             12           12           38         2.000000000000
  432             ARM      1YR_LIB    2.500000000000     38             12           12           38         2.000000000000
  433             ARM      1YR_TRES   2.750000000000     38             12           12           38         5.000000000000
  434             ARM      6M_LIB     2.250000000000     38             6            6            38         3.000000000000
  435             ARM      6M_LIB     2.250000000000     38             6            6            38         6.000000000000
  436             ARM      1YR_LIB    2.500000000000     39             12           12           39         5.000000000000
  437             ARM      1YR_LIB    2.500000000000     39             12           12           39         2.130063055800
  438             ARM      1YR_LIB    2.500000000000     39             12           12           39         2.000000000000
  439             ARM      1YR_LIB    2.500000000000     39             12           12           39         2.000000000000
  440             ARM      1YR_LIB    2.250000000000     40             12           12           40         5.000000000000
  441             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  442             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  443             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  444             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  445             ARM      1YR_TRES   3.000000000000     40             12           12           40         5.000000000000
  446             ARM      1YR_TRES   3.000000000000     40             12           12           40         5.000000000000
  447             ARM      1YR_TRES   2.750000000000     40             12           12           40         5.000000000000
  448             ARM      6M_LIB     2.750000000000     40             6            6            40         6.000000000000
  449             ARM      1YR_LIB    2.250000000000     41             12           12           41         5.000000000000
  450             ARM      1YR_LIB    2.500000000000     41             12           12           41         2.000000000000
  451             ARM      1YR_LIB    2.500000000000     41             12           12           41         2.000000000000
  452             ARM      1YR_LIB    2.500000000000     41             12           12           41         2.000000000000
  453             ARM      1YR_TRES   2.750000000000     41             12           12           41         2.000000000000
  454             ARM      1YR_TRES   2.750000000000     41             12           12           41         5.000000000000
  455             ARM      1YR_TRES   2.750000000000     41             12           12           41         5.000000000000
  456             ARM      6M_LIB     5.000000000000     41             6            6            41         5.000000000000
  457             ARM      6M_LIB     2.250000000000     41             6            6            41         5.000000000000
  458             ARM      6M_LIB     2.250000000000     41             6            6            41         5.000000000000
  459             ARM      1YR_LIB    2.250000000000     42             12           12           42         5.000000000000
  460             ARM      1YR_LIB    2.500000000000     42             12           12           42         2.000000000000
  461             ARM      1YR_LIB    2.750000000000     42             12           12           42         5.000000000000
  462             ARM      1YR_TRES   3.000000000000     42             12           12           42         5.000000000000
  463             ARM        MTA      3.150000000000     43             1            12           43         3.000000000000
  464             ARM      1YR_LIB    2.250000000000     43             12           12           43         5.000000000000
  465             ARM      1YR_LIB    2.500000000000     43             12           12           43         2.000000000000
  466             ARM      1YR_LIB    2.500000000000     43             12           12           43         2.000000000000
  467             ARM      1YR_TRES   2.750000000000     43             12           12           43         5.000000000000
  468             ARM      1YR_LIB    2.250000000000     44             12           12           44         5.000000000000
  469             ARM      1YR_LIB    2.400286271300     44             12           12           44         3.355868050100
  470             ARM      1YR_TRES   3.000000000000     44             12           12           44         2.000000000000
  471             ARM      6M_LIB     2.750000000000     44             6            6            44         5.000000000000
  472             ARM      6M_LIB     2.875000000000     44             6            6            44         6.000000000000
  473             ARM      1YR_LIB    2.250000000000     45             12           12           45         5.000000000000
  474             ARM      1YR_LIB    2.250000000000     45             12           12           45         5.000000000000
  475             ARM      6M_LIB     2.250000000000     45             6            6            45         5.000000000000
  476             ARM      6M_LIB     2.250000000000     45             6            6            45         5.000000000000
  477             ARM      6M_LIB     2.250000000000     46             6            6            46         5.000000000000
  478             ARM      6M_LIB     2.250000000000     46             6            6            46         5.000000000000
  479             ARM      1YR_LIB    2.500000000000     47             12           12           47         2.000000000000
  480             ARM      1YR_LIB    2.409621280200     47             12           12           47         3.084544637700
  481             ARM      1YR_LIB    2.500000000000     47             12           12           47         2.000000000000
  482             ARM      6M_LIB     3.625000000000     47             6            6            47         6.000000000000
  483             ARM      6M_LIB     2.250000000000     47             6            6            47         5.000000000000
  484             ARM      6M_LIB     2.250000000000     47             6            6            47         5.000000000000
  485             ARM      6M_LIB     2.250000000000     47             6            6            47         5.000000000000
  486             ARM      1YR_LIB    2.250000000000     48             12           12           48         5.000000000000
  487             ARM      6M_LIB     2.250000000000     49             6            6            49         5.000000000000
  488             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  489             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  490             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  491             ARM      1YR_LIB    2.500000000000     49             12           12           49         5.000000000000
  492             ARM      1YR_LIB    2.000000000000     49             12           12           49         5.000000000000
  493             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  494             ARM      1YR_LIB    2.500000000000     49             12           12           49         5.000000000000
  495             ARM      1YR_LIB    2.289813850400     49             12           12           49         3.576062312600
  496             ARM      1YR_LIB    2.500000000000     49             12           12           49         5.000000000000
  497             ARM      1YR_TRES   3.000000000000     49             12           12           49         5.000000000000
  498             ARM      6M_LIB     2.750000000000     49             6            6            49         6.000000000000
  499             ARM      1YR_LIB    2.250000000000     50             12           12           50         5.000000000000
  500             ARM      1YR_LIB    2.250000000000     50             12           12           50         5.000000000000
  501             ARM      1YR_LIB    2.000000000000     50             12           12           50         5.000000000000
  502             ARM      1YR_LIB    2.622196213200     50             12           12           50         3.909154745400
  503             ARM      1YR_LIB    2.250000000000     50             12           12           50         2.000000000000
  504             ARM      1YR_TRES   3.000000000000     50             12           12           50         5.000000000000
  505             ARM      1YR_TRES   3.000000000000     50             12           12           50         5.000000000000
  506             ARM      6M_LIB     2.250000000000     50             6            6            50         5.382504304600
  507             ARM      6M_LIB     2.250000000000     50             6            6            50         5.000000000000
  508             ARM      6M_LIB     2.250000000000     50             6            6            50         5.000000000000
  509             ARM      6M_LIB     2.250000000000     50             6            6            50         5.000000000000
  510             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  511             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  512             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  513             ARM      1YR_LIB    2.000000000000     51             12           12           51         5.000000000000
  514             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  515             ARM      1YR_LIB    2.250000000000     51             12           12           51         3.000000000000
  516             ARM      1YR_LIB    2.250000000000     51             12           12           51         4.881840024600
  517             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  518             ARM      1YR_TRES   3.000000000000     51             12           12           51         5.000000000000
  519             ARM      1YR_TRES   3.000000000000     51             12           12           51         5.000000000000
  520             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  521             ARM      6M_LIB     2.250000000000     51             6            6            51         6.000000000000
  522             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  523             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  524             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  525             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  526             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  527             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  528             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  529             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  530             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  531             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  532             ARM      1YR_LIB    2.000000000000     52             12           12           52         5.000000000000
  533             ARM      1YR_LIB    2.000000000000     52             12           12           52         5.000000000000
  534             ARM      1YR_LIB    2.355992298500     52             12           12           52         3.694436332800
  535             ARM      1YR_LIB    2.000000000000     52             12           12           52         5.000000000000
  536             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  537             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  538             ARM      1YR_TRES   3.000000000000     52             12           12           52         5.000000000000
  539             ARM      1YR_TRES   3.000000000000     52             12           12           52         5.000000000000
  540             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  541             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  542             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  543             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  544             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  545             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  546             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  547             ARM      6M_LIB     2.000000000000     52             6            6            52         5.000000000000
  548             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  549             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  550             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  551             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  552             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  553             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  554             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  555             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  556             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  557             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  558             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  559             ARM      1YR_LIB    2.092608687600     53             12           12           53         5.000000000000
  560             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  561             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  562             ARM      1YR_LIB    2.500000000000     53             12           12           53         2.000000000000
  563             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  564             ARM      1YR_LIB    2.250000000000     53             12           12           53         3.000000000000
  565             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  566             ARM      6M_LIB     2.250000000000     53             6            6            53         3.000000000000
  567             ARM      6M_LIB     2.250000000000     53             6            6            53         3.000000000000
  568             ARM      6M_LIB     2.250000000000     53             6            6            53         3.000000000000
  569             ARM      6M_LIB     2.000000000000     53             6            6            53         5.000000000000
  570             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  571             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  572             ARM      6M_LIB     2.750000000000     54             6            6            54         5.000000000000
  573             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  574             ARM      1YR_LIB    2.250000000000     54             12           12           54         3.499218342900
  575             ARM      1YR_LIB    2.294816870800     54             12           12           54         3.239023310700
  576             ARM      1YR_LIB    2.250000000000     54             12           12           54         5.000000000000
  577             ARM      1YR_LIB    2.250000000000     54             12           12           54         5.000000000000
  578             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  579             ARM      6M_LIB     2.250000000000     54             6            6            54         3.000000000000
  580             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  581             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  582             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  583             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  584             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  585             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  586             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  587             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  588             ARM      1YR_LIB    4.750000000000     55             12           12           55         5.000000000000
  589             ARM      1YR_LIB    2.000000000000     55             12           12           55         5.000000000000
  590             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  591             ARM      1YR_LIB    2.500000000000     55             12           12           55         5.000000000000
  592             ARM      1YR_LIB    2.000000000000     55             12           12           55         5.000000000000
  593             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  594             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  595             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  596             ARM      1YR_TRES   3.000000000000     55             12           12           55         5.000000000000
  597             ARM      6M_LIB     2.250000000000     55             6            6            55         6.000000000000
  598             ARM      6M_LIB     2.250000000000     55             6            6            55         3.000000000000
  599             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  600             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  601             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  602             ARM      6M_LIB     2.250000000000     55             6            6            55         3.000000000000
  603             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  604             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  605             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  606             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  607             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  608             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  609             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  610             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  611             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  612             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  613             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  614             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  615             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  616             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  617             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  618             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  619             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  620             ARM      1YR_LIB    2.250000000000     56             12           12           56         5.000000000000
  621             ARM      1YR_LIB    2.500000000000     56             12           12           56         5.000000000000
  622             ARM      1YR_LIB    2.250000000000     56             12           12           56         5.000000000000
  623             ARM      1YR_TRES   3.000000000000     56             12           12           56         5.000000000000
  624             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  625             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  626             ARM      6M_LIB     2.750000000000     56             6            6            56         6.000000000000
  627             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  628             ARM      6M_LIB     2.250000000000     56             6            6            56         6.000000000000
  629             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  630             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  631             ARM      6M_LIB     2.339115327800     56             6            6            56         5.798941417900
  632             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  633             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  634             ARM      6M_LIB     2.500000000000     56             6            6            56         3.000000000000
  635             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  636             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  637             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  638             ARM      6M_LIB     2.750000000000     57             6            6            57         5.000000000000
  639             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  640             ARM      6M_LIB     2.750000000000     57             6            6            57         5.000000000000
  641             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  642             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  643             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  644             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  645             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  646             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  647             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  648             ARM      1YR_LIB    2.000000000000     57             12           12           57         5.000000000000
  649             ARM      1YR_LIB    3.000000000000     57             12           12           57         5.000000000000
  650             ARM      1YR_LIB    2.500000000000     57             12           12           57         5.000000000000
  651             ARM      1YR_TRES   3.250000000000     57             12           12           57         5.000000000000
  652             ARM      1YR_TRES   2.500000000000     57             12           12           57         5.000000000000
  653             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  654             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  655             ARM      6M_LIB     2.396932876600     57             6            6            57         4.608178995800
  656             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  657             ARM      6M_LIB     2.250000000000     57             6            6            57         5.688060179300
  658             ARM      6M_LIB     2.250000000000     57             6            6            57         6.000000000000
  659             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  660             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  661             ARM      6M_LIB     2.282283615800     57             6            6            57         5.193745335800
  662             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  663             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  664             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  665             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  666             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  667             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  668             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  669             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  670             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  671             ARM      6M_LIB     2.250000000000     57             6            6            57         6.000000000000
  672             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  673             ARM      6M_LIB     2.380308076700     57             6            6            57         5.000000000000
  674             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  675             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  676             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  677             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  678             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  679             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  680             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  681             ARM      1YR_LIB    2.000000000000     58             12           12           58         5.000000000000
  682             ARM      1YR_TRES   3.000000000000     58             12           12           58         5.000000000000
  683             ARM      1YR_TRES   3.000000000000     58             12           12           58         5.000000000000
  684             ARM      1YR_TRES   2.500000000000     58             12           12           58         5.000000000000
  685             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  686             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  687             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  688             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  689             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  690             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  691             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  692             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  693             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  694             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  695             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  696             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  697             ARM      1YR_TRES   3.000000000000     59             12           12           59         5.000000000000
  698             ARM      1YR_LIB    3.000000000000     60             12           12           60         5.000000000000
  699             ARM      1YR_LIB    2.500000000000     61             12           12           61         5.000000000000
  700             ARM      1YR_LIB    2.500000000000     62             12           12           62         5.000000000000
  701             ARM      1YR_TRES   2.750000000000     62             12           12           62         5.000000000000
  702             ARM      1YR_LIB    2.000000000000     63             12           12           63         5.000000000000
  703             ARM      1YR_LIB    2.500000000000     63             12           12           63         5.000000000000
  704             ARM      1YR_LIB    2.250000000000     63             12           12           63         5.000000000000
  705             ARM      1YR_LIB    2.500000000000     63             12           12           63         5.000000000000
  706             ARM      1YR_TRES   3.000000000000     63             12           12           63         5.000000000000
  707             ARM      1YR_LIB    2.500000000000     65             12           12           65         5.000000000000
  708             ARM      1YR_LIB    2.500000000000     65             12           12           65         5.000000000000
  709             ARM      1YR_LIB    2.500000000000     65             12           12           65         5.000000000000
  710             ARM      1YR_TRES   3.000000000000     65             12           12           65         5.000000000000
  711             ARM      1YR_TRES   3.000000000000     65             12           12           65         5.000000000000
  712             ARM      1YR_TRES   3.000000000000     66             12           12           66         5.000000000000
  713             ARM      1YR_LIB    2.500000000000     67             12           12           67         5.000000000000
  714             ARM      1YR_TRES   3.000000000000     67             12           12           67         5.000000000000
  715             ARM      1YR_LIB    2.500000000000     68             12           12           68         5.000000000000
  716             ARM      1YR_LIB    2.500000000000     68             12           12           68         5.000000000000
  717             ARM      1YR_LIB    2.500000000000     69             12           12           69         5.000000000000
  718             ARM      1YR_LIB    2.500000000000     69             12           12           69         5.000000000000
  719             ARM      1YR_LIB    2.500000000000     70             12           12           70         5.000000000000
  720             ARM      1YR_TRES   3.000000000000     70             12           12           70         5.000000000000
  721             ARM      1YR_TRES   2.750000000000     71             12           12           71         5.000000000000
  722             ARM      1YR_LIB    2.169765865500     73             12           12           73         5.000000000000
  723             ARM      1YR_LIB    2.500000000000     73             12           12           73         5.000000000000
  724             ARM      1YR_LIB    2.250000000000     74             12           12           74         5.000000000000
  725             ARM      1YR_TRES   3.000000000000     74             12           12           74         5.000000000000
  726             ARM      1YR_LIB    2.385044642900     75             12           12           75         3.080357142900
  727             ARM      1YR_LIB    2.250000000000     75             12           12           75         5.000000000000
  728             ARM      1YR_LIB    2.500000000000     75             12           12           75         5.000000000000
  729             ARM      1YR_LIB    2.500000000000     75             12           12           75         5.000000000000
  730             ARM      1YR_LIB    2.250000000000     75             12           12           75         3.000000000000
  731             ARM      1YR_LIB    2.250000000000     75             12           12           75         2.000000000000
  732             ARM      1YR_TRES   3.000000000000     75             12           12           75         5.000000000000
  733             ARM      1YR_TRES   2.478723036000     75             12           12           75         5.000000000000
  734             ARM      1YR_LIB    2.290356097000     76             12           12           76         5.000000000000
  735             ARM      1YR_LIB    2.000000000000     76             12           12           76         5.000000000000
  736             ARM      1YR_LIB    2.250000000000     76             12           12           76         5.000000000000
  737             ARM      1YR_LIB    2.500000000000     76             12           12           76         5.000000000000
  738             ARM      1YR_TRES   3.000000000000     76             12           12           76         5.000000000000
  739             ARM      1YR_TRES   3.000000000000     76             12           12           76         5.000000000000
  740             ARM      1YR_TRES   3.000000000000     76             12           12           76         5.000000000000
  741             ARM      1YR_TRES   2.750000000000     76             12           12           76         5.000000000000
  742             ARM      1YR_LIB    2.392123386600     77             12           12           77         5.000000000000
  743             ARM      1YR_LIB    2.250000000000     77             12           12           77         5.000000000000
  744             ARM      1YR_LIB    2.250000000000     77             12           12           77         5.000000000000
  745             ARM      1YR_TRES   3.000000000000     77             12           12           77         5.000000000000
  746             ARM      1YR_TRES   3.000000000000     77             12           12           77         5.000000000000
  747             ARM      1YR_TRES   3.000000000000     77             12           12           77         5.000000000000
  748             ARM      6M_LIB     2.250000000000     77             6            6            77         5.000000000000
  749             ARM      1YR_LIB    2.289413622200     78             12           12           78         5.000000000000
  750             ARM      1YR_LIB    2.250000000000     78             12           12           78         5.000000000000
  751             ARM      1YR_LIB    2.431241753000     78             12           12           78         3.550065975700
  752             ARM      1YR_LIB    2.250000000000     78             12           12           78         5.000000000000
  753             ARM      1YR_TRES   3.000000000000     78             12           12           78         5.000000000000
  754             ARM      1YR_LIB    2.250000000000     79             12           12           79         5.000000000000
  755             ARM      1YR_LIB    2.250000000000     79             12           12           79         5.000000000000
  756             ARM      1YR_TRES   3.000000000000     79             12           12           79         5.000000000000
  757             ARM      6M_LIB     2.250000000000     79             6            6            79         5.000000000000
  758             ARM      1YR_LIB    2.250000000000     80             12           12           80         5.000000000000
  759             ARM      1YR_LIB    2.250000000000     80             12           12           80         5.000000000000
  760             ARM      6M_LIB     2.250000000000     80             6            6            80         5.000000000000
  761             ARM      1YR_LIB    2.250000000000     81             12           12           81         5.000000000000
  762             ARM      1YR_TRES   3.000000000000     81             12           12           81         5.000000000000
  763             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  764             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  765             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  766             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  767             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  768             ARM      1YR_TRES   3.000000000000     82             12           12           82         5.000000000000
  769             ARM      6M_LIB     2.250000000000     82             6            6            82         5.000000000000


                  Subsequent                                                  Maximum        Remaining
Mortgage           Periodic             Gross                Gross            Negative       Interest
  Loan               Rate              Maximum              Minimum         Amortization     Only Term
 Number             Cap (%)            Rate (%)             Rate (%)        Percentage (%)  (in months)
--------------------------------------------------------------------------------------------------------
   1                  N/A                 N/A                 N/A                N/A            N/A
   2                  N/A                 N/A                 N/A                N/A            N/A
   3                  N/A                 N/A                 N/A                N/A            N/A
   4                  N/A                 N/A                 N/A                N/A            N/A
   5                  N/A                 N/A                 N/A                N/A            N/A
   6                  N/A                 N/A                 N/A                N/A            N/A
   7                  N/A                 N/A                 N/A                N/A            N/A
   8                  N/A                 N/A                 N/A                N/A            N/A
   9                  N/A                 N/A                 N/A                N/A            N/A
  10                  N/A                 N/A                 N/A                N/A            N/A
  11                  N/A                 N/A                 N/A                N/A            N/A
  12                  N/A                 N/A                 N/A                N/A            N/A
  13                  N/A                 N/A                 N/A                N/A            N/A
  14                  N/A                 N/A                 N/A                N/A            N/A
  15                  N/A                 N/A                 N/A                N/A            N/A
  16                  N/A                 N/A                 N/A                N/A            N/A
  17                  N/A                 N/A                 N/A                N/A            101
  18                  N/A                 N/A                 N/A                N/A            101
  19                  N/A                 N/A                 N/A                N/A            39
  20                  N/A                 N/A                 N/A                N/A            117
  21                  N/A                 N/A                 N/A                N/A            111
  22                  N/A                 N/A                 N/A                N/A            39
  23                  N/A                 N/A                 N/A                N/A            78
  24                  N/A                 N/A                 N/A                N/A            108
  25                  N/A                 N/A                 N/A                N/A            103
  26                  N/A                 N/A                 N/A                N/A            102
  27                  N/A                 N/A                 N/A                N/A            99
  28                  N/A                 N/A                 N/A                N/A            112
  29                  N/A                 N/A                 N/A                N/A            89
  30                  N/A                 N/A                 N/A                N/A            90
  31             99.0000000000       9.9990000000         3.3000000000         110.00           N/A
  32              1.0000000000       9.9500000000         3.3250000000         110.00           N/A
  33              1.0000000000       9.9500000000         3.9000000000         110.00           N/A
  34              1.0000000000       12.5900000000        2.7250000000         110.00           N/A
  35              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  36             99.0000000000       9.9900000000         3.1000000000         110.00           N/A
  37              1.0000000000       9.9500000000         2.8750000000         110.00           N/A
  38              2.0000000000       9.9500000000         2.5500000000         110.00           N/A
  39              1.0000000000       9.9500000000         3.3250000000         110.00           N/A
  40              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  41             99.0000000000       9.9500000000         3.3750000000         110.00           N/A
  42              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  43             99.0000000000       9.9500000000         3.4500000000         110.00           N/A
  44             99.0000000000       9.9500000000         5.0000000000         110.00           N/A
  45             99.0000000000       9.9500000000         3.3250000000         110.00           N/A
  46              1.0000000000       9.9500000000         3.2000000000         110.00           N/A
  47              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  48              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  49              1.0000000000       9.5000000000         3.8500000000         110.00           N/A
  50              1.0000000000       9.9500000000         3.8000000000         110.00           N/A
  51             99.0000000000       9.9500000000         3.4000000000         110.00           N/A
  52              1.0000000000       9.9500000000         3.8000000000         110.00           N/A
  53              1.0000000000       12.5000000000        3.4500000000         110.00           N/A
  54              1.0000000000       9.9500000000         3.3250000000         110.00           N/A
  55             99.0000000000       12.0000000000        3.1250000000         110.00           N/A
  56             99.0000000000       12.0000000000        3.3750000000         110.00           N/A
  57              1.0000000000       9.9500000000         2.6500000000         110.00           N/A
  58              1.0000000000       9.9500000000         2.9500000000         110.00           N/A
  59              1.0000000000       9.9500000000         3.4000000000         110.00           N/A
  60              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  61              1.0000000000       9.8250000000         2.9500000000         110.00           N/A
  62              1.0000000000       9.9500000000         3.9750000000         110.00           N/A
  63              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  64             99.0000000000       12.9500000000        2.3500000000         115.00           N/A
  65              1.0000000000       10.9500000000        2.3500000000         115.00           N/A
  66              1.0000000000       9.9500000000         2.5500000000         115.00           N/A
  67              1.0000000000       13.4500000000        2.5500000000         115.00           N/A
  68              1.0000000000       13.4490000000        2.3000000000         115.00           N/A
  69              1.0000000000       13.3500000000        2.2000000000         115.00           N/A
  70              1.0000000000       14.0540000000        2.4000000000         115.00           N/A
  71              1.0000000000       13.9000000000        2.0000000000         115.00           N/A
  72              1.0000000000       13.4500000000        2.7000000000         115.00           N/A
  73              1.0000000000       14.0000000000        2.5000000000         115.00           N/A
  74              1.0000000000       10.9500000000        2.3500000000         115.00           N/A
  75             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  76              1.0000000000       9.9500000000         3.3750000000         115.00           N/A
  77             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  78             99.0000000000       9.9500000000         3.2500000000         115.00           N/A
  79             99.0000000000       9.9500000000         3.4000000000         115.00           N/A
  80             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  81             99.0000000000       9.9500000000         3.4500000000         115.00           N/A
  82             99.0000000000       9.9500000000         2.8000000000         115.00           N/A
  83             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  84             99.0000000000       9.9500000000         2.8750000000         115.00           N/A
  85              1.0000000000       9.9500000000         3.2000000000         115.00           N/A
  86             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  87             99.0000000000       9.9500000000         3.2000000000         115.00           N/A
  88             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  89              1.0000000000       9.9500000000         3.4500000000         115.00           N/A
  90             99.0000000000       9.9500000000         3.2500000000         115.00           N/A
  91             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  92              1.0000000000       9.9500000000         2.9500000000         115.00           N/A
  93             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  94             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  95             99.0000000000       9.9500000000         3.5750000000         115.00           N/A
  96             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  97             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  98              1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  99              1.0000000000       10.0750000000        2.3750000000         115.00           N/A
  100             1.0000000000       9.9500000000         2.7500000000         115.00           N/A
  101             1.0000000000       10.0673822318        2.9336911159         115.00           N/A
  102             1.0000000000       10.0750000000        2.5000000000         115.00           N/A
  103             1.0000000000       10.2000000000        2.5396604445         115.00           N/A
  104             1.0000000000       10.4500000000        2.6544137727         115.00           N/A
  105             1.0000000000       10.5750000000        3.0000000000         115.00           N/A
  106             1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  107             1.0000000000       10.9500000000        3.1250000000         115.00           N/A
  108             1.0000000000       10.0750000000        2.6250000000         115.00           N/A
  109             1.0000000000       10.2000000000        2.3750000000         115.00           N/A
  110             1.0000000000       10.4500000000        2.7915006160         115.00           N/A
  111             1.0000000000       10.5750000000        2.8269534877         115.00           N/A
  112             1.0000000000       10.0750000000        2.8750000000         115.00           N/A
  113             1.0000000000       10.2000000000        3.0000000000         115.00           N/A
  114             1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  115             1.0000000000       10.0750000000        2.5000000000         115.00           N/A
  116             1.0000000000       10.4500000000        3.0000000000         115.00           N/A
  117             1.0000000000       10.4500000000        3.2500000000         115.00           N/A
  118             1.0000000000       10.2000000000        2.5000000000         115.00           N/A
  119             1.0000000000       10.4500000000        2.7500000000         115.00           N/A
  120             1.0000000000       9.9500000000         2.2500000000         115.00           N/A
  121             1.0000000000       10.2000000000        2.7500000000         115.00           N/A
  122             1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  123             1.0000000000       9.9500000000         3.3750000000         115.00           N/A
  124             1.0000000000       9.9500000000         3.4000000000         115.00           N/A
  125             1.0000000000       10.0750000000        2.5000000000         115.00           N/A
  126             1.0000000000       10.4500000000        2.8750000000         115.00           N/A
  127             1.0000000000       11.9500000000        2.4500000000         125.00           N/A
  128             1.0000000000       13.4000000000        2.3500000000         125.00           N/A
  129             1.0000000000       12.8880000000        2.0000000000         125.00           N/A
  130             1.0000000000       13.0380000000        2.6800000000         125.00           N/A
  131             1.0000000000       9.9500000000         3.0700000000         125.00           N/A
  132             1.0000000000       10.7000000000        3.8500000000         125.00           N/A
  133             1.0000000000       9.5500000000         3.3500000000         125.00           N/A
  134             1.0000000000       8.9500000000         2.7500000000         125.00           N/A
  135            99.0000000000       11.2000000000        3.5750000000         125.00           N/A
  136             1.0000000000       10.2500000000        3.2000000000         125.00           N/A
  137             1.0000000000       10.5500000000        3.3500000000         125.00           N/A
  138             1.0000000000       10.3500000000        2.4500000000         125.00           N/A
  139             1.0000000000       10.2000000000        2.4200000000         125.00           N/A
  140             1.0000000000       10.4500000000        2.9000000000         125.00           N/A
  141             1.0000000000       10.0500000000        2.6400000000         125.00           N/A
  142             1.0000000000       10.2500000000        3.0000000000         125.00           N/A
  143             1.0000000000       9.9500000000         2.4500000000         125.00           N/A
  144             1.0000000000       10.5500000000        2.7000000000         125.00           N/A
  145             1.0000000000       9.5775678148         2.4686216093         125.00           N/A
  146             1.0000000000       8.9500000000         2.1500000000         125.00           N/A
  147             1.0000000000       9.3500000000         3.0900000000         125.00           N/A
  148             1.0000000000       10.3500000000        3.0000000000         125.00           N/A
  149             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  150             1.0000000000       9.9500000000         2.3000000000         125.00           N/A
  151             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  152             1.0000000000       9.9500000000         2.7500000000         125.00           N/A
  153             1.0000000000       13.6000000000        4.2500000000         125.00           N/A
  154             1.0000000000       12.4500000000        3.1000000000         125.00           N/A
  155             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  156            99.0000000000       12.5500000000        3.1000000000         125.00           N/A
  157             1.0000000000       9.9500000000         1.8500000000         125.00           N/A
  158            99.0000000000       11.5000000000        2.5000000000         125.00           N/A
  159             1.0000000000       9.9500000000         2.1000000000         125.00           N/A
  160             1.0000000000       8.9500000000         2.5000000000         125.00           N/A
  161             1.0000000000       8.9500000000         2.5200000000         125.00           N/A
  162             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  163             2.0000000000       10.1250000000        2.5000000000           N/A            N/A
  164             2.0000000000       10.1250000000        2.5000000000           N/A            N/A
  165             2.0000000000       11.3176362417        2.5000000000           N/A            N/A
  166             1.0000000000       11.7500000000        2.7500000000           N/A            N/A
  167             1.7342660066       11.1447022289        2.6274277548           N/A            N/A
  168             2.0000000000       12.6937545255        2.9910638644           N/A            N/A
  169             2.0000000000       10.6250000000        2.5000000000           N/A            11
  170             2.0000000000       10.3505171935        2.4924525067           N/A            N/A
  171             1.0000000000       15.5693047753        2.4320988202           N/A            N/A
  172             1.0000000000       15.3750000000        3.0000000000           N/A            N/A
  173             2.0000000000       12.6459675710        2.8540324290           N/A            N/A
  174             2.0000000000       13.4225794378        2.7500000000           N/A            N/A
  175             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  176             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  177             2.0000000000       8.7500000000         2.5000000000           N/A            12
  178             2.0000000000       9.9259383974         2.5000000000           N/A            N/A
  179             1.0000000000       19.0000000000        2.2500000000           N/A            N/A
  180             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  181             1.8088951321       12.7402161148        2.7156467599           N/A            N/A
  182             1.9813517501       11.4817415104        3.8190492405           N/A            N/A
  183             1.9106218768       10.9618414313        2.4553109384           N/A            N/A
  184             1.0000000000       12.8750000000        3.8750000000           N/A            N/A
  185             2.0000000000       10.2060172112        2.5000000000           N/A            N/A
  186             1.0000000000       12.8750000000        3.1250000000           N/A            50
  187             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  188             2.0000000000       10.0172781830        2.5713233060           N/A            N/A
  189             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  190             2.0000000000       11.0000000000        2.5000000000           N/A            100
  191             2.0000000000       9.8750000000         2.5000000000           N/A            16
  192             2.0000000000       10.3750000000        2.5000000000           N/A            16
  193             1.8489025674       10.9676046918        2.4244512837           N/A            N/A
  194             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  195             2.0000000000       9.7500000000         2.5000000000           N/A            N/A
  196             2.0000000000       9.8750000000         2.7500000000           N/A            16
  197             1.0000000000       14.0000000000        2.3750000000           N/A            N/A
  198             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  199             2.0000000000       10.8750000000        2.2500000000           N/A            101
  200             2.0000000000       11.0000000000        2.5000000000           N/A            17
  201             2.0000000000       10.4994310793        2.5000000000           N/A            17
  202             2.0000000000       10.7780905259        2.5000000000           N/A            N/A
  203             1.0000000000       11.8750000000        2.2500000000           N/A            N/A
  204             1.0000000000       14.7500000000        3.0000000000           N/A            17
  205             2.0000000000       11.3750000000        2.2500000000           N/A            41
  206             2.0000000000       14.7250000000        2.3750000000           N/A            N/A
  207             1.0000000000       14.9500000000        6.5500000000           N/A            N/A
  208             2.0000000000       10.9887537864        2.5000000000           N/A            18
  209             2.0000000000       10.5148365483        2.5000000000           N/A            N/A
  210             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  211             2.0000000000       11.0299134570        2.6032756380           N/A            N/A
  212             1.0000000000       14.8300000000        6.3300000000           N/A            N/A
  213             1.4680851064       15.0744680851        2.2340425532           N/A            19
  214             2.0000000000       10.7782280584        2.5000000000           N/A            N/A
  215             5.0000000000       10.0000000000        2.7500000000           N/A            N/A
  216             1.0000000000       10.3750000000        2.0000000000           N/A            19
  217             2.0000000000       9.2500000000         2.5000000000           N/A            25
  218             2.0000000000       12.0000000000        2.5000000000           N/A            N/A
  219             1.9735137663       11.1655389609        2.4933784416           N/A            N/A
  220             2.0000000000       8.1250000000         2.5000000000           N/A            N/A
  221             2.0000000000       10.8752658144        2.3897071693           N/A            N/A
  222             1.6386915514       12.3786074701        2.6785422733           N/A            N/A
  223             2.0000000000       11.6337519654        2.7500000000           N/A            N/A
  224             1.0000000000       14.5000000000        5.5000000000           N/A            N/A
  225             1.0000000000       12.7500000000        3.0000000000           N/A            N/A
  226             2.0000000000       17.7500000000        8.2500000000           N/A            N/A
  227             1.0000000000       11.6250000000        2.2500000000           N/A            20
  228             2.0000000000       10.5000000000        2.5000000000           N/A            20
  229             2.0000000000       10.1250000000        2.5000000000           N/A            N/A
  230             2.0000000000       10.7500000000        2.5000000000           N/A            N/A
  231             1.0000000000       14.2000000000        6.2000000000           N/A            20
  232             1.0000000000       18.0000000000        2.0000000000           N/A            21
  233             1.7830420124       11.3454271553        2.3915210062           N/A            N/A
  234             2.0000000000       10.2500000000        2.5000000000           N/A            N/A
  235             2.0000000000       9.8750000000         2.7500000000           N/A            N/A
  236             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  237             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  238             2.0000000000       10.5693498163        2.5000000000           N/A            23
  239             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  240             2.0000000000       11.0000000000        2.5000000000           N/A            N/A
  241             2.0000000000       9.8658213369         2.5000000000           N/A            38
  242             2.0000000000       11.0000000000        2.5000000000           N/A            N/A
  243             1.0000000000       19.8750000000        3.0000000000           N/A            24
  244             1.0000000000       14.8750000000        3.0000000000           N/A            N/A
  245             1.7152382750       12.2431631248        2.6788095687           N/A            N/A
  246             1.0000000000       23.9500000000        3.0000000000           N/A            N/A
  247             2.0000000000       11.8750000000        4.0000000000           N/A            38
  248             1.0000000000       15.0000000000        2.5000000000           N/A            N/A
  249             2.0000000000       10.3921106155        2.5000000000           N/A            N/A
  250             1.7827622676       13.1961320863        2.6413811338           N/A            N/A
  251             1.0000000000       14.5000000000        2.0000000000           N/A            N/A
  252             2.0000000000       11.0365314319        2.7500000000           N/A            N/A
  253             2.0000000000       9.2500000000         2.0000000000           N/A            80
  254             1.0000000000       13.5000000000        4.7500000000           N/A            N/A
  255             1.8925589438       14.1431975096        7.3037205281           N/A            N/A
  256             1.0000000000       10.8750000000        2.8750000000           N/A            N/A
  257             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  258             2.0000000000       10.7500000000        2.2500000000           N/A             3
  259             2.0000000000       10.8750000000        2.2500000000           N/A             3
  260             1.0000000000       11.0000000000        2.2500000000           N/A            N/A
  261             1.0000000000       20.0000000000        2.3900000000           N/A            N/A
  262             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  263             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  264             1.0000000000       16.7617571092        2.5759074702           N/A            N/A
  265             1.0000000000       14.5000000000        2.0000000000           N/A            N/A
  266             2.0000000000       13.6194792822        2.7783596388           N/A            N/A
  267             1.0000000000       8.2500000000         2.0000000000           N/A            87
  268             1.2786165593       13.9864106698        5.4485220618           N/A            N/A
  269             1.0000000000       16.0000000000        4.5000000000           N/A            N/A
  270             1.2542242817       14.1299934667        6.1071160969           N/A            N/A
  271             2.0000000000       11.6830134747        2.4141389441           N/A            N/A
  272             1.8978882727       12.4139036279        2.4537673845           N/A            N/A
  273             2.0000000000       12.4100000000        3.0000000000           N/A            N/A
  274             1.1713491783       13.1607286655        2.6054703317           N/A            N/A
  275             1.6021729311       12.1897434896        2.7727449497           N/A            N/A
  276             2.0000000000       13.1250000000        3.0000000000           N/A            N/A
  277             1.0000000000       9.2500000000         2.0000000000           N/A            100
  278             2.0000000000       12.8652174250        4.7119564376           N/A            N/A
  279             1.2211888649       14.3008697096        5.5749630782           N/A            N/A
  280             2.0000000000       11.9500000000        2.6000000000         125.00           N/A
  281             2.0000000000       11.9500000000        2.6000000000         125.00           N/A
  282             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  283             2.0000000000       11.6250000000        2.2500000000           N/A             5
  284             1.7841733888       11.7183977358        2.3920866944           N/A            N/A
  285             2.0000000000       11.3750000000        2.2500000000           N/A            N/A
  286             1.1808890754       16.7146813145        3.3732704545           N/A            N/A
  287             1.1495785196       18.5000000000        2.9002809869           N/A            N/A
  288             1.5596048343       14.1065839626        2.8733106464           N/A            N/A
  289             1.7332941733       10.9936839435        2.6318102719           N/A            N/A
  290             2.0000000000       12.6798103338        3.7192413353           N/A            N/A
  291             2.0000000000       13.5000000000        2.5000000000           N/A            N/A
  292             2.0000000000       14.2383141604        5.4998054301           N/A            N/A
  293             1.0000000000       13.2500000000        5.2500000000           N/A            N/A
  294             3.0000000000       14.9000000000        3.5000000000           N/A            N/A
  295             2.6261082762       14.0456281892        6.0282022404           N/A            N/A
  296             1.0000000000       11.9500000000        2.6000000000         110.00           N/A
  297             2.0000000000       9.2500000000         2.5000000000           N/A            90
  298             2.0000000000       9.6250000000         2.5000000000           N/A            N/A
  299             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  300             2.0000000000       12.0000000000        2.2500000000           N/A            N/A
  301             1.7500000000       10.5000000000        2.5000000000           N/A            N/A
  302             2.0000000000       12.5000000000        3.0000000000           N/A            N/A
  303             1.5000000000       12.0000000000        2.2500000000           N/A            N/A
  304             1.7475101120       12.3960374422        2.7124824823           N/A            N/A
  305             1.8426350694       12.8073228754        3.4654338968           N/A            N/A
  306             1.0000000000       9.6250000000         2.0000000000           N/A            96
  307             2.0000000000       11.9500000000        3.6250000000           N/A            N/A
  308             1.0000000000       9.9500000000         3.3750000000         115.00           N/A
  309             2.0000000000       11.1250000000        2.5000000000           N/A             7
  310             1.9807557186       11.2653290392        2.4688375350           N/A            N/A
  311             2.0000000000       9.7500000000         2.5000000000           N/A            N/A
  312             1.0000000000       10.2500000000        2.2500000000           N/A            N/A
  313             2.0000000000       13.0000000000        3.3750000000           N/A             7
  314             1.0000000000       12.5000000000        3.0000000000           N/A            N/A
  315             1.0000000000       12.7500000000        2.5000000000           N/A            N/A
  316             2.0000000000       12.6231767976        2.7425696550           N/A            N/A
  317             1.0000000000       14.9750000000        5.6250000000         110.00           N/A
  318             2.0000000000       11.0000000000        2.2500000000           N/A             8
  319             1.0000000000       13.5000000000        2.0000000000           N/A            N/A
  320             2.0000000000       10.0000000000        2.5000000000           N/A            N/A
  321             2.0000000000       12.0000000000        2.7500000000           N/A            N/A
  322             1.0000000000       11.7400000000        2.2500000000           N/A            N/A
  323             1.0804312005       15.0851160390        2.9879353199           N/A            N/A
  324             1.0000000000       12.5282039355        2.7533374657           N/A            N/A
  325             1.7423557772       12.7971614257        2.8580054876           N/A            N/A
  326             1.8660077082       11.0409859265        3.3580704981           N/A            N/A
  327             2.0000000000       13.1250000000        2.5000000000           N/A            N/A
  328             1.0000000000       11.9500000000        2.6000000000         110.00           N/A
  329             1.0000000000       15.0000000000        2.5000000000           N/A            N/A
  330             1.9694788803       10.8425938236        2.6203670665           N/A            N/A
  331             2.0000000000       15.0000000000        2.2500000000           N/A            N/A
  332             1.0000000000       17.5000000000        2.2500000000           N/A            N/A
  333             2.0000000000       10.0000000000        2.2500000000           N/A            N/A
  334             1.0000000000       15.3529230670        3.0000000000           N/A            N/A
  335             1.0000000000       13.3076423917        2.7351330534           N/A            N/A
  336             2.0000000000       13.0338486285        2.5210648598           N/A            N/A
  337             2.0000000000       12.4983624147        3.1440098440           N/A            N/A
  338             1.0000000000       14.0000000000        4.1250000000           N/A            N/A
  339             1.0000000000       9.5661684448         0.5000000000           N/A            N/A
  340             1.0000000000       15.9507097794        3.0000000000           N/A            101
  341             1.0000000000       17.1250000000        3.0000000000           N/A            N/A
  342             1.0000000000       16.7500000000        3.0000000000           N/A            104
  343             1.0000000000       17.2500000000        3.0000000000           N/A            105
  344             1.0000000000       12.5000000000        2.2500000000           N/A            110
  345             1.0000000000       19.2500000000        3.0000000000           N/A            110
  346             1.0000000000       12.0000000000        2.2500000000           N/A            111
  347             1.0000000000       17.1250000000        3.0000000000           N/A            N/A
  348             1.0000000000       11.8750000000        2.2500000000           N/A            112
  349             1.0000000000       17.5383037167        3.0000000000           N/A            112
  350             1.0000000000       19.2243085133        3.0000000000           N/A            112
  351             1.0000000000       19.0976430022        3.0000000000           N/A            N/A
  352             1.0000000000       19.0000000000        3.0000000000           N/A            N/A
  353             1.0000000000       11.8068486022        2.3068486022           N/A            114
  354             1.0000000000       15.1867366889        2.1209266659           N/A            N/A
  355             1.0000000000       18.7500000000        3.0000000000           N/A            115
  356             1.0000000000       17.1250000000        3.0000000000           N/A            115
  357             2.0000000000       12.5000000000        2.2500000000           N/A            116
  358             1.0000000000       17.3750000000        3.0000000000           N/A            117
  359             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  360             1.0000000000       13.1250000000        2.2500000000           N/A            25
  361             2.0000000000       9.7871071135         2.5000000000           N/A            N/A
  362             2.0000000000       9.6250000000         2.5000000000           N/A            N/A
  363             1.0000000000       20.2500000000        3.0000000000           N/A            25
  364             2.0000000000       10.3750000000        2.7500000000           N/A            N/A
  365             2.0000000000       12.6250000000        2.7500000000           N/A            N/A
  366             2.0000000000       13.7500000000        2.2500000000           N/A            26
  367             2.0000000000       10.2500000000        2.2500000000           N/A            N/A
  368             1.0000000000       16.7500000000        3.0000000000           N/A            26
  369             1.5687628709       14.6046134922        2.2890464114           N/A            N/A
  370             1.0000000000       18.5000000000        3.0000000000           N/A            N/A
  371             1.0000000000       13.5000000000        2.6250000000           N/A            27
  372             2.0000000000       10.3750000000        2.2500000000           N/A            27
  373             2.0000000000       12.2500000000        2.5000000000           N/A            N/A
  374             2.0000000000       11.7500000000        2.2500000000           N/A            N/A
  375             2.0000000000       12.5000000000        2.2500000000           N/A            N/A
  376             2.0000000000       9.7500000000         2.7500000000           N/A            27
  377             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  378             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  379             2.0000000000       11.0000000000        2.2500000000           N/A            N/A
  380             2.0000000000       12.3750000000        2.7500000000           N/A            N/A
  381             2.0000000000       10.3750000000        2.5000000000           N/A            28
  382             1.8771843464       11.0517782508        2.6415702651           N/A            N/A
  383             1.5262609185       10.3356086223        2.5000000000           N/A            N/A
  384             1.0000000000       20.0000000000        3.0000000000           N/A            28
  385             1.0000000000       16.4830672737        3.0000000000           N/A            N/A
  386             1.0000000000       13.1250000000        3.5000000000           N/A            52
  387             2.0000000000       11.8750000000        2.2500000000           N/A            89
  388             1.2909687315       12.0748359884        2.3227421829           N/A            N/A
  389             2.0000000000       12.0000000000        2.2500000000           N/A            N/A
  390             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  391             2.0000000000       13.8750000000        5.0000000000           N/A            53
  392             2.0000000000       9.8750000000         2.5000000000           N/A            90
  393             2.0000000000       12.1250000000        2.2500000000           N/A            30
  394             1.0000000000       18.5000000000        3.0000000000           N/A            N/A
  395             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  396             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  397             2.0000000000       12.0000000000        2.2500000000           N/A            31
  398             2.0000000000       9.6523686311         2.5000000000           N/A            31
  399             2.0000000000       10.1598196589        2.5000000000           N/A            N/A
  400             1.0000000000       15.3750000000        3.0000000000           N/A            31
  401             2.0000000000       10.8750000000        2.2500000000           N/A            32
  402             2.0000000000       11.3750000000        3.0000000000           N/A            N/A
  403             2.0000000000       12.3750000000        2.2500000000           N/A            N/A
  404             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  405             2.0000000000       10.7500000000        2.5000000000           N/A            N/A
  406             2.0000000000       10.5721740445        2.8221740445           N/A            N/A
  407             2.0000000000       11.5000000000        3.0000000000           N/A            N/A
  408             1.0000000000       15.0000000000        3.0000000000           N/A            33
  409             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  410             1.0000000000       11.9500000000        2.6000000000         110.00           N/A
  411             2.0000000000       11.7500000000        3.0000000000           N/A            N/A
  412             1.0000000000       15.1250000000        3.0000000000           N/A            34
  413             2.0000000000       10.5000000000        2.7500000000           N/A            34
  414             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  415             2.0000000000       11.1250000000        2.5000000000           N/A            35
  416             2.0000000000       11.0134071166        2.5000000000           N/A            N/A
  417             1.0000000000       16.3609198389        3.0000000000           N/A            35
  418             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  419             2.0000000000       10.7500000000        2.5000000000           N/A            36
  420             1.8066343525       10.9490818044        2.7967792443           N/A            N/A
  421             1.0000000000       15.4060835144        3.0000000000           N/A            36
  422             1.0000000000       15.0164464998        3.0000000000           N/A            N/A
  423             2.0000000000       10.8954910512        2.5000000000           N/A            N/A
  424             1.0000000000       15.2176912306        3.0000000000           N/A            37
  425             1.0000000000       15.0000000000        3.0000000000           N/A            37
  426             1.0000000000       15.6927793523        3.0000000000           N/A            N/A
  427             1.0000000000       15.0000000000        3.0000000000           N/A            N/A
  428             1.0000000000       12.7500000000        3.2500000000           N/A            97
  429             2.0000000000       11.7500000000        2.2500000000           N/A            98
  430             2.0000000000       10.3999283387        2.5000000000           N/A            N/A
  431             2.0000000000       11.1250000000        2.5000000000           N/A            N/A
  432             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  433             2.0000000000       10.7500000000        2.7500000000           N/A            38
  434             1.0000000000       11.5000000000        2.2500000000           N/A            98
  435             2.0000000000       11.8750000000        2.2500000000           N/A            N/A
  436             2.0000000000       10.0187250077        2.5000000000           N/A            39
  437             2.0000000000       10.1274613337        2.5000000000           N/A            N/A
  438             2.0000000000       10.4516936987        2.5000000000           N/A            N/A
  439             2.0000000000       10.5099671365        2.5000000000           N/A            N/A
  440             1.0000000000       11.7114033336        2.2500000000           N/A            100
  441             2.0000000000       11.2500000000        2.5000000000           N/A            40
  442             2.0000000000       10.0621476804        2.5000000000           N/A            N/A
  443             2.0000000000       10.2470299381        2.5000000000           N/A            N/A
  444             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  445             1.0000000000       15.3750000000        3.0000000000           N/A            40
  446             1.0000000000       13.2500000000        3.0000000000           N/A            N/A
  447             2.0000000000       9.2500000000         2.7500000000           N/A            N/A
  448             2.0000000000       12.0000000000        2.7500000000           N/A            100
  449             1.0000000000       11.7500000000        2.2500000000           N/A            101
  450             2.0000000000       10.2284576886        2.5000000000           N/A            N/A
  451             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  452             2.0000000000       10.7500000000        2.5000000000           N/A            N/A
  453             2.0000000000       10.5000000000        2.7500000000           N/A            41
  454             2.0000000000       10.8750000000        2.7500000000           N/A            41
  455             2.0000000000       9.6250000000         2.7500000000           N/A            N/A
  456             1.0000000000       12.8750000000        5.0000000000           N/A            101
  457             1.0000000000       12.6250000000        2.2500000000           N/A            101
  458             1.0000000000       11.6250000000        2.2500000000           N/A            41
  459             1.0000000000       12.0000000000        2.2500000000           N/A            102
  460             2.0000000000       10.9556874947        2.5000000000           N/A            N/A
  461             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  462             1.0000000000       16.7500000000        3.0000000000           N/A            N/A
  463             1.0000000000       12.5000000000        3.1500000000         110.00           N/A
  464             1.0000000000       11.6733254111        2.2500000000           N/A            103
  465             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  466             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  467             2.0000000000       11.3750000000        2.7500000000           N/A            N/A
  468             1.0000000000       11.7500000000        2.2500000000           N/A            104
  469             1.8005725426       12.3560308199        2.4002862713           N/A            N/A
  470             1.0000000000       17.8750000000        3.0000000000           N/A            N/A
  471             1.0000000000       12.0000000000        2.7500000000           N/A            104
  472             2.0000000000       12.8750000000        2.8750000000           N/A            N/A
  473             1.0000000000       12.0000000000        2.2500000000           N/A            105
  474             1.0000000000       12.4354769536        2.2500000000           N/A            105
  475             1.0000000000       12.8750000000        2.2500000000           N/A            105
  476             1.0000000000       12.1250000000        2.2500000000           N/A            N/A
  477             1.0000000000       12.8750000000        2.2500000000           N/A            46
  478             1.0000000000       12.7500000000        2.2500000000           N/A            N/A
  479             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  480             1.6384851208       10.7576510387        2.4096212802           N/A            N/A
  481             2.0000000000       9.7500000000         2.5000000000           N/A            N/A
  482             2.0000000000       13.1250000000        3.6250000000           N/A            107
  483             1.0000000000       12.8750000000        2.2500000000           N/A            107
  484             1.0000000000       12.1250000000        2.2500000000           N/A            107
  485             1.0000000000       10.6250000000        2.2500000000           N/A            N/A
  486             2.0000000000       13.2500000000        2.2500000000           N/A            108
  487             1.0000000000       13.0000000000        2.2500000000         115.00           109
  488             1.0000000000       12.3684995371        2.2500000000           N/A            109
  489             1.0000000000       12.3036675693        2.2500000000           N/A            109
  490             2.0000000000       12.8750000000        2.2500000000           N/A            109
  491             2.0000000000       10.8750000000        2.5000000000           N/A            49
  492             1.0000000000       17.2500000000        2.0000000000           N/A            49
  493             2.0000000000       13.1250000000        2.2500000000           N/A            N/A
  494             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  495             1.4754252917       11.9145697404        2.2898138504           N/A            N/A
  496             2.0000000000       9.5000000000         2.5000000000           N/A            N/A
  497             1.0000000000       17.3750000000        3.0000000000           N/A            49
  498             2.0000000000       12.7500000000        2.7500000000           N/A            109
  499             1.0000000000       13.0000000000        2.2500000000           N/A            110
  500             1.0000000000       12.9480089815        2.2500000000           N/A            110
  501             1.0000000000       17.3750000000        2.0000000000           N/A            50
  502             2.0000000000       9.6989405409         2.6221962132           N/A            N/A
  503             1.0000000000       12.6250000000        2.2500000000           N/A            N/A
  504             1.0000000000       17.1250000000        3.0000000000           N/A            50
  505             1.0000000000       17.2500000000        3.0000000000           N/A            50
  506             1.3825043046       12.9521869619        2.2500000000           N/A            110
  507             1.0000000000       12.5000000000        2.2500000000           N/A            110
  508             1.0000000000       12.6250000000        2.2500000000           N/A            50
  509             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  510             1.0000000000       12.8750000000        2.2500000000         115.00           111
  511             1.0000000000       11.5000000000        2.2500000000           N/A            111
  512             1.0000000000       12.8160460774        2.2500000000           N/A            111
  513             1.0000000000       17.8729239555        2.0000000000           N/A            51
  514             2.0000000000       11.5000000000        2.2500000000           N/A            51
  515             2.0000000000       11.3750000000        2.2500000000           N/A            N/A
  516             1.0000000000       12.4556900092        2.2500000000           N/A            N/A
  517             2.0000000000       11.3521487048        2.2500000000           N/A            N/A
  518             1.0000000000       16.8122269380        3.0000000000           N/A            51
  519             1.0000000000       16.6250000000        3.0000000000           N/A            N/A
  520             1.0000000000       13.5647335397        2.2500000000           N/A            111
  521             2.0000000000       13.3750000000        2.2500000000           N/A            111
  522             1.0000000000       12.7740929705        2.2500000000           N/A            111
  523             1.0000000000       13.5000000000        2.2500000000           N/A            111
  524             1.0000000000       13.1741780045        2.2500000000           N/A            111
  525             1.0000000000       13.9761942200        2.2500000000           N/A            51
  526             1.0000000000       13.5000000000        2.2500000000           N/A            51
  527             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  528             1.0000000000       13.5000000000        2.2500000000           N/A            N/A
  529             1.0000000000       12.5000000000        2.2500000000           N/A            N/A
  530             1.0000000000       13.2500000000        2.2500000000           N/A            112
  531             2.0000000000       11.8750000000        2.2500000000           N/A            52
  532             1.0000000000       19.0000000000        2.0000000000           N/A            52
  533             1.0000000000       19.0000000000        2.0000000000           N/A            52
  534             1.5735862430       14.0987164529        2.3559922985           N/A            N/A
  535             1.0000000000       18.7500000000        2.0000000000           N/A            N/A
  536             2.0000000000       10.5000000000        2.2500000000           N/A            N/A
  537             2.0000000000       11.5000000000        2.2500000000           N/A            N/A
  538             1.0000000000       17.8891475780        3.0000000000           N/A            52
  539             1.0000000000       17.3750000000        3.0000000000           N/A            N/A
  540             1.0000000000       13.7500000000        2.2500000000           N/A            112
  541             1.0000000000       12.7500000000        2.2500000000           N/A            112
  542             1.0000000000       13.1273758544        2.2500000000           N/A            112
  543             1.0000000000       13.6977783312        2.2500000000           N/A            112
  544             1.0000000000       12.2500000000        2.2500000000           N/A            112
  545             1.0000000000       13.6588623362        2.2500000000           N/A            112
  546             1.0000000000       13.7500000000        2.2500000000           N/A            52
  547             1.0000000000       18.8750000000        2.0000000000           N/A            52
  548             1.0000000000       13.5000000000        2.2500000000           N/A            N/A
  549             1.0000000000       14.0000000000        2.2500000000           N/A            N/A
  550             1.0000000000       13.5306752538        2.2500000000           N/A            N/A
  551             1.0000000000       12.7500000000        2.2500000000         115.00           113
  552             1.0000000000       12.8750000000        2.2500000000         115.00           113
  553             1.0000000000       13.0000000000        2.2500000000         115.00           113
  554             1.0000000000       13.5000000000        2.2500000000         115.00           113
  555             1.0000000000       12.9028263685        2.2500000000           N/A            113
  556             2.0000000000       13.2612622234        2.2500000000           N/A            113
  557             2.0000000000       12.1250000000        2.2500000000           N/A            53
  558             2.0000000000       13.8750000000        2.2500000000           N/A            53
  559             1.3704347506       15.6615219955        2.0926086876           N/A            53
  560             2.0000000000       11.5995476830        2.2500000000           N/A            53
  561             1.4284057425       12.0355071782        2.2500000000           N/A            N/A
  562             2.0000000000       11.8527537821        2.5000000000           N/A            N/A
  563             2.0000000000       11.5000000000        2.2500000000           N/A            N/A
  564             2.0000000000       13.8750000000        2.2500000000           N/A            N/A
  565             1.0000000000       12.8750000000        2.2500000000           N/A            113
  566             1.0000000000       13.2500000000        2.2500000000           N/A            113
  567             2.0000000000       14.0000000000        2.2500000000           N/A            53
  568             1.0000000000       12.7500000000        2.2500000000           N/A            N/A
  569             1.0000000000       20.6250000000        2.0000000000           N/A            N/A
  570             1.0000000000       13.5000000000        2.2500000000         115.00           114
  571             1.0000000000       13.1250000000        2.2500000000         115.00           114
  572             1.0000000000       13.7500000000        2.7500000000         115.00           114
  573             1.0000000000       12.5000000000        2.2500000000         115.00           114
  574             1.5002605524       12.6250651381        2.2500000000           N/A            114
  575             4.5219533785       13.0801831292        2.2948168708           N/A            114
  576             2.0000000000       11.5000000000        2.2500000000           N/A            N/A
  577             2.0000000000       11.7209123900        2.2500000000           N/A            N/A
  578             1.0000000000       12.7500000000        2.2500000000           N/A            114
  579             1.0000000000       8.8750000000         2.2500000000           N/A            54
  580             1.0000000000       13.2500000000        2.2500000000         115.00           115
  581             1.0000000000       12.3750000000        2.2500000000         115.00           115
  582             1.0000000000       12.8750000000        2.2500000000         115.00           115
  583             1.0000000000       13.2500000000        2.2500000000         115.00           115
  584             1.0000000000       13.2500000000        2.2500000000         115.00           115
  585             1.0000000000       13.3750000000        2.2500000000         115.00           115
  586             1.0000000000       12.8750000000        2.2500000000         115.00           115
  587             1.0000000000       11.1250000000        2.2500000000         115.00           115
  588             2.0000000000       11.8750000000        4.7500000000           N/A            115
  589             1.0000000000       18.6250000000        2.0000000000           N/A            55
  590             2.0000000000       12.4564611353        2.2500000000           N/A            55
  591             2.0000000000       10.3750000000        2.5000000000           N/A            55
  592             1.0000000000       19.1250000000        2.0000000000           N/A            N/A
  593             2.0000000000       10.8750000000        2.2500000000           N/A            N/A
  594             2.0000000000       12.0000000000        2.2500000000           N/A            N/A
  595             2.0000000000       10.7500000000        2.2500000000           N/A            N/A
  596             1.0000000000       17.2500000000        3.0000000000           N/A            55
  597             2.0000000000       13.0000000000        2.2500000000           N/A            115
  598             1.0000000000       12.7500000000        2.2500000000           N/A            115
  599             1.0000000000       12.8750000000        2.2500000000           N/A            115
  600             1.0000000000       13.8750000000        2.2500000000           N/A            115
  601             1.0000000000       12.6250000000        2.2500000000           N/A            55
  602             2.0000000000       13.3750000000        2.2500000000           N/A            55
  603             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  604             1.0000000000       12.2500000000        2.7500000000         115.00           116
  605             1.0000000000       12.7500000000        2.7500000000         115.00           116
  606             1.0000000000       13.5000000000        2.7500000000         115.00           116
  607             1.0000000000       12.0000000000        2.2500000000         115.00           116
  608             1.0000000000       13.1250000000        2.2500000000         115.00           116
  609             1.0000000000       10.9000000000        2.7500000000         115.00           116
  610             1.0000000000       11.8750000000        2.2500000000         115.00           116
  611             1.0000000000       12.6250000000        2.2500000000         115.00           116
  612             1.0000000000       12.7500000000        2.7500000000         115.00           116
  613             1.0000000000       13.2500000000        2.2500000000         115.00           116
  614             1.0000000000       13.2500000000        2.2500000000         115.00           116
  615             1.0000000000       12.3750000000        2.2500000000         115.00           116
  616             1.0000000000       12.5000000000        2.2500000000         115.00           116
  617             1.0000000000       12.6250000000        2.2500000000         115.00           116
  618             1.0000000000       13.0000000000        2.2500000000         115.00           116
  619             1.0000000000       11.1250000000        2.2500000000         115.00           116
  620             2.0000000000       12.3750000000        2.2500000000           N/A            56
  621             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  622             2.0000000000       11.8750000000        2.2500000000           N/A            N/A
  623             1.0000000000       14.7500000000        3.0000000000           N/A            56
  624             1.0000000000       13.7500000000        2.2500000000           N/A            116
  625             1.0000000000       12.3750000000        2.2500000000           N/A            116
  626             2.0000000000       13.5000000000        2.7500000000           N/A            116
  627             1.0000000000       13.0000000000        2.2500000000           N/A            116
  628             2.0000000000       13.0000000000        2.2500000000           N/A            116
  629             1.0000000000       13.1250000000        2.2500000000           N/A            116
  630             1.0000000000       13.5000000000        2.2500000000           N/A            116
  631             1.7989414179       13.3855048068        2.3391153278           N/A            116
  632             1.0000000000       12.8750000000        2.2500000000           N/A            116
  633             1.0000000000       13.0000000000        2.2500000000           N/A            56
  634             1.0000000000       12.5000000000        2.5000000000           N/A            56
  635             1.0000000000       13.0000000000        2.2500000000           N/A            56
  636             1.0000000000       14.5000000000        2.2500000000           N/A            N/A
  637             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  638             1.0000000000       11.7500000000        2.7500000000         115.00           117
  639             1.0000000000       13.0000000000        2.2500000000         115.00           117
  640             1.0000000000       13.5500000000        2.7500000000         115.00           117
  641             1.0000000000       13.2500000000        2.2500000000         115.00           117
  642             1.0000000000       12.6250000000        2.2500000000         115.00           117
  643             1.0000000000       13.1250000000        2.2500000000         115.00           117
  644             1.0000000000       13.5000000000        2.2500000000         115.00           117
  645             1.0000000000       13.1250000000        2.2500000000         115.00           117
  646             1.0000000000       13.0000000000        2.2500000000         115.00           117
  647             1.0000000000       11.7500000000        2.2500000000         115.00           117
  648             1.0000000000       18.5000000000        2.0000000000           N/A            57
  649             2.0000000000       11.1250000000        3.0000000000           N/A            N/A
  650             2.0000000000       11.2500000000        2.5000000000           N/A            N/A
  651             2.0000000000       10.8750000000        3.2500000000           N/A            N/A
  652             2.0000000000       11.0000000000        2.5000000000           N/A            N/A
  653             1.0000000000       12.3750000000        2.2500000000           N/A            117
  654             1.0910501811       12.9827802823        2.2500000000           N/A            117
  655             1.0000000000       13.4390974601        2.3969328766           N/A            117
  656             1.0000000000       12.5000000000        2.2500000000           N/A            117
  657             1.6880601793       13.8910451344        2.2500000000           N/A            117
  658             2.0000000000       13.3750000000        2.2500000000           N/A            117
  659             1.0000000000       12.6250000000        2.2500000000           N/A            117
  660             1.0000000000       12.6699217424        2.2500000000           N/A            117
  661             1.1937453358       13.0393507709        2.2822836158           N/A            117
  662             1.0000000000       12.2500000000        2.2500000000           N/A            117
  663             1.0000000000       12.6250000000        2.2500000000           N/A            57
  664             1.0000000000       12.5689964158        2.2500000000           N/A            57
  665             1.0000000000       12.2227421272        2.2500000000           N/A            57
  666             1.0000000000       12.8750000000        2.2500000000           N/A            57
  667             1.0000000000       12.2500000000        2.2500000000           N/A            57
  668             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  669             1.0000000000       13.0965920191        2.2500000000           N/A            N/A
  670             1.0000000000       12.8750000000        2.2500000000           N/A            N/A
  671             2.0000000000       14.2500000000        2.2500000000           N/A            N/A
  672             1.0000000000       12.1628268701        2.2500000000           N/A            N/A
  673             1.0000000000       13.1250000000        2.3803080767           N/A            N/A
  674             1.0000000000       13.3750000000        2.2500000000           N/A            N/A
  675             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  676             1.0000000000       12.2500000000        2.2500000000         115.00           118
  677             1.0000000000       12.5000000000        2.2500000000         115.00           118
  678             1.0000000000       13.0000000000        2.2500000000         115.00           118
  679             1.0000000000       13.1250000000        2.2500000000         115.00           118
  680             1.0000000000       13.0000000000        2.2500000000         115.00           118
  681             1.0000000000       16.8750000000        2.0000000000           N/A            58
  682             1.0000000000       18.7500000000        3.0000000000           N/A            N/A
  683             1.0000000000       17.1250000000        3.0000000000           N/A            N/A
  684             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  685             1.0000000000       11.8750000000        2.2500000000           N/A            118
  686             1.0000000000       12.5371546961        2.2500000000           N/A            118
  687             1.0000000000       13.0519153226        2.2500000000           N/A            118
  688             1.0000000000       12.8750000000        2.2500000000           N/A            118
  689             1.0000000000       12.5977518215        2.2500000000           N/A            118
  690             1.0000000000       12.1250000000        2.2500000000           N/A            58
  691             1.0000000000       12.3943761815        2.2500000000           N/A            58
  692             1.0000000000       12.7756893871        2.2500000000           N/A            N/A
  693             1.0000000000       12.6291643101        2.2500000000           N/A            N/A
  694             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  695             1.0000000000       12.5000000000        2.2500000000           N/A            N/A
  696             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  697             1.0000000000       15.5000000000        3.0000000000           N/A            59
  698             2.0000000000       11.5000000000        3.0000000000           N/A            N/A
  699             2.0000000000       10.1543198707        2.5000000000           N/A            N/A
  700             2.0000000000       10.3750000000        2.5000000000           N/A            N/A
  701             2.0000000000       10.7500000000        2.7500000000           N/A            62
  702             1.0000000000       15.5000000000        2.0000000000           N/A            63
  703             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  704             2.0000000000       10.7500000000        2.2500000000           N/A            N/A
  705             2.0000000000       10.2500000000        2.5000000000           N/A            N/A
  706             1.0000000000       15.0000000000        3.0000000000           N/A            N/A
  707             2.0000000000       10.8176692577        2.5000000000           N/A            N/A
  708             2.0000000000       11.1250000000        2.5000000000           N/A            N/A
  709             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  710             1.0000000000       15.0000000000        3.0000000000           N/A            65
  711             1.0000000000       16.7500000000        3.0000000000           N/A            N/A
  712             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  713             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  714             1.0000000000       16.7500000000        3.0000000000           N/A            67
  715             2.0000000000       10.8750000000        2.5000000000           N/A            104
  716             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  717             2.0000000000       11.2500000000        2.5000000000           N/A            105
  718             2.0000000000       10.8750000000        2.5000000000           N/A            69
  719             2.0000000000       11.2500000000        2.5000000000           N/A            N/A
  720             1.0000000000       17.0000000000        3.0000000000           N/A            N/A
  721             2.0000000000       12.0619504488        2.7500000000           N/A            N/A
  722             1.3395317309       15.0453681482        2.1697658655           N/A            73
  723             2.0000000000       10.0000000000        2.5000000000           N/A            N/A
  724             1.0000000000       11.8081129997        2.2500000000           N/A            110
  725             1.0000000000       19.2500000000        3.0000000000           N/A            N/A
  726             1.0000000000       12.7399553571        2.3850446429           N/A            111
  727             1.0000000000       12.0000000000        2.2500000000           N/A            111
  728             2.0000000000       11.3750000000        2.5000000000           N/A            75
  729             2.0000000000       11.2500000000        2.5000000000           N/A            75
  730             1.0000000000       12.1250000000        2.2500000000           N/A            N/A
  731             1.0000000000       12.7500000000        2.2500000000           N/A            N/A
  732             1.0000000000       18.6250000000        3.0000000000           N/A            75
  733             1.1737589880       17.6512622795        2.4787230360           N/A            N/A
  734             1.1614243880       12.1933975635        2.2903560970           N/A            112
  735             1.0000000000       18.6250000000        2.0000000000           N/A            76
  736             1.5555793323       12.4305793323        2.2500000000           N/A            N/A
  737             2.0000000000       12.6250000000        2.5000000000           N/A            N/A
  738             1.0000000000       18.1204270177        3.0000000000           N/A            76
  739             1.0000000000       18.6250000000        3.0000000000           N/A            76
  740             1.0000000000       17.5244568172        3.0000000000           N/A            N/A
  741             2.0000000000       12.0000000000        2.7500000000           N/A            N/A
  742             1.3789956975       12.1118723109        2.3921233866           N/A            113
  743             2.0000000000       12.7500000000        2.2500000000           N/A            N/A
  744             2.0000000000       11.0667608504        2.2500000000           N/A            N/A
  745             1.0000000000       18.8616945300        3.0000000000           N/A            77
  746             1.0000000000       17.2500000000        3.0000000000           N/A            77
  747             1.0000000000       17.5777000261        3.0000000000           N/A            N/A
  748             1.0000000000       13.7500000000        2.2500000000           N/A            N/A
  749             1.0000000000       11.5525514962        2.2894136222           N/A            114
  750             2.0000000000       11.8750000000        2.2500000000           N/A            114
  751             1.0000000000       12.5562417530        2.4312417530           N/A            N/A
  752             2.0000000000       11.6250000000        2.2500000000           N/A            N/A
  753             1.0000000000       18.5000000000        3.0000000000           N/A            78
  754             2.0000000000       11.6250000000        2.2500000000           N/A            115
  755             2.0000000000       11.7500000000        2.2500000000           N/A            N/A
  756             1.0000000000       17.0000000000        3.0000000000           N/A            N/A
  757             1.0000000000       13.3750000000        2.2500000000           N/A            N/A
  758             2.0000000000       11.3750000000        2.2500000000           N/A            80
  759             2.0000000000       11.3750000000        2.2500000000           N/A            N/A
  760             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  761             2.0000000000       12.3750000000        2.2500000000           N/A            N/A
  762             1.0000000000       17.3750000000        3.0000000000           N/A            N/A
  763             1.0000000000       12.1250000000        2.2500000000           N/A            117
  764             1.0000000000       13.2500000000        2.2500000000           N/A            117
  765             1.0000000000       13.2500000000        2.2500000000           N/A            117
  766             1.0000000000       13.2500000000        2.2500000000           N/A            81
  767             1.0000000000       15.5000000000        2.2500000000           N/A            N/A
  768             1.0000000000       17.1250000000        3.0000000000           N/A            82
  769             1.0000000000       13.5000000000        2.2500000000           N/A            N/A

                                                         S-137B - S-145B

     While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

     Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

     Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in April of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                         Class A
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---

Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

* Indicates a number that is greater than zero but less than 0.5%.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-1
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---

Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-2
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---

Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
 (in years)(1)..........
Weighted Average Life
 (in years)(1)(2).......

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                       Class M-3
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---

Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-4
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---
Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-5
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---
Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2) To the optional termination date. * Indicates a number that is greater than zero but less than 0.5%.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-6
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---
Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-7
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---
Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-8
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---
Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

                                     Percent of the Initial Class Certificate Principal Balance
                                                at the Respective Percentages of CPR
                        -------------------------------------------------------------------------------------
                                                        Class M-9
                        -------------------------------------------------------------------------------------
                                                      CPR Percentage
                        -------------------------------------------------------------------------------------

Distribution Date:           5%           10%         20%          30%          40%         50%          60%
------------------           --           ---         ---          ---          ---         ---          ---
Initial Percentage           100          100         100          100          100         100          100
April 2008..............
April 2009..............
April 2010..............
April 2011..............
April 2012..............
April 2013..............
April 2014..............
April 2015..............
April 2016..............
April 2017..............
April 2018..............
April 2019..............
April 2020..............
April 2021..............
April 2022..............
April 2023..............
April 2024..............
April 2025..............
April 2026..............
April 2027..............
April 2028..............
April 2029..............
April 2030..............
April 2031..............
April 2032..............
April 2033..............
April 2034..............
April 2035..............
April 2036..............
April 2037..............
Weighted Average Life
(in years)(1)...........
Weighted Average Life
(in years)(1)(2)........

------------------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)  To the optional termination date.

ADDITIONAL INFORMATION

     The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

     The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

     Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, and, for the avoidance of doubt, the swap account, the supplemental interest trust, the swap administration agreement and the interest rate swap agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfalls and certain payments under the interest rate swap agreement. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

     A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

     Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

     Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

     Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfalls and in rights to payments from and interests in the interest rate swap agreement (each of such rights, the "Derivative Rights"), as the case may be. The Derivative Rights are not included in any REMIC.

     The treatment of amounts received by a certificateholder with respect to any Derivative Rights, as the case may be, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

     The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

     The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

     None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

     All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

     The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the
"Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated in one of the applicable rating categories by a designated rating agency, as more fully described in "ERISA Considerations" in the base prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loan in the mortgage pool than it is for any mortgage loan that is not seasoned.

     For so long as the holder of a Class A Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding such certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Class A Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold a Class A Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class A Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above. Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

     Each beneficial owner of a Class A Certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such a Class A Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the a Class A Certificates must be rated, at the time of purchase, in one of the applicable rating categories by a designated rating agency or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

     Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

     The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

     There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, the Insurer, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

     The sponsor, the issuing entity, the underwriter, the depositor, and the swap provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator, the Insurer or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator, the Insurer or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, the securities administrator, a servicer and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Moody's.

                                        Rating
                         ------------------------------------
                Class      Standard and Poor's      Moody's
                -----      -------------------      -------
                  A                AAA                Aaa
                 M-1                AA+                Aa1
                 M-2                AA                 Aa2
                 M-3                AA-                Aa3
                 M-4                A+                 A1
                 M-5                 A                 A2
                 M-6                A-                 A3
                 M-7               BBB+               Baa1
                 M-8                BBB               Baa2
                 M-9               BBB-               Baa3


     The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

     The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or swap payments to any class.

     The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

     Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

     For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

     The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

     TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

     The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

     The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, as will have been prepared and filed by the securities administrator with the Commission, will be posted on the securities administrator's internet web site as soon as practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.



                          REPORTS TO CERTIFICATEHOLDERS

     1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

     2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

     There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this free writing prospectus.

     The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                             INDEX OF DEFINED TERMS

1-year CMT..................................................................S-40
1-year LIBOR................................................................S-39
6-month LIBOR...............................................................S-40
AAA........................................................................S-130
Aggregate Early Principal Payment Amount....................................S-90
Applied Realized Loss Amount................................................S-90
Basis Risk Reserve Fund....................................................S-107
Basis Risk Shortfall........................................................S-91
Basis Risk Shortfall Carry Forward Amount...................................S-91
Certificate Principal Balance...............................................S-91
Certificate Registrar........................................................S-6
Certificates...............................................................S-129
Class A Certificates.........................................................S-8
Class A Principal Distribution Amount.......................................S-91
Class B-IO Certificates......................................................S-8
Class M Certificates.........................................................S-8
Class M-1 Principal Distribution Amount.....................................S-92
Class M-2 Principal Distribution Amount.....................................S-92
Class M-3 Principal Distribution Amount.....................................S-93
Class M-4 Principal Distribution Amount.....................................S-93
Class M-5 Principal Distribution Amount.....................................S-94
Class M-6 Principal Distribution Amount.....................................S-95
Class M-7 Principal Distribution Amount.........................S-95, S-96, S-97
Class R Certificates.........................................................S-8
Clearstream.................................................................S-82
Closing Date.................................................................S-6
Code.......................................................................S-157
Compensating Interest.......................................................S-78
Contributions Tax..........................................................S-159
CSSF........................................................................S-84
Current Interest............................................................S-98
Cut-Off Date.................................................................S-6
Deficiency Amount..........................................................S-125
Depositor....................................................................S-5
Distribution Account........................................................S-76
DTC.........................................................................S-82
Due Period..................................................................S-98
Early Principal Payment Amount..............................................S-98
ERISA......................................................................S-159
Euroclear...................................................................S-82
Excess Cashflow.............................................................S-98
Excess Overcollateralization Amount.........................................S-99
Excess Spread...............................................................S-99
Extra Principal Distribution Amount.........................................S-99
Final Order................................................................S-126
final scheduled distribution date..........................................S-133
Financial Intermediary......................................................S-82
Fiscal Quarter.............................................................S-120

GAAP.......................................................................S-128
Hybrid mortgage loans........................................................S-6
Insurance Proceeds..........................................................S-99
Insured Amount.............................................................S-125
Insured Certificateholder..................................................S-126
Insurer.............................................................S-128, S-129
Interest adjustment date....................................................S-39
Interest Carry Forward Amount...............................................S-99
Interest Funds..............................................................S-99
interest rate cap.....................................................S-9, S-106
interest rate swap agreement................................................S-12
Issuing Entity...............................................................S-6
LIBOR business day.........................................................S-108
Liquidation Period.........................................................S-100
Liquidation Proceeds.......................................................S-100
Master Servicer..............................................................S-5
MOM loan....................................................................S-44
net mortgage rate..........................................................S-106
Notice.....................................................................S-126
offered certificates........................................................S-82
One-Month LIBOR............................................................S-106
optional termination date.............................................S-9, S-119
Originators..................................................................S-5
Overcollateralization Amount...............................................S-101
Overcollateralization Floor................................................S-101
Paying Agent.................................................................S-6
Plan Asset Regulations.....................................................S-159
Plan(s)....................................................................S-159
Policy.....................................................................S-125
Pooling and Servicing Agreement..............................................S-6
Preference Amount..........................................................S-126
Prepayment Interest Shortfall...............................................S-78
Prepayment Period..........................................................S-101
Principal Distribution Amount..............................................S-101
Principal Funds............................................................S-101
Prohibited Transactions Tax................................................S-158
Realized Loss..............................................................S-102
Reference Banks............................................................S-108
Relief Act.................................................................S-102
Remaining Excess Spread....................................................S-102
residual certificates.......................................................S-82
residual interest...........................................................S-14
Rules.......................................................................S-83
SAP........................................................................S-129
Secure Option ARM Loans...............................................S-22, S-42
Securities Administrator.....................................................S-6
senior certificates.........................................................S-82
Servicers....................................................................S-5
servicing agreements........................................................S-66
SMMEA......................................................................S-163
Specified Overcollateralization Amount.....................................S-102

Sponsor......................................................................S-5
Standard & Poor's...........................................................S-14
Stated Principal Balance...................................................S-103
Stepdown Date..............................................................S-103
subordinate certificates....................................................S-82
Subsequent Recovery........................................................S-105
Swap Provider................................................................S-6
Tax Counsel................................................................S-157
The Certificates.............................................................S-5
The Insurer................................................................S-129
The Policy..........................................................S-126, S-129
Trigger Event..............................................................S-103
Trustee......................................................................S-6
Unpaid Applied Realized Loss Amount........................................S-104

                                   SCHEDULE A

                         Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of April 1, 2007.


             Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                            Number of              Balance             % of
                                                            Mortgage            Outstanding as       Mortgage
Mortgage Rates (%)                                            Loans            of Cut-off Date         Pool
------------------                                      ------------------     -----------------    ----------
     0.000       -    3.500                                             3            $1,656,954           0.33%
     3.501       -    4.000                                            34             8,571,855           1.70
     4.001       -    4.500                                            75            15,582,080           3.08
     4.501       -    5.000                                           160            37,676,127           7.45
     5.001       -    5.500                                           139            31,034,071           6.14
     5.501       -    6.000                                           190            36,666,731           7.25
     6.001       -    6.500                                           249            53,689,251          10.62
     6.501       -    7.000                                           364            84,304,915          16.67
     7.001       -    7.500                                           263            60,782,536          12.02
     7.501       -    8.000                                           334            77,180,951          15.26
     8.001       -    8.500                                           264            62,175,382          12.30
     8.501       -    9.000                                           120            22,356,015           4.42
     9.001       -    9.500                                            41             6,556,628           1.30
     9.501       -    10.000                                           34             4,367,884           0.86
    10.001       -    10.500                                           12               936,045           0.19
    10.501       -    11.000                                           13             1,204,440           0.24
    11.001       -    11.500                                            8               592,437           0.12
    11.501       -    12.000                                            1               127,630           0.03
    12.501       -    13.000                                            1                23,048           0.00
    13.001       -    13.500                                            1               159,760           0.03
    13.501       -    14.000                                            1                44,005           0.01
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.889% per annum.


            Original Combined-Loan-to-Value Ratios of Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance             % of
                                                            Number of           Outstanding as       Mortgage
Original Combined Loan-to-Value Ratios (%)               Mortgage Loans        of Cut-off Date         Pool
------------------------------------------              ------------------     -----------------    ----------
     0.01         -   10.00                                             3             $ 103,432           0.02%
     10.01        -   20.00                                            12               822,837           0.16
     20.01        -   30.00                                            19             2,819,782           0.56
     30.01        -   40.00                                            32             4,909,708           0.97
     40.01        -   50.00                                            81            15,201,254           3.01
     50.01        -   60.00                                           118            27,287,615           5.40
     60.01        -   70.00                                           208            48,532,825           9.60
     70.01        -   80.00                                           863           186,028,577          36.79
     80.01        -   90.00                                           363            78,837,044          15.59
     90.01        -   100.00                                          563           136,335,666          26.96
    100.01        -   110.00                                           38             4,043,259           0.80
    110.01        -   120.00                                            4               512,599           0.10
    120.01       or   greater                                           3               254,147           0.05
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 81.13%.

      Scheduled Principal Balances of the Mortgage Loans in Total Portfolio
                               as of cut-off date


                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance             % of
                                                            Number of           Outstanding as       Mortgage
Scheduled Principal Balance ($)                          Mortgage Loans        of Cut-off Date         Pool
-------------------------------                         ------------------     -----------------    ----------
0.01             -    50,000.00                                       253            $8,150,702           1.61%
50,000.01        -    100,000.00                                      442            32,944,003           6.51
100,000.01       -    150,000.00                                      406            50,974,394          10.08
150,000.01       -    200,000.00                                      280            48,751,014           9.64
200,000.01       -    250,000.00                                      198            44,470,286           8.79
250,000.01       -    300,000.00                                      156            43,220,472           8.55
300,000.01       -    350,000.00                                      141            45,639,304           9.03
350,000.01       -    400,000.00                                      123            46,497,064           9.19
400,000.01       -    450,000.00                                       71            29,645,627           5.86
450,000.01       -    500,000.00                                       65            31,113,343           6.15
500,000.01       -    550,000.00                                       35            18,316,947           3.62
550,000.01       -    600,000.00                                       36            20,764,971           4.11
600,000.01       -    650,000.00                                       19            11,881,210           2.35
650,000.01       -    700,000.00                                       16            10,808,107           2.14
700,000.01       -    750,000.00                                       14            10,086,132           1.99
750,000.01       or greater                                            52            52,425,170          10.37
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately$219,197.55.


             Credit Scores of the Mortgage Loans in Total Portfolio*

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance             % of
                                                            Number of           Outstanding as       Mortgage
Range of Credit Scores                                   Mortgage Loans        of Cut-off Date         Pool
----------------------                                  ------------------     -----------------    ----------
                  N/A                                                   9            $2,197,460           0.43%
       1         -    500                                              98            15,097,803           2.99
      501        -    520                                             100            19,194,307           3.80
      521        -    540                                             114            20,778,352           4.11
      541        -    560                                              95            20,992,286           4.15
      561        -    580                                              91            20,616,757           4.08
      581        -    600                                              74            15,884,494           3.14
      601        -    620                                             127            29,050,531           5.74
      621        -    640                                             137            29,120,144           5.76
      641        -    660                                             145            33,848,455           6.69
      661        -    680                                             230            52,356,264          10.35
      681        -    700                                             195            41,672,774           8.24
      701        -    720                                             209            52,505,374          10.38
      721        -    740                                             165            41,173,064           8.14
      741        -    760                                             153            32,358,586           6.40
      761        -    780                                             150            32,351,366           6.40
      781        -    800                                             138            33,108,387           6.55
      801        -    or greater                                       77            13,382,344           2.65
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 668.

*Based upon the most recently available data.

     Geographic Distribution of the Mortgaged Properties in Total Portfolio

                                                                                      Aggregate
                                                                                      Scheduled
                                                                                      Principal
                                                                                       Balance            % of
                                                                Number of           Outstanding as       Mortgage
Geographic Distribution                                      Mortgage Loans        of Cut-off Date         Pool
----------------------                                      ------------------     -----------------    ----------
Alabama                                                                    36            $5,927,795           1.17%
Arizona                                                                    89            21,230,061           4.20
Arkansas                                                                   27             2,660,249           0.53
California                                                                302           116,044,759          22.95
Colorado                                                                   51            13,041,554           2.58
Connecticut                                                                19             6,432,370           1.27
Delaware                                                                    5             1,316,805           0.26
District of Columbia                                                        9             1,876,776           0.37
Florida                                                                   244            62,754,464          12.41
Georgia                                                                   114            20,568,534           4.07
Hawaii                                                                      5             1,320,289           0.26
Idaho                                                                       5               884,833           0.17
Illinois                                                                   33             5,108,652           1.01
Indiana                                                                    21             1,911,934           0.38
Iowa                                                                        7               756,948           0.15
Kansas                                                                     14               993,010           0.20
Kentucky                                                                    7             1,437,595           0.28
Louisiana                                                                 294            41,973,427           8.30
Maine                                                                       4               662,107           0.13
Maryland                                                                   41            10,556,458           2.09
Massachusetts                                                              23             6,739,886           1.33
Michigan                                                                   37             5,533,558           1.09
Minnesota                                                                  37             8,151,083           1.61
Mississippi                                                                28             4,419,926           0.87
Missouri                                                                   12             2,097,386           0.41
Montana                                                                     2               418,321           0.08
Nebraska                                                                    7               534,832           0.11
Nevada                                                                     53            14,573,564           2.88
New Hampshire                                                               5             1,067,718           0.21
New Jersey                                                                 44            13,167,170           2.60
New Mexico                                                                 11             1,743,533           0.34
New York                                                                   71            20,558,549           4.07
North Carolina                                                             82            11,493,627           2.27
Ohio                                                                       36             3,418,575           0.68
Oklahoma                                                                   19             2,056,192           0.41
Oregon                                                                     26             4,075,378           0.81
Pennsylvania                                                               36             5,663,654           1.12
Rhode Island                                                                2               418,836           0.08
South Carolina                                                             38             6,353,667           1.26
Tennessee                                                                  30             6,188,228           1.22
Texas                                                                     231            33,346,517           6.59
Utah                                                                       18             4,786,887           0.95
Vermont                                                                     2               283,428           0.06
Virginia                                                                   69            19,851,257           3.93
Washington                                                                 31             7,175,694           1.42
West Virginia                                                               3               748,085           0.15
Wisconsin                                                                  26             3,234,679           0.64
Wyoming                                                                     1               129,898           0.03
                                                            ------------------------------------------------------
                   Total                                                2,307          $505,688,747         100.00%
                                                            ======================================================

          Property Types of the Mortgaged Properties in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Property Type                                            Mortgage Loans        of Cut-off Date         Pool
-------------                                           ------------------     -----------------    ----------
2-4 Family                                                            107          $ 26,591,545           5.26%
Condominium                                                           235            54,484,433          10.77
Manufactured Home                                                       5             1,003,711           0.20
PUD                                                                   175            56,339,001          11.14
Single Family                                                       1,766           363,209,267          71.82
Townhouse                                                              19             4,060,790           0.80
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================



          Occupancy Status of Mortgaged Properties in Total Portfolio*

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Occupancy Status                                         Mortgage Loans        of Cut-off Date         Pool
----------------                                        ------------------     -----------------    ----------
Investor                                                              304          $ 67,605,077          13.37%
Owner Occupied                                                      1,737           392,505,325          77.62
Second Home                                                           266            45,578,345           9.01
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

*Based upon representations of the related mortgagors at the time of origination.


   Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Stated Remaining Term                                    Mortgage Loans        of Cut-off Date         Pool
---------------------                                   ------------------     -----------------    ----------
              1  -    48                                               26             $ 411,095           0.08%
             49  -    60                                               27             1,514,252           0.30
             61  -    120                                             127             9,262,704           1.83
            121  -    180                                             103            13,457,805           2.66
            181  -    240                                              89             7,847,245           1.55
            241  -    300                                             120            17,123,240           3.39
            301  -    360                                           1,784           447,718,401          88.54
            361  or   greater                                          31             8,354,005           1.65
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 332 months.


              Loan Purpose of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Loan Purpose                                             Mortgage Loans        of Cut-off Date         Pool
------------                                            ------------------     -----------------    ----------
Cash-Out Refinance                                                    527          $117,011,209          23.14%
Purchase                                                            1,434           307,754,791          60.86
Rate/Term Refinance                                                   346            80,922,747          16.00
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

         Maximum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Maximum Mortgage Interest Rate (%)                       Mortgage Loans        of Cut-off Date         Pool
----------------------------------                      ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
          0.001   -   11.000                                          394            99,209,174          19.62
         11.001   -   11.500                                           65            13,562,494           2.68
         11.501   -   12.000                                           97            24,163,259           4.78
         12.001   -   12.500                                           78            25,364,839           5.02
         12.501   -   13.000                                          125            38,435,585           7.60
         13.001   -   13.500                                          117            33,825,337           6.69
         13.501   -   14.000                                           45            10,506,337           2.08
         14.001   -   14.500                                           20             3,643,192           0.72
         14.501   -   15.000                                           47            16,287,113           3.22
         15.001   -   15.500                                           42            11,197,148           2.21
         15.501   -   16.000                                            5               310,852           0.06
         16.001   -   16.500                                            3               259,100           0.05
         16.501   -   17.000                                           28             9,133,223           1.81
         17.001   -   17.500                                           26             8,399,318           1.66
         17.501   -   18.000                                            8               859,587           0.17
         18.001  or   greater                                          54            16,633,890           3.29
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 12.687% per annum.


         Minimum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Minimum Mortgage Interest Rate (%)                       Mortgage Loans        of Cut-off Date         Pool
----------------------------------                      ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
      Less Than   -   3.000                                         1,032           278,772,163          55.13
          3.001   -   3.500                                            62            19,379,325           3.83
          3.501   -   4.000                                            20             6,603,174           1.31
          4.001   -   4.500                                             5               832,384           0.16
          4.501   -   5.000                                             9             2,729,328           0.54
          5.001   -   5.500                                             5               684,534           0.14
          5.501   -   6.000                                            10               869,600           0.17
          6.001   -   6.500                                             3               655,791           0.13
          6.501   -   7.000                                             3               369,144           0.07
          7.001   -   7.500                                             1               369,342           0.07
          7.501   -   8.000                                             3               481,659           0.10
          8.001   -   8.500                                             1                44,005           0.01
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 2.651% per annum.


             Gross Margins of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Gross Margin (%)                                         Mortgage Loans        of Cut-off Date         Pool
----------------                                        ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
          0.000   -   0.000                                             1               119,256           0.02
          0.001   -   2.500                                           685           186,433,476          36.87
          2.501   -   3.000                                           346            92,219,431          18.24
          3.001   -   3.500                                            62            19,379,325           3.83
          3.501   -   4.000                                            20             6,603,174           1.31
          4.001   -   4.500                                             5               832,384           0.16
          4.501   -   5.000                                             9             2,729,328           0.54
          5.001   -   5.500                                             5               684,534           0.14
          5.501   -   6.000                                            10               869,600           0.17
          6.001   -   6.500                                             3               655,791           0.13
          6.501   -   7.000                                             3               369,144           0.07
          7.001   -   7.500                                             1               369,342           0.07
          7.501   -   8.000                                             3               481,659           0.10
          8.001       or greater                                        1                44,005           0.01
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 2.651% per annum.

Months to Next Interest Rate Adjustment of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Months to Next Interest Rate Adjustment                  Mortgage Loans        of Cut-off Date         Pool
---------------------------------------                 ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
              1   -   12                                              405            80,909,580          16.00
             13   -   24                                               88            20,599,631           4.07
             25   -   36                                               95            24,412,367           4.83
             37   -   48                                              123            36,745,068           7.27
             49   -   60                                              323           111,897,297          22.13
             61   -   72                                               26             6,307,518           1.25
             73   -   84                                               66            17,759,778           3.51
             97  or   greater                                          28            13,159,209           2.60
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 39 months.


          Interest Only Status of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Interest Only                                            Mortgage Loans        of Cut-off Date         Pool
-------------                                           ------------------     -----------------    ----------
10 Year Interest Only                                                 332          $123,205,892          24.36%
1 Year Interest Only                                                    5             1,197,481           0.24
2 Year Interest Only                                                    1               290,605           0.06
3 Year Interest Only                                                   20             5,125,082           1.01
5 Year Interest Only                                                  164            53,257,232          10.53
7 Year Interest Only                                                   24             7,624,906           1.51
Non-IO                                                              1,761           314,987,549          62.29
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================


          Delinquency History of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
DQ History                                               Mortgage Loans        of Cut-off Date         Pool
----------                                              ------------------     -----------------    ----------
0 x 30                                                              1,253          $278,132,950          55.00%
1 x 30                                                                294            69,615,789          13.77
2 x 30                                                                103            26,337,638           5.21
3+ x 30                                                                99            21,393,159           4.23
1 x 60                                                                155            34,527,618           6.83
2 x 60                                                                 76            16,282,003           3.22
3+ x 60                                                               327            59,399,589          11.75
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

     Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

     o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

     o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

     o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

CONSOLIDATED FINANCIAL STATEMENTS
Financial Guaranty Insurance Company and Subsidiaries
December 31, 2006
with Report of Independent Registered Public Accounting Firm

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                                December 31, 2006




                                    Contents

Report of Independent Registered Public Accounting Firm.....................   1

Consolidated Balance Sheets.................................................   2
Consolidated Statements of Income...........................................   3
Consolidated Statements of Stockholder's Equity.............................   4
Consolidated Statements of Cash Flows.......................................   5
Notes to Consolidated Financial Statements..................................   6

A Member Practice of Ernst & Young Global


             Report of Independent Registered Public Accounting Firm


The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.


                                                 /s/ Ernst & Young LLP
                                                 ---------------------



New York, New York
February 2, 2007

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)


                                                                          December 31,      December 31,
                                                                              2006              2005
                                                                       --------------------------------------
Assets
Fixed maturity securities, available for sale, at fair value
   (amortized cost of  $3,627,344 in 2006 and $3,277,291 in 2005)          $ 3,627,007       $ 3,258,738
Variable interest entity fixed maturity securities, held to maturity
   at amortized cost                                                           750,000                 -
Short-term investments                                                         211,726           159,334
                                                                       --------------------------------------
Total investments                                                            4,588,733         3,418,072

Cash and cash equivalents                                                       29,963            45,077
Accrued investment income                                                       49,843            42,576
Reinsurance recoverable on losses                                                1,485             3,271
Prepaid reinsurance premiums                                                   156,708           110,636
Policy acquisition costs deferred, net                                          93,170            63,330
Receivable from related parties                                                  2,483             9,539
Property and equipment, net of accumulated depreciation of $2,107 in
   2006 and  $885 in 2005                                                        2,617             3,092
Prepaid expenses and other assets                                               17,589            10,354
Foreign deferred tax asset                                                       3,491             3,500
Current income tax receivable                                                        -             2,158
                                                                       --------------------------------------
Total assets                                                               $ 4,946,082       $ 3,711,605
                                                                       ======================================

Liabilities and stockholder's equity
Liabilities:
    Unearned premiums                                                      $ 1,347,592       $ 1,201,163
    Losses and loss adjustment expense reserves                                 40,299            54,812
    Ceded reinsurance balances payable                                           7,524             1,615
    Accounts payable and accrued expenses and other liabilities                 43,405            36,359
    Capital lease obligations                                                    2,941             4,262
    Payable for securities purchased                                            10,770                 -
    Variable interest entity floating rate notes                               750,000                 -
    Accrued interest expense  - variable interest entity                         1,298                 -
    Current income taxes payable                                                17,520                 -
    Deferred income taxes                                                       76,551            45,963
    Dividends payable                                                           10,000                 -
                                                                       --------------------------------------
Total liabilities                                                            2,307,900         1,344,174
                                                                       --------------------------------------

Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares authorized,
     issued and outstanding                                                     15,000            15,000
   Additional paid-in capital                                                1,901,799         1,894,983
   Accumulated other comprehensive income (loss), net of tax                     6,500           (13,597)
   Retained earnings                                                           714,883           471,045
                                                                       --------------------------------------
Total stockholder's equity                                                   2,638,182        $2,367,431
                                                                       --------------------------------------
Total liabilities and stockholder's equity                                 $ 4,946,082       $ 3,711,605
                                                                       ======================================

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)



                                                               Year ended       Year ended      Year ended
                                                              December 31,     December 31,    December 31,
                                                                  2006             2005            2004
                                                              -----------------------------------------------
Revenues:
Gross direct and assumed premiums written                     $ 441,231          $ 410,202          $ 323,575
Reassumed ceded premiums                                              -                  -              4,959
Ceded premiums written                                          (74,417)           (29,148)           (14,656)
                                                              ---------          ---------          ---------
Net premiums written                                            366,814            381,054            313,878
Change in net unearned premiums                                (100,357)          (156,485)          (138,929)
                                                              ---------          ---------          ---------
Net premiums earned                                             266,457            224,569            174,949

Net investment income                                           138,475            117,072             97,709
Interest income - investments held by variable interest
   entity                                                        35,893                  -                  -
Net realized gains                                                  274                101                559
Net realized and unrealized gains (losses) on credit
   derivative contracts                                             507               (167)                 -
Other income                                                      1,815                762                736
                                                              ---------          ---------          ---------
Total revenues                                                  443,421            342,337            273,953

Expenses:
   Loss and loss adjustment expenses                             (8,700)            18,506              5,922
   Underwriting and other operating expenses                     91,614             82,064             73,426
   Policy acquisition costs deferred, net                       (39,728)           (38,069)           (32,952)
   Amortization of policy acquisition costs deferred             11,486              8,302              2,038
   Interest expense - debt held by variable interest entity      35,893                  -                  -
                                                              ---------          ---------          ---------
Total expenses                                                   90,565             70,803             48,434
                                                              ---------          ---------          ---------

Income before income tax expense                                352,856            271,534            225,519

Income tax expense:
   Current                                                       67,895             32,370             42,510
   Deferred                                                      21,123             32,738             12,923
                                                              ---------          ---------          ---------
Total income tax expense                                         89,018             65,108             55,433
                                                              ---------          ---------          ---------

Net income                                                    $ 263,838          $ 206,426          $ 170,086
                                                              =========          =========          =========


See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                                                            Accumulated Other
                                                                                            Additional        Comprehensive
                                                                              Common         Paid-in         (Loss) Income,
                                                                              Stock          Capital           Net of Tax
                                                                          ----------------------------------------------------------
Balance at January 1, 2004                                                       15,000        1,857,772            2,059
Net income                                                                            -              -                  -
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax                 -              -              9,340
   Change in foreign currency translation adjustment, net of tax                      -              -              4,086


Total comprehensive income
Capital contribution                                                                  -           25,000                -
                                                                          ----------------------------------------------------------

Balance at December 31, 2004                                                     15,000        1,882,772           15,485
Net income                                                                            -              -                  -
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax                 -              -            (23,550)
   Change in foreign currency translation adjustment, net of tax                      -              -             (5,532)


Total comprehensive income
Capital contribution                                                                  -           12,211                -
                                                                          ----------------------------------------------------------
Balance at December 31, 2005                                                     15,000        1,894,983          (13,597)
Net Income                                                                            -              -                  -
Other comprehensive income:
     Change in fixed maturity securities available for sale, net of tax               -              -             11,901
     Change in foreign currency translation adjustment, net of tax                    -              -              8,196

Total comprehensive income                                                            -              -                -
Dividends declared to FGIC Corp.                                                      -              -                -
Amortization of stock options and restricted stock                                    -            6,816              -
                                                                          ----------------------------------------------------------
Balance at December 31, 2006                                                   $ 15,000       $1,901,799        $   6,500          $
                                                                          ==========================================================


                                                                          Retained
                                                                          Earnings          Total
                                                                          ------------------------------
Balance at January 1, 2004                                                    94,533         1,969,364
Net income                                                                   170,086           170,086
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax             -              9,340
   Change in foreign currency translation adjustment, net of tax                  -              4,086
                                                                                       -----------------
Total comprehensive income                                                                     183,512
Capital contribution                                                              -             25,000
                                                                          ------------------------------

Balance at December 31, 2004                                                 264,619         2,177,876
Net income                                                                   206,426           206,426
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax             -            (23,550)
   Change in foreign currency translation adjustment, net of tax                  -             (5,532)
                                                                                       -----------------
Total comprehensive income                                                                     177,344
Capital contribution                                                              -             12,211
                                                                          ------------------------------
Balance at December 31, 2005                                                 471,045         2,367,431
Net Income                                                                   263,838           263,838
Other comprehensive income:
     Change in fixed maturity securities available for sale, net of tax           -             11,901
   Change in foreign currency translation adjustment, net of tax                  -              8,196
                                                                                       -----------------
Total comprehensive income                                                        -            283,935
Dividends declared to FGIC Corp.                                             (20,000)          (20,000)
Amortization of stock options and restricted stock                                -              6,816
                                                                          ------------------------------
Balance at December 31, 2006                                                 714,883      $  2,638,182
                                                                          ==============================

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)



                                                               Year ended    Year ended     Year ended
                                                              December 31,  December 31,   December 31,
                                                                  2006          2005           2004
                                                             --------------------------------------------
Operating activities
Net income                                                     $  263,838     $  206,426    $  170,086
Adjustments to reconcile net income to net cash provided
  by operating activities:
     Amortization of policy acquisition costs deferred             11,486          8,574         2,038
     Policy acquisition costs deferred                            (39,728)       (38,069)      (32,952)
     Depreciation of property and equipment                         1,222            721           164
     Amortization of fixed maturity securities                     33,774         31,504        37,013
     Amortization of short-term investments                           131            481            29
     Net realized gains on investments                               (274)          (101)         (559)
     Stock compensation expense                                     6,816              -             -
     Change in accrued investment income, prepaid
      expenses, foreign deferred tax asset, and other
      assets, net                                                 (14,725)        (8,504)       (5,545)
     Change in realized and unrealized gains on credit
      derivative contracts                                          1,336            167             -
     Change in current income taxes receivable                          -              -           126
     Change in reinsurance recoverable on losses                    1,786           (217)        5,011
     Change in prepaid reinsurance premiums                       (46,072)        (1,344)       14,476
     Change in other reinsurance receivables                            -              -         5,295
     Change in receivable from related parties                      7,056         (8,737)        8,957
     Change in unearned premiums                                  147,589        157,829       124,452
     Change in loss and loss adjustment expenses                  (14,513)        15,631        (1,286)
     Change in ceded reinsurance balances payable and
      accounts payable and accrued expenses and other
      liabilities                                                  10,529          8,923         7,348
     Change in current income taxes payable                        19,678         (6,559)        4,401
     Change in accrued interest expense - variable
     interest entity                                                1,298              -             -
     Change in deferred federal income taxes                       20,878         19,252        12,923
                                                             --------------------------------------------
Net cash provided by operating activities                         412,105        385,977       351,977
                                                             --------------------------------------------

Investing activities
Sales and maturities of fixed maturity securities                 198,186        122,638       284,227
Purchases of fixed maturity securities                           (576,386)      (520,089)     (546,028)
Purchases, sales and maturities of short-term
  investments, net                                                (52,126)       (19,342)     (126,125)
Receivable for securities sold                                          -            (20)          170
Payable for securities purchased                                   10,770         (5,715)        5,715
Purchase of fixed assets                                             (477)        (1,405)       (2,572)
Purchase of investments held by variable interest entity         (750,000)             -             -
                                                             --------------------------------------------
Net cash used in investing activities                          (1,170,033)      (423,933)     (384,613)
                                                             --------------------------------------------

Financing activities
Proceeds from issuance of debt held by variable interest
entity                                                            750,000              -             -
Capital contribution                                                    -         12,211        25,000
Dividends paid                                                    (10,000)             -             -
                                                             --------------------------------------------
Net cash provided by  financing activities                        740,000         12,211        25,000
                                                             --------------------------------------------
Effect of exchange rate changes on cash                             2,814          1,530        (1,717)
                                                             --------------------------------------------
Net decrease in cash and cash equivalents                         (15,114)       (24,215)       (9,353)

Cash and cash equivalents at beginning of period                   45,077         69,292        78,645
                                                             --------------------------------------------
Cash and cash equivalents at end of period                     $   29,963     $   45,077    $   69,292
                                                             ============================================

Supplemental disclosure of cash flow information
Income taxes paid                                              $   47,507     $   49,613    $   40,890
Interest paid - debt held by variable interest entity          $   34,595              -             -

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements


                (Dollars in thousands, except per share amounts)

1. Business and Organization

Financial Guaranty Insurance Company (the "Company" or "FGIC") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

On December 18, 2003, an investor group consisting primarily of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") (collectively, the "Investor Group") completed the acquisition of FGIC Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital") in a transaction valued at approximately $2,200,000 (the "Transaction"). An affiliate of GE Capital owns 2,346 shares, or 100%, of FGIC Corp.'s Senior Participating Mandatorily Convertible Modified Preferred Stock ("Senior Preferred Shares"), with an aggregate liquidation preference of $287,255 as of December 31, 2006, and approximately 5% of FGIC Corp.'s outstanding common stock.

PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2006 and 2005. Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at December 31, 2006 and 2005.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest. All significant intercompany balances have been eliminated.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2005 and 2004 amounts have been reclassified to conform to the 2006 presentation.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

a. Investments

All the Company's fixed maturity securities are classified as available for sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at fair value, which approximates cost.

Bond discounts and premiums are amortized over the remaining terms of the respective securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

c. Premium Revenue Recognition

Direct and assumed premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note
6).

Gross direct and assumed premiums written for the years ended December 31, 2006, 2005, and 2004 include $15,989, $965, and $0, respectively, of assumed premiums written.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on refundings were $41,836, $54,795, and $42,695 for the years ended December 31, 2006, 2005, and 2004, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, premium taxes, ceding commissions paid on assumed policies and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

e. Loss and Loss Adjustment Expense Reserves

Provision for loss and loss adjustment expenses falls into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on specific insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the duration of the anticipated shortfall.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specific impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserves are adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits.

The reserves for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of potential losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. Adjustments of estimates made in prior years may result in additional loss and loss adjustment expenses or a reduction of loss and loss adjustment expenses in the period an adjustment is made.

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation of loss and loss adjustment expenses.

f. Income Taxes

Deferred tax assets and liabilities are recognized to reflect the tax impact attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period in which a change occurs.

g. Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated on a straight-line basis over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

h. Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2006 and 2005, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain (loss) at December 31, 2006 and 2005 was $6,750 and $(1,446), respectively, net of tax (expense) benefit of ($3,580) and $723, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholders' equity.

i. Stock Compensation Plan

FGIC Corp. has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the estimated fair value of the common stock at the date of the grant. Restricted stock awards and units are valued at the estimated fair value of the common stock on the grant date. Prior to January 1, 2006, the Company accounted for grants under this plan under the recognition and measurement provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment ("SFAS No. 123 (R)), using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The Company has estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.

j. Variable Interest Entities

Financial Interpretation No.46-R, Consolidation of Variable Interest Entities ("FIN 46-R"), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

Under FIN 46-R, a VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the relevant transactions and does not believe any such transactions require consolidation or disclosure under FIN 46-R other than as disclosed in Note 10.

k. Derivative Instruments

Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

The Company provides credit default swaps ("CDSs") to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred.

Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

l. New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (the "FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006, with earlier application encouraged if financial statements, including interim financial statements, have not been issued for the period of adoption. The Company has not elected early application, and the interpretation is not expected to have a material impact on the Company's operating results or financial condition.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No. 133, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and addresses issues raised in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. The primary objectives of SFAS No. 155 are: (i) with respect to SFAS No. 133, to address the accounting for beneficial interests in securitized financial assets and (ii) with respect to SFAS No. 140, eliminate a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after January 1, 2007. The Company will adopt SFAS No. 155 on January 1, 2007 and is currently evaluating the implications of SFAS No. 155 on its financial statements. The adoption of SFAS No. 155 is not expected to have a material impact on the Company's operating results or financial condition.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the implications of SFAS No. 157 and its potential impact on the Company's financial statements.

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)



3. Summary of Significant Accounting Policies (continued)

m. Review of Financial Guaranty Industry Accounting Practices

The FASB is drafting a pronouncement to address loss reserving, premium recognition and deferred acquisition costs in the financial guaranty industry. Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No. 60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the pronouncement would be to provide authoritative guidance on accounting for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS No. 133. When the FASB issues a final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's pronouncement may have on the Company's accounting practices.

4. Statutory Accounting Practices

Statutory-basis surplus of the Company at December 31, 2006 and 2005 was $1,130,779 and $1,162,904, respectively. Statutory-basis net income for the years ended December 31, 2006, 2005 and 2004 was $220,519, $192,009 and
$144,100, respectively. The Company's statutory contingency reserves were $1,274,274 and $1,035,397 as of December 31, 2006 and 2005.

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


5. Investments

The amortized cost and fair values of investments classified as fixed maturity securities are as follows:


                                                            Gross           Gross
                                          Amortized      Unrealized      Unrealized
                                            Cost            Gains          Losses        Fair Value
                                       ---------------------------------------------------------------
At December 31, 2006
Available for sale:
Obligations of states and political
   subdivisions                          $ 3,117,989      $  27,105       $   20,879     $ 3,124,215
Asset- and mortgage-backed securities        275,647            814            3,574         272,887
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                  90,978            528            1,655          89,851
Corporate bonds                               87,805             85            1,776          86,114
Debt securities issued by foreign
   governments                                41,426             15              245          41,196
Preferred stock                               13,499              -              755          12,744
                                       ---------------------------------------------------------------
Total fixed maturity securities            3,627,344         28,547           28,884       3,627,007
Short-term investments                       211,749              -               23         211,726
Held to maturity:
Variable interest entity fixed
   maturity securities                       750,000              -                -          750,000
                                       ---------------------------------------------------------------
Total investments                        $ 4,589,093      $  28,547       $   28,907     $ 4,588,733
                                       ===============================================================

                                                            Gross           Gross
                                          Amortized      Unrealized      Unrealized
                                            Cost            Gains          Losses        Fair Value
                                       ---------------------------------------------------------------
At December 31, 2005
 Obligations of states and political
   subdivisions                          $ 2,777,807      $  12,718       $  26,410      $ 2,764,115
 Asset- and mortgage-backed securities       209,148            135           3,490          205,793
 U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                 148,785          1,387           2,036          148,136
 Corporate bonds                              91,422            501           1,486           90,437
 Debt securities issued by foreign
   governments                                30,930            345               5           31,270
 Preferred stock                              19,199            427             639           18,987
                                       ---------------------------------------------------------------
 Total fixed maturity securities           3,277,291         15,513          34,066        3,258,738
 Short-term investments                      159,334              -               -          159,334
                                       ---------------------------------------------------------------
 Total investments                       $ 3,436,625      $  15,513       $  34,066      $ 3,418,072
                                       ===============================================================

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


 5. Investments (continued)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006:


                                               Less Than 12 Months                  12 Months or More
                                      ---------------------------------------------------------------------------------------
                                           Fair     Unrealized  No. of         Fair      Unrealized   No. of        Fair
                                          Value       Losses    Securities     Value       Losses    Securities    Value
                                      ---------------------------------------------------------------------------------------
Obligations of states and               $582,407      $1,971      173      $1,173,894      $18,908      263      $1,756,301
   political subdivisions
Asset- and mortgage-backed
   securities                             54,862         365       13         149,103        3,209       40         203,965
U.S. Treasury securities and
   obligations of U.S.
   government corporations and
   agencies                               11,988          78        5          53,238        1,578       10          65,226
Other                                     54,123         542       73          62,892        1,478       50         117,015
Preferred stock                                -           -        -          12,742          756        1          12,742
                                      ---------------------------------------------------------------------------------------
Total temporarily impaired securities   $703,380      $2,956      264      $1,451,869      $25,929      364      $2,155,249
                                      =======================================================================================


                                          Total
                                      -----------------------
                                       Unrealized   No. of
                                         Losses     Securities
                                      -----------------------
Obligations of states and                  $20,879      436
   political subdivisions
Asset- and mortgage-backed
   securities                                3,574       53
U.S. Treasury securities and
   obligations of U.S.
   government corporations and
   agencies                                  1,656       15
Other                                        2,020      123
Preferred stock                                756        1
                                      -----------------------
Total temporarily impaired securities      $28,885      628
                                      =======================


The unrealized losses in the Company's investments were caused by interest rate increases. The Company has evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a recovery of fair value above amortized cost, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2006.

Investments in fixed maturity securities carried at fair value of $4,456 and $4,625 as of December 31, 2006 and 2005, respectively, were on deposit with various regulatory authorities, as required by law.

The amortized cost and fair values of investments in fixed maturity securities available for sale at December 31, 2006 are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                                            Amortized             Fair
                                              Cost                Value
                                       ----------------------------------------

Due within one year                       $       72,446      $       72,036
Due after one year through five years            746,986             734,423
Due after five years through ten years         1,496,067           1,490,829
Due after ten years                            1,311,845           1,329,719
                                       ----------------------------------------
Total                                     $    3,627,344      $    3,627,007
                                       ========================================

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


5. Investments (continued)

For the years ended December 31, 2006, 2005 and 2004, proceeds from sales of fixed maturity securities, available for sale, were $20,781, $31,380 and $178,030, respectively. For the years ended December 31, 2006, 2005 and 2004, gross gains of $382, $185 and $1,859 respectively, and gross losses of $108, $84 and $1,300, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:


                                                                               Year ended December 31,
                                                             -------------------------------------------------------------
                                                                    2006                2005                 2004
                                                             -------------------------------------------------------------
Income from fixed maturity securities                            $   130,498         $    112,616         $  97,720
Income from short-term investments                                    10,556                6,801             1,450
                                                             -------------------------------------------------------------
Total investment income                                              141,054              119,417            99,170
Investment expenses                                                   (2,579)              (2,345)           (1,461)
                                                             -------------------------------------------------------------
Net investment income                                                138,475              117,072            97,709
Interest income - investments held by variable interest
   entity                                                             35,893                    -                -
                                                             -------------------------------------------------------------
                                                                 $   174,368              117,072            97,709
                                                             =============================================================



As of December 31, 2006, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                                           Fair Value
                                       -------------------

New York                                 $      325,042
Texas                                           281,781
Florida                                         223,742
New Jersey                                      191,543
Illinois                                        186,600
California                                      180,295
Massachusetts                                   155,202
Michigan                                        128,268
                                       -------------------
                                              1,672,473

All other states                              1,389,883
All other investments                           776,377
                                       -------------------
Total investments                        $    3,838,733
                                       ===================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


6. Derivative Instruments

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect revenues as a component of premiums, and to record claims payments, expected claims as loss and loss adjustment expenses, and changes in fair value as "Net realized and unrealized gains (losses) on credit derivative contracts" on the Consolidated Statements of Income. The Company recorded revenue under CDS agreements of $17,095, $3,036 and $0 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, the Company has recorded no losses and loss adjustments expenses related to CDS agreements.

The gains and losses recognized by recording CDS agreements at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on an internally developed model. As of December 31, 2006 and 2005, all fair value prices were determined using an internally developed model. The following table summarizes the realized and unrealized gains (losses) on credit derivative agreements.


                                                                      Year ended December 31,
                                                                 ----------------------------------
                                                                        2006             2005
                                                                 ----------------- ----------------
    Change in unrealized gains                                      $    2,887         $     545
    Change in unrealized losses                                         (4,223)              (712)
    Realized gains                                                       1,843                 -
    Realized losses                                                          -                 -
                                                                 ----------------- ----------------
Net  realized and unrealized gains (losses) on credit               $      507         $     (167)
    derivative contracts
                                                                 ================= ================


The mark-to-market gain and (loss) on the CDS portfolio were $314 and ($1,817) at December 31, 2006, and $545 and ($712) at December 31, 2005, and were recorded in "Other assets" and in "Other liabilities," respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


7. Income Taxes

The Company files a consolidated federal income tax return with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by the Company's Board of Directors and the New York State Insurance Department, and is based upon separate return calculations.

The Company is permitted a tax deduction, subject to certain limitations, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. The Company did not purchase any tax and loss bonds in the year ended December 31, 2006. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds.

The following is a reconciliation of foreign and domestic income taxes computed at the statutory income tax rate and the provision for foreign and domestic income taxes:


                                                                  Year ended December 31,
                                                     ---------------------------------------------------
                                                          2006             2005             2004
                                                     ---------------------------------------------------
              Income taxes computed on income           $   123,500      $   95,037       $   78,932
                before provision for federal income
                taxes, at the statutory income tax
                rate
              State and local income taxes, net of
                Federal income taxes                            756             453              479
              Tax effect of:
                 Tax-exempt interest                        (35,646)        (31,072)         (28,015)
                 Other, net                                     408             690            4,037
                                                     ---------------------------------------------------
              Provision for income taxes                $    89,018      $   65,108       $   55,433
                                                     ===================================================

Following are the foreign and domestic components of provision of income taxes:

                                                                  Year ended December 31,
                                                     ---------------------------------------------------
                                                          2006             2005             2004
                                                     ---------------------------------------------------
              Foreign
                 Current                                $      (383)     $    2,409       $     (983)
                 Deferred                                      (752)         (3,038)               -
               Domestic
                 Current                                     68,278          29,961           43,492
                 Deferred                                    21,875          35,776           12,924
                                                     ---------------------------------------------------
               Total                                    $    89,018      $   65,108       $   55,433
                                                     ===================================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)



7. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2006 and 2005 are presented below:


                                                                          2006               2005
                                                                   --------------------------------------
 Deferred tax assets:
    Tax and loss bonds                                                $      24,375        $   24,375
    Loss and loss adjustment expense reserves                                 3,717             6,180
    AMT credit carryforward                                                       -             7,140
    Property and equipment                                                      125                83
    Deferred compensation                                                     5,222             1,483
    Capital lease                                                             2,591             2,483
    Net operating loss on foreign subsidiaries                                4,228             2,948
    Other                                                                       586               266
                                                                   --------------------------------------
 Total gross deferred tax assets                                             40,844            44,958
                                                                   --------------------------------------

 Deferred tax liabilities:
    Contingency reserves                                                     42,656            42,656
    Unrealized gains on fixed maturity securities
      available for sale                                                     15,734            12,883
    Deferred acquisition costs                                               26,558            19,639
    Premium revenue recognition                                              22,915            10,359
    Profit commission                                                         1,444             1,435
    Unrealized gains on foreign currency                                      3,581               194
    Other                                                                     1,016               255
                                                                   --------------------------------------
 Total gross deferred tax liabilities                                       113,904            87,421
                                                                   --------------------------------------
 Net deferred tax liability                                           $      73,060        $   42,463
                                                                   ======================================

As of December 31, 2006 and 2005, there were gross foreign deferred tax assets of $4,359 and $3,677, respectively, and gross foreign deferred tax liabilities of $868 and $177, respectively. The net operating losses on foreign subsidiaries of $14,094 as of December 31, 2006 were generated by FGIC's United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and, therefore, has not established a valuation allowance at December 31, 2006 and 2005.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


7. Income Taxes (continued)

The Company's consolidated income tax return for the year ended December 31, 2004 is currently under examination by tax authorities. In the opinion of management, adequate provision has been made for any additional taxes that may become due as a result of current or future examinations by tax authorities.

8. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers; to meet internal, rating agency or regulatory single risk limits; to diversify risk; and to manage rating agency and regulatory capital requirements. In 2005 and 2006, the Company arranged reinsurance primarily on a facultative (transaction-by-transaction) basis. During 2006, the Company began arranging reinsurance on a proportional share basis, as well.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In 2004, some of the Company's reinsurers were downgraded by the rating agencies, reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. In connection with such a downgrade, the Company reassumed $4,959 of ceded premiums for the year ended December 31, 2004.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $102,370 at December 31, 2006, and can be drawn on in the event of default by the reinsurer.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)

8. Reinsurance (continued)

Reinsurance decreased the following balances recorded in the consolidated statements of income as follows:

                                             Year ended December 31,
                                    ------------------------------------------
                                      2006             2005        2004
                                    ------------------------------------------

Net premiums earned                 $  28,324   $   25,921       $   24,173
Loss and loss adjustment expenses       1,722          217           4,759

9. Loss and Loss Adjustment Reserves

Activity in the reserves for loss and loss adjustment expenses is summarized as follows:

                                            Year ended December 31,
                                    --------------------------------------------
                                        2006           2005         2004
                                    --------------------------------------------
Case reserves                         $ 33,328      $ 15,700      $ 18,900
Watchlist reserves                      21,484        23,481        21,567
                                    --------------------------------------------
Balance at beginning of period          54,812        39,181        40,467
Less reinsurance recoverable            (3,271)       (3,054)       (8,065)
                                    --------------------------------------------
Net balance                             51,541        36,127        32,402
                                    --------------------------------------------
Incurred related to:
  Current period                             -        23,985        11,756
  Prior periods                         (8,700)       (5,479)       (5,834)
                                    --------------------------------------------
Total incurred                          (8,700)       18,506         5,922
                                    --------------------------------------------

Paid related to:

  Current period                             -        (1,993)            -
  Prior periods                         (4,027)       (1,099)       (2,197)
                                    --------------------------------------------
Total paid                              (4,027)       (3,092)       (2,197)
                                    --------------------------------------------

Net balance                             38,814        51,541        36,127
Plus reinsurance recoverable             1,485         3,271         3,054

Case reserves                           28,558        33,328        15,700
Watchlist reserves                      11,741        21,484        23,481
                                    --------------------------------------------
Balance at end of period              $ 40,299      $ 54,812      $ 39,181
                                    ============================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


9. Loss and Loss Adjustment Expenses (continued)

Case reserves were discounted at interest rates of approximately 4.6% and 4.5% in 2006 and 2005, respectively. The amount of the discount at December 31, 2006 and 2005 was $6,369 and $15,015, respectively.

At December 31, 2005, the Company had insured public finance obligations located in the City of New Orleans and the immediately surrounding areas and an investor-owned utility in New Orleans that were impacted by Hurricane Katrina. During the year ended December 31, 2006, incurred loss expense consisted primarily of the release of reserves on certain obligations impacted by Hurricane Katrina due to the improved financial condition of these credits and activity related to several structured finance transactions. During the year ended December 31, 2005, incurred loss expense consisted primarily of the establishment of reserves on obligations impacted by Hurricane Katrina and incurred expense related to several structured finance transactions. Loss and loss adjustment expense included (benefit) expense of $(7,919) and $20,093 related to obligations impacted by Hurricane Katrina for the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006 and 2005 loss reserves and reinsurance recoverables included $8,967 and $255 and $21,833 and $1,740, respectively, related to obligations impacted by Hurricane Katrina. Loss reserves at December 31, 2006 and 2005 were based on management's assessment that the associated insured obligations have experienced impairment due to diminished revenue sources. Given the unprecedented nature of the events and the magnitude of damage in the affected areas related to Hurricane Katrina, the loss reserves were necessarily based upon estimates and subjective judgments about the outcomes of future events. The loss reserves were adjusted as additional information was available.

The Company paid no claims related to insured public finance obligations impacted by Hurricane Katrina during the year ended December 31, 2006. During the year ended December 31, 2005, the Company paid claims totaling $4,855 related to the insured public finance obligations and was fully reimbursed for these claims payments in 2005.

During the years ended December 31, 2006 and 2005, the Company paid claims totaling $4,216 and $1,055, respectively, related to the investor-owned utility impacted by Hurricane Katrina and received reimbursements of $796 in 2006, for these claims payments. For the years ended December 31, 2006 and 2005, the Company paid loss adjustment expenses for professional fees totaling $1,835 and $748, respectively, related to the investor-owned utility and received reimbursements of $1,792 for these expenses in 2006. The Company has not recorded a potential recovery for paid claims and loss adjustment expenses that have not been reimbursed as of December 31, 2006.

During the year ended December 31, 2004, the increase in incurred loss and loss adjustment expense related to several structured finance transactions of one particular issuer.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


10. Variable Interest Entities

FIN 46-R provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of its expected losses or receive the majority of its expected residual returns. A VIE must be consolidated by its primary beneficiary, which is the party that has a majority of the VIE's expected losses or a majority of its expected residual returns, or both.

Additionally, FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of 2006, the Company consolidated a VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves. This third-party VIE had assets of $750,000 and an equal amount of liabilities at December 31, 2006, which are shown under "Assets - Variable interest entity fixed maturity securities, held to maturity at amortized cost" and "Liabilities - Variable interest entity floating rate notes," respectively, on the Company's consolidated balance sheet at December 31, 2006. In addition, accrued investment income includes $1,298 related to the VIE's fixed income maturity securities, and the corresponding liability is shown under "Accrued investment expense-variable interest entity" on the Company's consolidated balance sheet at December 31, 2006. Although the third-party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy provided to the VIE. The Company has evaluated its other structured finance transactions and does not believe any of the third-party entities involved in these transactions requires consolidation or disclosure under FIN 46-R. Interest income and expense of $35,893 and $35,893, respectively, were recognized in the year ended December 31, 2006 on the assets and liabilities of the VIE and are included on the Consolidated Statements of Income in "Interest income - investments held by variable interest entity" and "Interest expense - debt held by variable interest entity," respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


10. Variable Interest Entities (continued)

The Company has entered into agreements providing for the issuance of contingent preferred trust securities by a group of special purpose trusts. Each trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company that obligates the trusts, at the Company's discretion, to purchase Perpetual Preferred Stock of the Company. The purpose of this arrangement is to provide capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts.

11. Related Party Transactions

The Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio, and telecommunication service charges. Approximately $179 in expenses were incurred during the year ended December 31, 2004 related to such agreements and are reflected in the accompanying consolidated financial statements. No expenses were incurred during the years 2006 and 2005.

The Company is party to a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures and computer hardware and software used by the Company (see Note 19).

In 2004, the Company entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that the Company previously had with GE Capital, had an initial term of eight years. The Company paid GE Capital $1,132 under this agreement for the year ended December 31, 2004. This agreement was terminated by the Company in July 2004 and was replaced by a new soft capital facility (see Note 16).

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)

11. Related Party Transactions (continued)

FGIC Corp. is party to transaction fee and monitoring fee agreements with the members of the Investor Group. Pursuant to these agreements, an affiliate of each member of the Investor Group received its pro rata portion of an aggregate transaction fee equal to $25,000. In addition, each of the members of the Investor Group will receive, in exchange for providing certain financial advisory services on behalf of FGIC Corp., its pro rata share of an aggregate $5,000 annual monitoring fee. FGIC Corp. may defer paying the monitoring fee in certain circumstances and did elect to defer in the period between December 18, 2003 and September 30, 2005. During 2005, FGIC Corp. paid the members of the Investor Group an aggregate of $10,192 in payment of the monitoring fee covering the period from December 18, 2003 through December 31, 2005. During 2006, FGIC Corp. paid the members of the Investor Group an aggregate of $3,789 for the monitoring fee covering the year ended December 31, 2006. As of December 31, 2006, FGIC Corp. had $1,211 payable to the Investor Group for the monitoring fee covering the year ended December 31, 2006. Pursuant to the transaction fee and monitoring fee agreements, FGIC Corp. has agreed to indemnify the members of the Investor Group and their respective affiliates and other related parties for losses relating to the transaction fee and monitoring fee agreements.

The Company insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $2, $3 and $6 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006 and 2005, principal outstanding on these deals before reinsurance was $5,667 and $6,142, respectively.

During 2006, the Company, in the normal course of operations, has entered into reinsurance transactions with PMI Guaranty Co. and PMI Mortgage Insurance Co., which are both wholly-owned subsidiaries of PMI. For the years ended December 31, 2006 and 2005, ceded premiums written were $4,041 and $582, respectively, and ceding commission income was $578 and $114, respectively. Accounts payable due to these subsidiaries were $1,283 and $102 at December 31, 2006 and 2005, respectively.

The Company, in the normal course of operations, has entered into reinsurance transactions with RAM Reinsurance Company Ltd ("RAM Re"), which is 24% owned by PMI. For the years ended December 31, 2006 and 2005, ceded premiums written for these transactions were $9,824 and $4,582, respectively, and ceding commission income was $2,929 and $1,369, respectively. Accounts payable due to RAM Re were $91 and $3 at December 31, 2006 and 2005, respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


11. Related Party Transactions (continued)

Cypress, a member of the Investor Group, is reported to own approximately 15% of Scottish Re Group Limited ("Scottish Re"). During 2006, the Company entered into a structured finance transaction and assumed a structured finance transaction in which subsidiaries of Scottish Re were involved. Neither transaction involves
(a) a guaranty by the Company of any obligation of Scottish Re, or (b) the payment of any fees or other amounts between the Company and Scottish Re. As of December 31, 2006, there were no amounts due to or from Scottish Re. Gross premiums written and premiums earned of $699 and $637, respectively, are reflected in the Consolidated Statements of Income for the year ended December 31, 2006.

The Company believes that the terms of the transactions involving GE Capital, PMI subsidiaries, RAM Re and Scottish Re described above were substantially identical to comparable transactions between unaffiliated parties.

12. Compensation Plans

Since January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2006, up to $15 for employees under age 50, plus an additional "catch up" contribution of up to $5 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $4,255, $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company also offers a non-qualified deferred compensation plan for certain employees whose cash compensation equals or exceeds the cap under the 401(k) Plan. These employees may defer up to 100% of their pre-tax incentive compensation to a future date and accumulate tax-deferred earnings on this compensation. The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $827, $583 and $470 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.

13. Stock Compensation Plan

Employees of the Company may receive stock-based compensation under a FGIC Corp. incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. Prior to January 1, 2006, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

No stock-based employee compensation cost related to stock options was recognized in the Consolidated Statements of Income for the years ended December 31, 2005 and 2004, as all options granted through that date had an exercise price equal to the fair value of the underlying common stock on the date of grant. For grants of restricted stock units, unearned compensation, equivalent to the estimated fair value of the common stock at the date of grant, was recorded as a separate component of stockholders' equity and subsequently amortized to compensation expense over the vesting period.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The Company estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R) effective January 1, 2006, the Company's income before income taxes and net income for the year ended December 31, 2006 were impacted as follows:

                                                       Year ended
                                                    December 31, 2006
                                                 -----------------------
       Income before income taxes                    $    (6,816)

          Income tax benefit                               2,386
                                                 ------------------------
      Net income                                     $    (4,430)
                                                 ========================

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to stock options granted during the years ended December 31, 2005 and 2004. For purposes of this pro forma disclosure, the value of the stock options is amortized to expense over the stock options' vesting periods.

                                                      Year ended
                                                       December 31,
                                                    2005               2004
                                        --------------------------------------
Net income, as reported                    $      190,466      $    156,880

    Stock option compensation expense
    determined under fair
    value-based method, net of tax                 (2,109)           (1,200)
                                        --------------------------------------

Pro forma net income                       $      188,357      $    155,680
                                        ======================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

A summary of option activity for the years ended December 31, 2006, 2005 and 2004 is as follows:


                                               Number of Shares   Weighted Average
                                                  Subject to         Exercise
                                                   Options        Price per Share
                                              ----------------- --------------------
    Balance at December 31, 2003:                    93,373          $    840
                                              ================= ====================
        Granted                                        22,017               752
        Exercised                                           -                 -
        Forfeited                                      (1,237)              746
        Expired                                             -                 -
                                              ----------------- --------------------
    Balance at December 31, 2004:                     114,153               824
                                              ----------------- --------------------
        Granted                                        27,145               711
        Exercised                                           -                 -
        Forfeited                                      (1,876)              685
        Expired                                             -                 -
                                              ----------------- --------------------
    Balance at December 31, 2005:                     139,422               804
                                              ----------------- --------------------
        Granted                                        38,113               850
        Exercised                                           -                 -
        Forfeited                                      (6,504)              776
        Expired                                             -                 -
                                              ----------------- --------------------
    Balance at December 31, 2006:                     171,031         $     815
                                              ----------------- --------------------
    Shares  subject to  options  exercisable
    at:
    December 31, 2006                                  72,585         $     818
    December 31, 2005                                  42,630         $     840
    December 31, 2004                                  22,831         $     824


Exercise prices for the stock options outstanding at December 31, 2006 range from $600 to $1,080 per share. At December 31, 2006, the weighted average remaining contractual life of the outstanding options was approximately seven years. Stock options granted in 2006 vest ratably over four years and expire seven years from the date of grant. All stock options granted prior to December 31, 2005 vest ratably over five years and expire ten years from the date of grant.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

The weighted average per share fair value of the stock options granted during the years ended December 31, 2006, 2005 and 2004 was $238.00, $211.94, and
$48.21, respectively, estimated at the date of grant, using the Black-Scholes-Merton option valuation model based on the following assumptions:

                                        Year ended December 31,
                             -------------------------------------------------
                                2006              2005            2004
                             ------------- ------------------- ---------------

     Expected life              4 Years          5 Years          5 Years
     Risk-free interest rate      4.46%           3.691%           4.021%
     Volatility factor            25.0%            25.0%            25.0%
     Dividend yield                   -                -                -

The total fair value of stock options granted during the years ended December 31, 2006, 2005 and 2004 was approximately $9,071, $5,753 and $1,100, respectively.

As of December 31, 2006, there was $5,584 of total unrecognized compensation cost related to unvested stock options granted. These costs are expected to be recognized through April 30, 2010.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

Restricted Stock Units
The Company recorded $880 and $45 in compensation expense related to the grant of restricted stock units for the years ended December 31, 2006 and 2005, respectively. A summary of restricted stock units is as follows:

                                                                Weighted
                                                              Average Grant
                                               Shares        Date Fair Value
                                          ----------------- ------------------
      Balance at December 31, 2003:              -                        -
          Granted                               200                     600
          Delivered                              -                        -
          Forfeited                              -                        -
                                          ----------------- ------------------
      Balance at December 31, 2004:             200           $         600
                                          ----------------- ------------------
          Granted                                37                     710
          Delivered                              -                        -
          Forfeited                              -                        -
                                          ----------------- ------------------
      Balance at December  31, 2005:            237                     617
                                          ----------------- ------------------
          Granted                              3,275                    850
          Delivered                            (237)                    617
          Forfeited                            (213)                    850
                                          ----------------- ------------------
      Balance at December  31, 2006:           3,062                    850
                                          ----------------- ------------------

As of December 31, 2006 there was $1,451 of total unrecognized compensation cost related to unvested restricted stock units granted. These costs are expected to be recognized through January 31, 2009.

14. Dividends

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) the Company's statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2006, 2005, and 2004 and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the preceding twelve-month period, without the prior approval of the New York State Superintendent of Insurance.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


14. Dividends (continued)

During the year ended December 31, 2006, the Company declared dividends to FGIC Corp. totaling $20,000 on its common stock and paid dividends of $10,000 to FGIC Corp., which owns all of the Company's common stock. During the years ended December 31, 2005 and 2004, the Company did not declare nor pay dividends to FGIC Corp.

15.  Revolving Credit Facility

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions. In connection with the facility, $150 in syndication costs were prepaid and will be amortized into expense over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

16. Preferred Trust Securities

On July 19, 2004, the Company entered into a $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This facility replaced a $300,000 "soft capital" facility previously provided by GE Capital. Under the 2004 facility, each of six separate Delaware trusts (the "Trusts"), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company's discretion, to purchase perpetual Preferred Stock of the Company.

In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses, which is included in "Other operating expenses" for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,432, $1,806, and $905 for the years ended December 31, 2006, 2005, and 2004, respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments

(a)  Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

Short-Term Investments: Short-term investments are carried at fair value, which approximates cost.

Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

The estimated fair values of the Company's financial instruments at December 31, 2006 and 2005 were as follows:


                                                  2006                       2005
                                        ------------------------------------------------------
                                          Carrying       Fair       Carrying        Fair
                                           Amount        Value       Amount         Value
                                        ------------------------------------------------------
Financial assets:
   Cash on hand and in-demand accounts   $    29,963  $   29,963   $    45,077   $   45,077
   Short-term investments                    211,726     211,726       159,334      159,334
   Fixed maturity securities,
     available for sale                    3,627,007   3,627,007     3,258,738    3,258,738
   Variable interest entity fixed
     maturity securities, held to
     maturity                                750,000     750,000             -            -


Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,176,823 compared to a carrying value of $1,243,530 as of December 31, 2006, and $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments (continued)

As of December 31, 2006 and 2005, the net present value of future installment premiums was approximately $630,831 and $393,000, respectively, both discounted at 5%.

Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)   Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance.

Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection, such as insurance or over-collateralization.

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for the term of the issue by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate and/or government debt and consumer receivables.

As of December 31, 2006, the Company's total outstanding principal insured was $299,889,266, net of reinsurance of $29,888,237. The Company's insured portfolio as of December 31, 2006 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company's principal insured outstanding, net of reinsurance. The insured portfolio includes exposure executed in the form of a credit derivative. The principal written in the form of credit derivatives was $25,888,996 at December 31, 2006.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments (continued)

As of December 31, 2006, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                                        Net Principal
                                                         Outstanding
                                                    ----------------------
     Municipal:
       Tax-supported                                   $    134,917,574
       Utility revenue                                       35,337,159
       Transportation                                        24,501,099
       Education                                             10,259,116
       Health Care                                            6,495,630
       Investor-owned utilities                               4,825,029
       Housing                                                1,582,963
        Other                                                 1,417,555
     Non-municipal and international                         80,553,141
                                                    ----------------------
     Total                                             $    299,889,266
                                                    ======================

As of December 31, 2006, the composition of principal insured ceded to reinsurers was as follows:

                                                       Ceded Principal
                                                         Outstanding
                                                    -----------------------
     Reinsurer:
       Radian Asset Assurance Inc.                     $      9,104,883
       Assured Guaranty Corp                                  5,634,737
       BluePoint RE                                           3,933,256
       Assured Guaranty Re Ltd.                               3,167,811
       RAM Reinsurance Company Ltd.                           2,637,039
       Other                                                  5,410,511
                                                    -----------------------
     Total                                             $     29,888,237
                                                    =======================

The Company did not have recoverables in excess of 3% of stockholders' equity from any single reinsurer.

The Company's insured gross and net principal and interest outstanding was $519,514,036 and $468,625,903, respectively, as of December 31, 2006.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments (continued)

FGIC is authorized to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at December 31, 2006 by state, net of reinsurance, was as follows:

                                                   Net Principal
                                                   Outstanding
                                              ----------------------

     California                                 $     35,178,629
     New York                                         22,327,210
     Florida                                          15,617,186
     Pennsylvania                                     14,525,136
     Texas                                            12,799,320
     Illinois                                         11,957,490
     New Jersey                                       10,150,268
     Michigan                                          8,685,038
     Ohio                                              7,056,980
     Arizona                                           6,556,683
                                              ----------------------

     All other states                                 74,482,184
     Mortgage and asset-backed                        67,980,672
     International                                    12,572,470
                                              ----------------------
     Total                                      $    299,889,266
                                               ======================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


18. Commitments and Contingencies

Lease Obligations

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2006, 2005 and 2004 was $4,319, $3,631, and $3,070 respectively. Future payments associated with these leases are as follows as of December 31, 2006:

                                                         Operating Lease
                                                        Commitment
                                                          Amount
                                                  ------------------------
      Year:
         2007                                        $       3,740
         2008                                                4,841
         2009                                                5,980
         2010                                                6,013
         2011                                                6,109
         2012 and thereafter                      52,170
                                                  ------------------------
      Total minimum future rental payments           $      78,853
                                                  ========================

In connection with the Transaction, the Company entered into a capital lease with an affiliate of GE Capital, covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows as of December 31, 2006:

                                                       Capital Lease
                                                        Commitment
                                                          Amount
                                                  ------------------------
      Year ending December 31:
         2007                                             1,545
         2008                                             1,391
         2009                                               265
      Total                                               3,201
      Less interest                                         258
                                                  ------------------------
      Present value of minimum lease payments     $       2,943
                                                  ========================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


18. Commitments and Contingencies (continued)

Justice Department Subpoena

On November 15, 2006, FGIC received a grand jury subpoena from the Antitrust Division of the U.S. Department of Justice. Based upon press reports, FGIC believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts ("Municipal GICs") and that several other companies (including other financial guarantors) received similar subpoenas.

Until December 18, 2003, FGIC was affiliated with certain companies (the "Former Affiliates") that provided Municipal GICs; however, at no time did FGIC provide program insurance for Municipal GICs. The Former Affiliates remained a part of GE Capital after the Transaction, and all obligations under the outstanding Municipal GICs remained with the Former Affiliates.

The subpoena contains no allegations or statements concerning FGIC's activities or business practices, and FGIC is not aware of any such allegations. FGIC has complied with all requests of the Justice Department and intends to continue to cooperate fully with the investigation.

19. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the years ended December 31, 2006, 2005 and 2004 are as follows:



                                                                 Year ended December 31, 2006
                                                        -----------------------------------------------
                                                              Before                        Net of
                                                               Tax                            Tax
                                                              Amount         Tax             Amount
                                                        -----------------------------------------------
Unrealized holding gains arising during the year           $  18,583      $  (6,504)     $   12,079
Less reclassification adjustment for gains realized
   in net income                                                (274)            96            (178)
                                                        -----------------------------------------------
Unrealized gains on investments                               18,309         (6,408)         11,901
Foreign currency translation adjustment                       11,583         (3,387)          8,196
                                                        -----------------------------------------------
Total other comprehensive income                           $  29,892      $  (9,795)     $   20,097
                                                        ===============================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


19. Comprehensive Income (continued)


                                                                Year ended December 31, 2005
                                                          ------------------------------------------
                                                             Before         Tax          Net of
                                                              Tax                          Tax
                                                             Amount                      Amount
                                                          ------------------------------------------
Unrealized holding losses arising during the year           $  (36,050)   $  12,566      $ (23,484)
Less reclassification adjustment for gains realized
   in net income                                                  (101)          35            (66)
                                                          ------------------------------------------
Unrealized losses on investments                               (36,151)      12,601        (23,550)
Foreign currency translation adjustment                         (8,454)       2,922         (5,532)
                                                          ------------------------------------------
Total other comprehensive loss                              $  (44,605)   $  15,523      $ (29,082)
                                                          ==========================================


                                                                Year ended December 31, 2004
                                                          ------------------------------------------
                                                             Before         Tax          Net of
                                                              Tax                          Tax
                                                             Amount                      Amount
                                                          ------------------------------------------

Unrealized holding gains arising during the year            $  14,928     $  (5,225)     $   9,703
Less reclassification adjustment for gains realized
   in net income                                                 (559)          196           (363)
                                                          ------------------------------------------
Unrealized gains on investments                                14,369        (5,029)         9,340
Foreign currency translation adjustment                         6,286        (2,200)         4,086
                                                          ------------------------------------------
Total other comprehensive income                            $  20,655     $  (7,229)     $  13,426
                                                          ==========================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


20. Quarterly Financial Information (Unaudited)

                                                      Three months ended
                                     -----------------------------------------------------   Year ended
                                         March 31,    June 30,    September   December 31,   December 31,
                                           2006        2006       30, 2006       2006           2006
                                     ---------------------------------------------------------------------
Gross premiums written                  $ 89,281    $163,260     $  85,030   $  103,660     $  441,231
Net premiums written                      82,585      134,373       66,590       83,266        366,814
Net premiums earned                       59,464       71,845       62,738       72,410        266,457
Net investment income and net
    realized gains                        32,319       34,038       35,803       36,315        138,475
Interest income-investments held by
    variable interest entity               4,937        9,658       10,033       11,265         35,893
Other income and net realized and
   unrealized gains (expense) on
   credit derivative products                308          (48)       1,596          740          2,596
Total revenues                            97,028      115,493      110,170      120,730        443,421
Losses and loss adjustment expenses       (1,933)        (265)         520       (7,022)        (8,700)
Interest expense - debt held by
    variable interest entity               4,937        9,658       10,033       11,265         35,893
Income before taxes                       77,573       90,732       85,119       99,432        352,856
Net income                                58,711       67,211       63,563       74,353        263,838

                                                        Three months ended
                                     ---------------------------------------------------------  Year ended
                                         March 31,     June 30,      September   December 31,   December 31,
                                          2005           2005          2005         2005           2005
                                     ----------------------------------------------------------------------
Gross premiums written                   $84,404       $131,335       $96,787      $97,676      $410,202
Net premiums written                      82,609        113,305        92,331       92,809       381,054
Net premiums earned                       52,633         61,907        54,794       55,235       224,569
Net investment income and net
realized gains                            27,558         28,389        30,117       31,109       117,173
Other income (expense)                       426             90           402         (323)          595
Total revenues                            80,617         90,386        85,313       86,021       342,337
Losses and loss adjustment expenses       (2,611)        (3,066)       20,693        3,490        18,506
Income before taxes                       71,100         81,377        48,783       70,274       271,534
Net income                                53,306         59,992        39,407       53,721       206,426

CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

March 31, 2007

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                                 March 31, 2007




                                    Contents

Consolidated Balance Sheets at March 31, 2007 (Unaudited)
   and December 31, 2006...................................................    1
Consolidated Statements of Income for the Three Months Ended
   March 31, 2007 and 2006 (Unaudited).....................................    2
Consolidated Statements of Cash Flows for the Three Months Ended
   March 31, 2007 and 2006 (Unaudited).....................................    3
Notes to Financial Statements (Unaudited)..................................    4

              Financial Guaranty Insurance Company and Subsidiaries


                           Consolidated Balance Sheets
                (Dollars in thousands, except per share amounts)


                                                                            March 31,        December 31,
                                                                              2007               2006
                                                                       --------------------------------------
                                                                           (Unaudited)
Assets
Fixed maturity securities, available for sale, at fair value
   (amortized cost of  $3,657,228 in 2007 and $3,627,344 in 2006)          $ 3,654,316        $ 3,627,007
Variable interest entity fixed maturity securities, held to maturity
   at amortized cost                                                           750,000            750,000
Short-term investments                                                         160,769            211,726
                                                                       --------------------------------------
Total investments                                                            4,565,085          4,588,733

Cash and cash equivalents                                                      100,290             29,963
Accrued investment income                                                       51,546             49,843
Reinsurance recoverable on losses                                                1,183              1,485
Prepaid reinsurance premiums                                                   161,249            156,708
Policy acquisition costs deferred, net                                         103,427             93,170
Receivable from related parties                                                  1,958              2,483
Property and equipment, net of accumulated depreciation of $2,426 in
   2007 and  $2,107 in 2006                                                      2,472              2,617
Foreign deferred tax asset                                                       3,708              3,491
Prepaid expenses and other assets                                               21,994             17,589
                                                                       --------------------------------------
Total assets                                                               $ 5,012,912        $ 4,946,082
                                                                       ======================================


Liabilities and stockholder's equity
Liabilities:
    Unearned premiums                                                      $ 1,366,529       $ 1,347,592
    Losses and loss adjustment expense reserves                                 41,355            40,299
    Ceded reinsurance balances payable                                           6,729             7,524
    Accounts payable and accrued expenses and other liabilities                 25,559            43,405
    Payable for securities purchased                                                 -            10,770
    Variable interest entity floating rate notes                               750,000           750,000
    Accrued interest expense  - variable interest entity                         1,310             1,298
    Capital lease obligations                                                    2,988             2,941
    Current income taxes payable                                                30,057            17,520
    Deferred income taxes                                                       79,224            76,551
    Dividends payable                                                                -            10,000
                                                                       --------------------------------------
Total liabilities                                                            2,303,751         2,307,900
                                                                       --------------------------------------


Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares authorized,
     issued and outstanding                                                     15,000            15,000
   Additional paid-in capital                                                1,903,893         1,901,799
   Accumulated other comprehensive income, net of tax                            5,022             6,500
   Retained earnings                                                           785,246           714,883
                                                                       --------------------------------------
Total stockholder's equity                                                   2,709,161   2,638,182
                                                                       --------------------------------------
Total liabilities and stockholder's equity                                 $ 5,012,912       $ 4,946,082
                                                                       ======================================

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income
                                   (Unaudited)

                             (Dollars in thousands)


                                                                  Three months ended
                                                                      March 31,
                                                                2007              2006
                                                          -----------------------------------
Revenues:
   Gross direct and assumed premiums written                      $ 103,175 $       89,281

   Ceded premiums written                                          (12,195)        (6,423)
                                                          -----------------------------------
   Net premiums written                                              90,980         82,858
   Change in net unearned premiums                                 (14,397)       (23,394)
                                                          -----------------------------------
   Net premiums earned                                               76,583         59,464

   Net investment income                                             37,400         32,319
   Interest income - investments held by variable
     interest entity                                                 11,357          4,937
   Net realized gains                                                   261              -
   Net realized and unrealized gains (losses) on credit
    derivative contracts                                                462          (228)
   Other income                                                         412            536
                                                          -----------------------------------
Total revenues                                                      126,475         97,028
                                                          -----------------------------------

Expenses:
   Losses and loss adjustment expenses                                1,182        (1,933)
   Underwriting expenses                                             28,387         24,117
   Policy acquisition cost deferred, net                           (13,973)       (12,513)
   Amortization of policy acquisition costs deferred                  3,783          3,192
   Interest expense - debt held by variable interest
     entity                                                          11,357          4,937
   Other operating expenses                                             396          1,655
                                                          -----------------------------------
Total expenses                                                       31,132         19,455
                                                          -----------------------------------

Income before income tax expense                                     95,343         77,573

Income tax expense                                                   24,982         18,862
                                                          -----------------------------------
Net income                                                          $70,361        $58,711
                                                          ===================================


See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)

                                                                              Three months ended
                                                                                   March 31,
                                                                            2007               2006
                                                                     --------------------------------------
Operating activities
Net income                                                                $   70,361        $    58,711
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Amortization of policy acquisition costs deferred                         3,783              3,192
     Policy acquisition costs deferred                                       (13,973)           (12,513)
     Depreciation of property and equipment                                      319                266
     Amortization of fixed maturity securities                                 8,681              8,314
     Amortization of short-term investments                                       73                 28
     Net realized gains on investments                                          (261)                 -
     Stock compensation expense                                                2,087              1,476
     Change in accrued investment income, prepaid expenses and
       other assets, foreign deferred tax asset and accrued
       interest expense, net                                                  (6,194)           (11,251)
     Change in net realized and unrealized gains (losses) on credit
       derivative contracts                                                     (462)               228
     Change in reinsurance recoverable on losses                                 302                931
     Change in prepaid reinsurance premiums                                   (4,541)            (1,910)
     Change in unearned premiums                                              18,969             25,434
     Change in losses and loss adjustment expense reserves                     1,056             (4,584)
     Change in receivable from related parties                                   525              9,539
     Change in ceded reinsurance balances payable and accounts
       payable and accrued expenses and other liabilities                    (18,270)           (12,763)
     Change in current federal income taxes receivable                             -              2,158
     Change in current income taxes payable                                   12,537             16,585
     Change in deferred income taxes                                           3,552                110
                                                                     --------------------------------------
Net cash provided by operating activities                                     78,544             83,951
                                                                     --------------------------------------

Investing activities
Sales and maturities of fixed maturity securities                             61,386             34,741
Purchases of fixed maturity securities                                       (99,606)          (120,095)
Purchases, sales and maturities of short-term investments, net                50,866              7,528
Change in receivable for securities sold                                          20                  -
Change in payable for securities purchased                                   (10,770)            19,366
Purchases of fixed assets                                                       (168)               (24)
Purchase of investments held by variable interest entity                           -           (750,000)
                                                                     --------------------------------------
Net cash provided by (used in) investing activities                            1,728           (808,484)
                                                                     --------------------------------------

Financing activities
Proceeds from issuance of debt held by variable interest entity                    -            750,000
Dividends paid to FGIC Corp                                                  (10,000)                 -
                                                                     --------------------------------------
Net cash (used in) provided by financing activities                          (10,000)           750,000
                                                                     --------------------------------------

Effect of exchange rate changes on cash                                           55                175
                                                                     --------------------------------------

Net increase in cash and cash equivalents                                     70,327             25,642
Cash and cash equivalents at beginning of period                              29,963             45,077
                                                                     --------------------------------------
Cash and cash equivalents at end of period                               $   100,290        $    70,719
                                                                     ======================================
See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                                   (Unaudited)


                (Dollars in thousands, except per share amounts)

1. Business and Organization

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest. All significant intercompany balances have been eliminated.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three-month period ended March 31, 2007 are not necessarily indicative of results that may be expected for the year ending December 31, 2007. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2006, including the accompanying notes.

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


3. Review of Financial Guaranty Industry Accounting Practices

On April 18, 2007, the Financial Accounting Standards Board ("FASB") issued an Exposure Draft of a Proposed Statement of Financial Accounting Standards entitled Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60. The proposed statement addresses accounting for loss reserving, premium recognition and additional disclosures regarding financial guaranty insurance contracts. Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No. 60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the proposed statement is to provide authoritative guidance on accounting for financial guaranty contracts that are not accounted for as derivative contracts under SFAS No. 133. The final pronouncement is expected to be issued later in 2007, and will be effective for financial statements issued for fiscal years beginning after December 15, 2007. Upon the issuance of the final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and disclosures.

4. New Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006. The Company adopted the provisions of FIN 48 on January 1, 2007. (See note 7.)

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No. 133 and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and addresses issues raised in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. The primary objectives of SFAS No. 155 are: (i) with respect to SFAS No. 133, to address accounting for beneficial interests in securitized financial assets and (ii) with respect to SFAS No. 140, eliminate a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after January 1, 2007. The Company adopted SFAS No. 155 on January 1, 2007.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


4. New Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the implications of SFAS No. 157 and its potential impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 does not require any new fair value measurements. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the implications of SFAS No. 159 and its potential impact on the Company's financial statements.

5. Premium Refundings

Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is called or legally defeased by the issuer prior to stated maturity. Premiums earned on refundings for the three months ended March 31, 2007 and 2006 were $15,072 and $7,311, respectively.

6. Loss and Loss Adjustment Expense Reserves

Loss reserves and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcomes of future events, and actual results will likely differ from these estimates. At March 31, 2007, the Company had case reserves of $28,409, credit watchlist reserves of $11,417 and an unallocated loss adjustment expense reserve of $1,529. At December 31, 2006, the Company had case reserves of $27,029, credit watchlist reserves of $11,741 and an unallocated loss adjustment expense reserve of $1,529.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


7. Income Taxes

The Company file consolidated U.S. federal tax return with FGIC Corp. The Company also files separate returns in various state and foreign jurisdictions. The Company is not subject to U.S. federal, state and local, and non-U.S. income tax examinations by tax authorities for years before 2003.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), on January 1, 2007. The Company's liability for unrecognized tax benefits was not impacted as a result of the adoption of FIN 48.

As of March 31, 2007, the balance of unrecognized tax benefits included in current income taxes payable was $19,658, of which $6,242 related to tax positions for which the ultimate deductibility is certain but for which there is uncertainty as to the timing of deductibility. A disallowance as to the timing of recognition of these tax positions would not result in a change to the annual effective tax rate but would accelerate the payment of cash to the taxing authority. Interest and penalties on any disallowance would also affect the annual effective tax rate.

The Company recognizes interest accrued related to unrecognized tax benefits in tax expense. During the three months ended March 31, 2007 and 2006, the Company recognized approximately $536 and $0, respectively, in tax expense related to interest and penalties. The Company had approximately $536 and $0 accrued for the payment of interest and penalties at March 31, 2007 and December 31, 2006, respectively, which is included as a component of the balance of unrecognized tax benefits.

In the second quarter of 2006, the Internal Revenue Service (IRS) commenced an examination of the Company's consolidated U.S. income tax returns for 2003 through 2004. The examination is expected to be completed by the end of 2007. As of March 31, 2007, the balance of unrecognized tax benefits relating to the years under examination is $5,354. The Company anticipates recognizing this tax benefit upon completion of the IRS examination.

The Company's U.S. federal effective corporate tax rate of 26.2% and 24.3% for the three months ended March 31, 2007 and 2006, respectively was less than the statutory corporate tax of 35%, primarily due to the tax-exempt interest received on investments.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)



8. Reinsurance

Net premiums earned are shown net of ceded premiums earned of $7,847 and $4,868 for the three months ended March 31, 2007 and 2006, respectively.

9. Derivative Instruments

The Company provides credit default swaps ("CDSs") to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect revenues as a component of premiums, and to record claims payments, expected claims as loss and loss adjustment expenses, and changes in fair value as "Net realized and unrealized gains (losses) on credit derivative contracts" on the Consolidated Statements of Income. The Company recorded net earned premium under these agreements of $5,707 and $4,235 for the three months ended March 31, 2007 and 2006, respectively.

The gains and losses recognized by recording CDS agreements at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on an internally developed model.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


9. Derivative Instruments (continued)

As of March 31, 2007 and 2006, all fair value prices were determined using an internally developed model. The following table summarizes the realized and unrealized gains (losses) on credit derivative agreements.

                                                                           March 31,
                                                                 ------------------------------
                                                                      2007           2006
                                                                 --------------- --------------
    Change in unrealized gains (losses)                             $    462       $    (774)
    Realized gains                                                         -             546
                                                                 --------------- --------------
    Net realized and unrealized gains (losses) on credit
    derivative contracts                                            $    462       $    (228)
                                                                 =============== ==============


The mark-to-market gain and (loss) on the CDS portfolio were $450 and ($1,491) at March 31, 2007 and $314 and ($1,817) at December 31, 2006 and were recorded in other assets and in other liabilities, respectively.

10. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities, foreign currency translation adjustments, and amortization of the realized gain on the interest rate lock. The components of total comprehensive income for the three months ended March 31, 2007 and 2006 were as follows:

                                               Three Months Ended
                                                    March 31,
                                              2007            2006
                                        -------------------------------
Net Income                                 $  70,361     $  58,711
Other comprehensive loss                      (1,478)      (20,153)
                                        -------------------------------
Total comprehensive income                 $  68,883     $  38,558
                                        ===============================

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


10. Comprehensive Income (continued)

The components of other comprehensive loss for the three months ended March 31, 2007 and 2006 were as follows:

                                                                 Three Months Ended March 31, 2007
                                                        -----------------------------------------------------
                                                             Before                             Net of
                                                              Tax                                 Tax
                                                             Amount             Tax             Amount
                                                        -----------------------------------------------------
Unrealized holding losses arising during the period         $(2,761)            $ 966             $(1,795)
Less reclassification adjustment for gains realized
   in net income                                                261               (91)                170
                                                        -----------------------------------------------------
Unrealized losses on investments                             (2,500)              875              (1,625)
Foreign currency translation adjustment                         226               (79)                147
                                                        -----------------------------------------------------
Total other comprehensive loss                              $(2,274)            $ 796             $(1,478)
                                                        =====================================================


                                                                Three Months Ended March 31, 2006
                                                        ----------------------------------------------------
                                                            Before                             Net of
                                                             Tax                                 Tax
                                                            Amount             Tax             Amount
                                                        ----------------------------------------------------


Unrealized holding losses arising during the period      $(31,497)           $ 11,022            $(20,475)

Foreign currency translation adjustment                       494                (172)                322
                                                        -----------------------------------------------------
 Total other comprehensive loss                          $(31,003)           $ 10,850            $(20,153)
                                                        =====================================================